 Exhibit (a)(1)(A)
U.S. OFFER TO PURCHASE FOR CASH
Any and All Outstanding Common Shares, no par value per share, held by U.S. holders
and
Any and All Outstanding American Depositary Shares, each of which represents one-third of one Common Share, held by all holders, wherever located,
of
BANCO ITAÚ CHILE
(formerly known as ITAÚ CORPBANCA)
at
8,500.00 Chilean Pesos Per Common Share (payable in U.S. dollars)
and
2,833.3333 Chilean Pesos Per American Depositary Share
(each representing one-third of one Common Share) (payable in U.S. dollars)
by
ITB HOLDING BRASIL PARTICIPAÇÕES LTDA.,
an indirect wholly owned subsidiary
of
ITAÚ UNIBANCO HOLDING S.A.
THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:30 P.M., NEW YORK CITY TIME, ON JULY 5, 2023, UNLESS THE U.S. OFFER IS EXTENDED.
ITB Holding Brasil Participações Ltda., a limited liability company organized under the laws of the Federative Republic of Brazil (“Purchaser”), and an indirect wholly owned subsidiary of Itaú Unibanco Holding S.A., a company organized under the laws of the Federative Republic of Brazil (“IUH”), is offering to purchase:
(1)   any and all outstanding common shares, no par value per share (the “Common Shares”), of Banco Itaú Chile (formerly known as Itaú Corpbanca), a publicly-traded special banking corporation (sociedad anónima especial bancaria) organized under the laws of the Republic of Chile (the “Company”), held by U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), which defines a U.S. holder as “any security holder resident in the United States”); and
(2)   any and all outstanding American Depositary Shares (each of which represents one-third of one Common Share) (the “ADSs,” and together with the Common Shares, the “Shares”), held by holders, wherever located, in each case, other than any Shares owned directly or indirectly by IUH and/or its affiliates, for 8,500.00 Chilean pesos in cash per Common Share and 2,833.3333 Chilean pesos in cash per ADS (together, the “U.S. Offer Price”), without interest and less (i) any applicable brokerage fees and commissions and (ii) applicable withholding taxes, upon the terms and subject to the conditions set forth in this U.S. Offer to Purchase and other related materials, including the form of acceptance for the Common Shares (the “Common Share Acceptance Form”), the letter of transmittal for ADSs (the “ADS Letter of Transmittal”) and the notice of “guaranteed delivery” for the ADSs (the “ADS Notice of Guaranteed Delivery”) which, together with any amendments or supplements thereto, collectively constitute the “U.S. Offer.”
The U.S. Offer Price for Shares accepted for payment pursuant to the U.S. Offer will be paid to holders of Shares in U.S. dollars, less the amount of any fees or commissions, expenses and withholding taxes that may be applicable to such holders. The U.S. Offer Price paid to holders of Shares will be converted into U.S. dollars based on the Observed Exchange Rate (as defined below), published by the Central Bank of Chile (Banco Central de Chile) in the Official Gazette of Chile two Chilean business days immediately prior to the

Settlement Date (as defined below). All payments to holders of Shares tendered pursuant to the U.S. Offer will be rounded to the nearest whole U.S. cent. The U.S.$/Ch$ exchange rate as published by the Central Bank of Chile in the Official Gazette of Chile on June 2, 2023, was U.S.$1.00 = Ch$804.60.
The ADSs have been issued under a facility created pursuant to that certain amended and restated deposit agreement by and among the Company, The Bank of New York Mellon, acting as depositary (the “ADS Depositary”), and all holders from time to time of ADSs issued thereunder (such deposit agreement, as amended from time to time, the “Deposit Agreement”). The ADSs may be evidenced by American Depositary Receipts (“ADRs”).
The procedures for tendering Shares in the U.S. Offer differ depending on whether you hold Common Shares or ADSs and if you hold your ADSs directly or through an intermediary. You should follow the applicable instructions set forth under “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer” of this U.S. Offer to Purchase.
This U.S. Offer to Purchase relates to the U.S. Offer and is being sent to all holders of Common Shares that are residents of the United States and to all holders of ADSs, wherever located. Purchaser is making a concurrent all cash tender offer in Chile, directed to holders of Common Shares, but not holders of ADSs (the “Chilean Offer,” and together with the U.S. Offer, the “Offers”), pursuant to other offering documents published in Chile. Non-U.S. holders will not be permitted to tender their Common Shares in the U.S. Offer. ADSs (whether or not held by U.S. holders) may only be tendered in the U.S. Offer. ADSs may not be tendered in the Chilean Offer. However, holders of ADSs may surrender their ADSs and obtain delivery of the underlying Common Shares registered in the name of that holder and tender such Common Shares into the Chilean Offer. The price offered for Common Shares in the Chilean Offer is the same on a per Common Share basis as the U.S. Offer Price, payable in Chilean pesos under the terms described in the prospectus relating to the Chilean Offer.
Holders tendering in the U.S. Offer will have withdrawal rights until the Expiration Date and may have withdrawal rights thereafter if withdrawal rights are required to be reinstated in accordance with applicable law. See “The U.S. Offer — Section 2. Acceptance for Payment and Payment for Shares” and “— Section 4. Withdrawal Rights” of this U.S. Offer to Purchase.
The obligation of Purchaser to accept for payment and pay for Common Shares held by U.S. holders and ADSs held by all holders, in each case validly tendered (and not properly withdrawn) in the U.S. Offer is subject to the satisfaction or waiver of certain conditions. See “The U.S. Offer — Section 11. Conditions to the U.S. Offer” of this U.S. Offer to Purchase (the “U.S. Offer Conditions”). Purchaser expressly reserves the right to amend or waive any U.S. Offer Condition, in whole or in part or from time to time, in its sole discretion subject to applicable law. The U.S. Offer is not subject to any financing or minimum tender condition.
This U.S. Offer to Purchase, the Common Share Acceptance Form, the ADS Letter of Transmittal, the ADS Notice of Guaranteed Delivery and other relevant materials, as applicable, will be mailed by Purchaser to (i) the record holders of ADSs whose names appear on the list of record holders of ADSs maintained by the ADS Depositary, (ii) any U.S. holders of Common Shares whose names appear on the list of shareholders and any security position listing provided by the Company to Purchaser for the purpose of disseminating the U.S. Offer to U.S. holders of Common Shares and (iii) brokers or other securities intermediaries and similar persons whose names, or the names of whose nominees, appear on shareholder lists or, if applicable, who are listed as participants in the security position listing of The Depository Trust Company (“DTC”) or any other available security position listing, as applicable, for subsequent transmittal to the beneficial owners of ADSs and the beneficial owners of Common Shares that are U.S. holders. Purchaser will also mail this U.S. Offer to Purchase, the Common Share Acceptance Form, the ADS Letter of Transmittal, the ADS Notice of Guaranteed Delivery and other relevant materials to any registered or beneficial owners of ADSs, and any registered or beneficial owners of Common Shares that are U.S. holders, that request a copy of the U.S. Offer materials.
Purchaser intends to conduct the U.S. Offer in compliance with the applicable regulatory requirements in the United States, including the applicable requirements of Regulations 14D and 14E under the Exchange Act. Purchaser is relying on the “Tier II” exemption under the Exchange Act in respect of the U.S. Offer.

The “Tier II” exemption provides partial relief from the applicability of Exchange Act rules governing third party tender offers involving the securities of a foreign private issuer if greater than 10% but no more than 40% of the subject class of securities are held by U.S. holders. In determining that the “Tier II” exemption applies to the U.S. Offer, Purchaser has determined the percentage of outstanding shares held by U.S. holders in accordance with Instruction 2 to Rules 14d-1(c) and (d) under the Exchange Act.
The U.S. Offer commenced on June 6, 2023, and will expire at 5:30 p.m., New York City time, on July 5, 2023, unless the U.S. Offer is extended as set forth in this U.S. Offer to Purchase (the latest time and date at which the U.S. Offer will expire is referred to as the “Expiration Date”). The Chilean Offer is expected to commence and expire on the same date and at the same time as the U.S. Offer. In the event that the Chilean Offer is extended beyond July 5, 2023, for any reason, Purchaser intends to also extend the U.S. Offer so that the U.S. Offer tender period coincides with the tender offer period for the Chilean Offer.
THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY STATE SECURITIES COMMISSION, THE CHILEAN FINANCIAL MARKET COMMISSION (COMISIÓN PARA EL MERCADO FINANCIERO) (THE “CMF”) OR THE SECURITIES REGULATORY AUTHORITIES OF ANY OTHER JURISDICTION, NOR HAS THE SEC, ANY STATE SECURITIES COMMISSION, THE CMF OR THE SECURITIES REGULATORY AUTHORITIES OF ANY OTHER JURISDICTION PASSED UPON THE MERITS OR FAIRNESS OF SUCH TRANSACTION NOR UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
The distribution of this U.S. Offer to Purchase may, in some jurisdictions, be restricted by law. This U.S. Offer to Purchase is not an offer to purchase securities and is not a solicitation of an offer to sell securities, nor shall there be any sale or purchase of securities pursuant hereto, in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful.
You may contact Itau BBA USA Securities, Inc. (the “Dealer Manager”) with questions regarding the terms of the U.S. Offer or Morrow Sodali International LLC (the “Information Agent”) with questions regarding how to tender or to request additional copies of this U.S. Offer to Purchase, the accompanying Common Share Acceptance Form, the ADS Letter of Transmittal, the ADS Notice of Guaranteed Delivery or other related materials, in each case at their respective addresses and telephone numbers set forth on the back cover of this U.S. Offer to Purchase. You may also contact your broker, dealer, commercial bank, trust company or other securities intermediary, or obtain copies of these materials for free on the website maintained by the SEC at http://www.sec.gov.
This U.S. Offer to Purchase, the Common Share Acceptance Form, the ADS Letter of Transmittal, the ADS Notice of Guaranteed Delivery and other related materials contain important information, and you should carefully read each document in its entirety before deciding whether to tender your Shares into the U.S. Offer.
The date of this U.S. Offer to Purchase is June 6, 2023.
The Dealer Manager for the U.S. Offer is:
ITAU BBA USA SECURITIES, INC.
540 Madison Avenue, 23rd Floor
New York, New York 10022
United States
Attention: Adam Cherry
Phone Number: +1 (646) 421-3063
Attention: George Costa e Silva
Phone Number: +55 (11) 99542-2196

The Information Agent for the U.S. Offer is:
MORROW SODALI INTERNATIONAL LLC
509 Madison Avenue New York, NY 10022
Shareholders and All Others Call:
(800) 662-5200 (Toll-Free in North America)
+1 (203) 658-9400 (outside North America)
Email: itau.itcb@morrowsodali.com

IMPORTANT
If you wish to tender all or any portion of your Shares in the U.S. Offer, this is what you must do:
Tenders by U.S. Holders of Common Shares.   If you or your securities intermediary holds Common Shares in book-entry form through the Depósito Central de Valores S.A., Depósito de Valores (“DCV”) and you wish to tender those Common Shares in the U.S. Offer, you must tender your Common Shares through a broker, dealer, commercial bank, trust company or other securities intermediary to The Bank of New York Mellon (the “U.S. Tender Agent”), to be received by the U.S. Tender Agent by the Expiration Date, by instructing your broker, dealer, commercial bank, trust company or other securities intermediary to deliver those Common Shares to the U.S. Tender Agent’s Chilean custodian using the following information:
Banco Itaú Chile
DCV Sub account 71607100
Account Name: The Bank of New York Mellon ADRs
BIC ITAUCLRM
PSET DCVVCLRMXXX
Reference: Delivery for U.S. tender offer
By order of: [stating the name and U.S. address of the beneficial owner of the Common Shares]
In addition, you must complete and sign the enclosed Common Share Acceptance Form and return it together with all other required documentation to the U.S. Tender Agent. You must ensure that your broker, dealer, commercial bank, trust company or other securities intermediary receives your instructions and any required documentation sufficiently in advance of the Expiration Date so that it can effect such deposit and tender on your behalf prior to the Expiration Date and you must pay any fees or commissions charged by such broker, dealer, commercial bank, trust company or other securities intermediary to make such deposit or tender.
If you or your securities intermediary holds Common Shares in certificated form and you wish to tender those Common Shares in the U.S. Offer, you will first have to deposit those Common Shares with a broker, dealer, commercial bank, trust company or other securities intermediary in an account at the DCV and then follow the instructions set out in the paragraph above.
If you are NOT a U.S. holder, you may not tender your Common Shares into the U.S. Offer, but you may tender your Common Shares into the Chilean Offer. If you are a U.S. holder, you may tender your Common Shares into the U.S. Offer or the Chilean Offer.
Tenders by Holders of ADSs.   If you are a holder of ADSs, regardless of where you are located, and if you wish to tender all or any portion of your ADSs in the U.S. Offer, you should follow the procedures below, as applicable.
1.   If you are a registered holder of certificated ADSs evidenced by American Depositary Receipts (“ADRs”), you must properly complete and duly execute the enclosed ADS Letter of Transmittal, which is also available from the Information Agent, and all other documents required by the ADS Letter of Transmittal, and you should timely submit these documents bearing your original signature, together with your ADRs evidencing the ADSs that you wish to tender to the U.S. Tender Agent, at the address set forth on the back cover of this U.S. Offer to Purchase, such that the U.S. Tender Agent receives these documents before 5:30 p.m., New York City time, on the Expiration Date. Note that, in some circumstances, your signature on the ADS Letter of Transmittal or the signature of an endorser of the tendered ADRs must be guaranteed under the Securities Transfer Agents Medallion Program (STAMP), the NYSE Medallion Signature Program (SEMP) or the Stock Exchange Medallion Program (a signature guarantee of that kind, a “Medallion Guarantee”);
2.   If you are a registered holder of uncertificated ADSs on the books of the ADS Depositary, you must properly complete and duly execute the enclosed ADS Letter of Transmittal, which is also available from the Information Agent, and deliver it bearing your original signature, together with all other documents required by the ADS Letter of Transmittal to the U.S. Tender Agent, at the address set forth on the back cover of this U.S. Offer to Purchase, such that the U.S. Tender Agent receives these documents before 5:30 p.m., New York City time, on the Expiration Date. Note that, in some circumstances, your signature on the ADS Letter of Transmittal must be guaranteed by a Medallion Guarantee;
3.   If you hold ADSs through a broker, dealer, commercial bank, trust company or other securities intermediary, you must contact such securities intermediary and have such securities intermediary tender your ADSs on your behalf through DTC. In order for a book-entry transfer to constitute a valid tender of your ADSs in the U.S. Offer, the ADSs must be tendered by your securities intermediary before 5:30 p.m., New York City time, on the Expiration Date. Further, before 5:30 p.m., New York City time, on the Expiration Date, the U.S. Tender Agent must receive (a) a confirmation of such tender of the ADSs and (b) a message transmitted by DTC which forms part of a book-entry confirmation and states that DTC has received an express acknowledgment from the participant tendering the ADSs that are the subject of such book-entry confirmation stating that such participant has received, and agrees to be bound by, the terms of this U.S. Offer to Purchase and the ADS Letter of Transmittal, and that Purchaser may enforce such agreement against such participant. DTC, participants in DTC and other securities intermediaries are likely to establish cut-off times and dates that are earlier than 5:30 p.m., New York City time, on the Expiration Date for receipt of instructions to tender ADSs. Note that if your ADSs are held through a broker, dealer, commercial bank, trust company or other securities intermediary and such securities intermediary tenders your ADSs as instructed by you, your securities intermediary may charge you a transaction or service fee. You should consult your securities intermediary to determine the cut-off time and date applicable to you, and whether you will be charged any transaction or service fee.
Any holder of ADSs who desires to tender ADSs and whose ADRs evidencing such ADSs are not immediately available, or who cannot comply with the procedures for book-entry transfer described in this U.S. Offer to Purchase on a timely basis, may tender such ADSs by following the procedures for guaranteed delivery set forth in “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer” of this U.S. Offer to Purchase.
Do NOT send any ADRs evidencing ADSs, the ADS Letter of Transmittal, the ADS Notice of Guaranteed Delivery or any related documents to Purchaser, the Dealer Manager, the Information Agent or the ADS Depositary.
Settlement of the U.S. Offer Price.   Although the U.S. Offer Price for Common Shares and ADSs is denominated in Chilean pesos, the U.S. Offer Price for the Common Shares and the ADSs accepted for payment pursuant to the U.S. Offer will be paid to holders of Common Shares and ADSs in U.S. dollars and will be distributed, less the amount of any fees or commissions, expenses and withholding taxes that may be applicable to such holders. The U.S. Offer Price paid to holders of Common Shares and ADSs will be converted into U.S. dollars based on the Observed Exchange Rate (as defined below), published by the Central Bank of Chile (Banco Central de Chile) in the Official Gazette of Chile two Chilean business days immediately prior to the Settlement Date. All payments to tendering holders of Common Shares and ADSs pursuant to the U.S. Offer will be rounded to the nearest whole U.S. cent.
On the third Chilean calendar day after the expiration date for the Chilean Offer, Purchaser will publish an advertisement in two Chilean newspapers, El Líbero and El Mostrador, announcing the results of the Offers. All payments for Shares accepted for purchase pursuant to the Offers will be made within four Chilean business days following the announcement of the results of the Offers (the date of such payment, the “Settlement Date”).
In this document, references to “U.S. dollars,” “U.S.$” or “dollars” are to U.S. currency and references to “Chilean pesos,” “pesos” or “Ch$” are to Chilean currency.
In this document, references to “Observed Exchange Rate” are to the daily average dollar-to-peso exchange rate at which commercial banks and financial institutions conducted authorized exchange transactions in Chile during the immediately preceding banking business day, as calculated by the Central Bank of Chile and published in the Official Gazette of Chile, pursuant to No. 1 of Title VII of Chapter I of the International Exchange Rules Compendium of the Central Bank of Chile. All translations in this U.S. Offer to Purchase of certain Chilean peso amounts into U.S. dollars at the Observed Exchange Rate are only accurate as of the date referenced thereof, are solely for the convenience of the reader and should not be construed as representations that the Chilean peso amounts actually represent such U.S. dollar amounts, that they could be converted into U.S. dollars at the rate indicated, or that any payments in U.S. dollars pursuant to this U.S. Offer to Purchase shall be made at any Observed Exchange Rate disclosed herein.
For more information about the procedures for tendering your Common Shares or ADSs in the U.S. Offer, see “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer” of this U.S. Offer to Purchase.

You may contact the Dealer Manager with questions regarding the terms of the U.S. Offer or the Information Agent with questions regarding how to tender or to request additional copies of this U.S. Offer to Purchase, the accompanying Common Share Acceptance Form, the ADS Letter of Transmittal, the ADS Notice of Guaranteed Delivery or other related materials, in each case at their respective addresses and telephone numbers set forth on the back cover of this U.S. Offer to Purchase. You may also contact your broker, dealer, commercial bank, trust company or other securities intermediary, or obtain copies of these materials for free on the website maintained by the SEC at www.sec.gov.

Schedule I
Information About the Directors and Executive Officers of Purchaser and IUH, and Each Person Controlling Purchaser and IUH

SUMMARY TERM SHEET
You are urged to read carefully, in its entirety, each of this offer to purchase (together with any amendments or supplements hereto, the “U.S. Offer to Purchase”), the accompanying form of acceptance for Common Shares (together with any amendments or supplements thereto, the “Common Share Acceptance Form”), the accompanying letter of transmittal for ADSs (together with any amendments or supplements thereto, the “ADS Letter of Transmittal,” the accompanying notice of “guaranteed delivery” for the ADSs (together with any amendments or supplements thereto, the “ADS Notice of Guaranteed Delivery”) and other related materials, as each may be amended or supplemented from time to time, which, collectively constitute the “U.S. Offer”). The information contained herein is a summary only and is not meant to be a substitute for the more detailed descriptions and information contained elsewhere in this U.S. Offer to Purchase, in the Common Share Acceptance Form, in the ADS Letter of Transmittal and in the ADS Notice of Guaranteed Delivery.
Unless otherwise indicated, all references in this U.S. Offer to Purchase to “we,” “our” or “us” refer to Purchaser (as defined below). The information concerning the Company (as defined below) contained herein and elsewhere in this U.S. Offer to Purchase has been taken from or is based upon publicly available documents or records of the Company on file with and freely available from the U.S. Securities and Exchange Commission (“SEC”), or other public sources at the time of filing of this U.S. Offer to Purchase. None of IUH, Purchaser or the Dealer Manager has independently verified the accuracy or completeness of such information.
Purchaser:	ITB Holding Brasil Participações Ltda., a limited liability company organized under the laws of the Federative Republic of Brazil (“Purchaser”). Purchaser is an indirect wholly owned subsidiary of Itaú Unibanco Holding S.A., a company organized under the laws of the Federative Republic of Brazil (“IUH”). See “The U.S. Offer — Section 8. Certain Information Concerning IUH and Purchaser” in this U.S. Offer to Purchase.
Dual Offer Structure:	Purchaser is offering to purchase through concurrent tender offers in the U.S. and in Chile, for the same price and on substantially the same terms, (1) any and all outstanding common shares, no par value per share (the “Common Shares”), of Banco Itaú Chile (formerly known as Itaú Corpbanca), a publicly-traded special banking corporation (sociedad anónima especial bancaria) organized under the laws of the Republic of Chile (the “Company”); and (2) any and all outstanding American Depositary Shares (each of which represents one-third of one Common Share) of the Company (the “ADSs,” and together with the Common Shares, the “Shares”), in each case other than any Shares owned directly or indirectly by IUH and/or its affiliates.
The U.S. Offer:
The U.S. Offer is directed to:
   (1)   all U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), which defines a U.S. holder as “any security holder resident in the United States”) of Common Shares; and
(2)   all holders of ADSs, wherever located.

The Chilean Offer:	The Chilean Offer is directed to all holders of Common Shares, but not holders of ADSs. Non-U.S. holders will not be permitted to tender their Common Shares in the U.S. Offer but may tender their Common Shares into the Chilean Offer. ADSs (whether or not held by U.S. holders) may only be tendered in the U.S. Offer. However, holders of ADSs may surrender their ADSs and obtain delivery of the underlying Common Shares registered in the name of that holder and tender such Common Shares into the Chilean Offer.

i

U.S. Offer Price:	8,500.00 Chilean pesos in cash per Common Share (which is equivalent to approximately U.S.$10.56 based on an exchange rate of Ch$804.60 per U.S$1.00, the exchange rate between Chilean pesos and U.S. dollars published by the Central Bank of Chile in the Official Gazette of Chile on June 2, 2023) and 2,833.3333 Chilean pesos in cash per ADS (which is equivalent to approximately U.S.$3.52 based on an exchange rate of Ch$804.60 per U.S$1.00, the exchange rate between Chilean pesos and U.S. dollars published by the Central Bank of Chile in the Official Gazette of Chile on June 2, 2023), in each case validly tendered and not withdrawn, in each case payable in U.S. dollars without interest and less (1) any applicable brokerage fees and commissions and (2) applicable withholding taxes, upon the terms and subject to the conditions set forth in this U.S. Offer to Purchase and other related materials, including the Common Share Acceptance Form, the ADS Letter of Transmittal and the ADS Notice of Guaranteed Delivery.
The price offered for Common Shares in the Chilean Offer is the same on a per Common Share basis as the U.S. Offer Price, payable in Chilean pesos under the terms described in the prospectus relating to the Chilean Offer.
Settlement of the U.S. Offer Price:	The U.S. Offer Price for Shares accepted for payment pursuant to the U.S. Offer will be settled in U.S. dollars and will be paid to holders of Shares, less the amount of any fees or commission, expenses and withholding taxes that may be applicable to such holders. The U.S. Offer Price paid to holders of Shares will be converted into U.S. dollars based on the Observed Exchange Rate (as defined below), published by the Central Bank of Chile in the Official Gazette of Chile two Chilean business days immediately prior to the Settlement Date (as defined below). All payments to tendering holders of Common Shares and ADSs pursuant to the U.S. Offer will be rounded to the nearest whole U.S. cent. On the third Chilean calendar day after the expiration date for the Chilean Offer, Purchaser will publish an advertisement in two Chilean newspapers, El Líbero and El Mostrador, announcing the results of the Offers. All payments for Shares accepted for purchase pursuant to the Offers will be made within four Chilean business days following the announcement of the results of the Offers (the date of such payment, the “Settlement Date”).
Conditions:	The Offers are subject to the same conditions. Neither the U.S. Offer nor the Chilean Offer is conditioned upon the tender of a minimum number of Common Shares (including Common Shares represented by ADSs) or upon the receipt of any financing. However, our obligation to purchase Shares in the U.S. Offer is subject to the other conditions set forth in “The U.S. Offer ― Section 11. Conditions to the U.S. Offer.” We will not be required to accept or pay for any Shares that have been tendered pursuant to the U.S. Offer if certain events or circumstances set forth in this U.S. Offer to Purchase shall have occurred and are continuing (and have not been waived by us), subject to Rule 14e-1(c) under the Exchange Act, which requires that we must pay the consideration offered for the Shares tendered promptly or return the Shares promptly after termination or withdrawal of the U.S. Offer.
Expiration Date:	The U.S. Offer will expire at 5:30 p.m., New York City time, on July 5, 2023, unless the U.S. Offer is extended (the latest time and date at which the U.S. Offer will expire is referred to as the “Expiration Date”). See “The U.S. Offer — Section 1. Terms of the U.S. Offer.”

Procedures for Participating in the U.S. Offer:	The procedures for tendering Shares in the U.S. Offer differ depending on whether you hold Common Shares or ADSs and if you hold your ADSs directly or through an intermediary. See “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer.”
The distribution of this U.S. Offer to Purchase and related materials may, in some jurisdictions, be restricted by law. This U.S. Offer to Purchase is not an offer to purchase securities and is not a solicitation of an offer to sell securities, nor shall there be any sale or purchase of securities pursuant hereto, in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful.
You may contact the Dealer Manager with questions regarding the terms of the U.S. Offer or the Information Agent with questions regarding how to tender or to request additional copies of this U.S. Offer to Purchase, the accompanying Common Share Acceptance Form, the ADS Letter of Transmittal, the ADS Notice of Guaranteed Delivery or other related materials, in each case at their respective addresses and telephone numbers set forth on the back cover of this U.S. Offer to Purchase. You may also contact your broker, dealer, commercial bank, trust company or other securities intermediary, or obtain copies of these materials for free on the website maintained by the SEC at http://www.sec.gov.

Questions and Answers
Below we have provided answers to questions that you may have as a holder of ADSs or a U.S. holder of Common Shares. Information in this Questions and Answers section is not complete and additional important information is contained elsewhere in this U.S. Offer to Purchase, the Common Share Acceptance Form, the ADS Letter of Transmittal and the ADS Notice of Guaranteed Delivery, each of which we urge you to read carefully in its entirety before you make any decision with respect to the U.S. Offer.
Who is offering to buy my Shares?
Purchaser is ITB Holding Brasil Participações Ltda., a limited liability company organized under the laws of the Federative Republic of Brazil (“Purchaser”), and an indirect wholly owned subsidiary of Itaú Unibanco Holding S.A., a company organized under the laws of the Federative Republic of Brazil (“IUH”).
Purchaser is a holding company that holds equity ownership in financial and non-financial institutions. Its corporate purpose comprises: (i) investing in legal entities in Brazil and abroad and (ii) in general, coordinating the operational activities of such entities, through studies, analyses, and suggestions relating to the operational policy and expansion project and mobilization of resources that such entities might need.
IUH is a company organized under the laws of the Federative Republic of Brazil. IUH is a financial holding company operating mainly in Latin America. IUH’s common shares and preferred shares are listed for trading on the São Paulo Stock Exchange, and its preferred shares are listed for trading (in the form of ADSs) on the NYSE.
As of the date of this U.S. Offer to Purchase, IUH, Purchaser and its subsidiaries own an aggregate of 141,961,520 Common Shares representing approximately 65.62% of the issued and outstanding Common Shares (including Common Shares represented by ADSs) of the Company. With such shareholding, IUH and Purchaser have the ability to approve the election of a majority of the members of the Company’s board of directors and have the ability to determine the outcome of certain other actions requiring the approval of the Company’s shareholders, including whether dividends are to be paid in excess of the legal minimum which amounts to 30% of the Company’s earnings (to the extent it does not exceed certain capital ratios) and the amount of such dividends, subject to compliance with legal and regulatory requirements of obtaining the CMF’s approval in order to materialize certain of such actions and the obligation of the Company to comply at all times with capital ratios, as applicable.
See “The U.S. Offer — Section 8. Certain Information Concerning IUH and Purchaser.”
Why is Purchaser making the Offers?
Purchaser is making the Offers to acquire up to all of the outstanding Common Shares (including Common Shares represented by ADSs) not owned directly or indirectly by IUH and/or its affiliates, which comprise 74,379,229 outstanding Common Shares (including Common Shares represented by ADSs), representing approximately 34.38% of the Company’s outstanding share capital.
See “Special Factors — Section 2. Purpose of and Reasons for the U.S. Offer; Plans for the Company After the U.S. Offer.”
Who can participate in the U.S. Offer?
The U.S. Offer is open to all holders of Common Shares that are U.S. holders within the meaning of Rule 14d-1(d) under the Exchange Act, which defines a U.S. holder as “any security holder resident in the United States” and to all holders of ADSs, wherever located. Holders of Common Shares who are not U.S. holders will not be permitted to tender their Common Shares into the U.S. Offer.
See “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer.”
Is Purchaser conducting another tender offer to acquire Common Shares concurrent with the U.S. Offer?
Yes, in addition to the U.S. Offer, Purchaser is conducting a concurrent tender offer under applicable Chilean laws and regulations that is open to all holders of Common Shares (including U.S. holders). All holders of Common Shares may tender their Common Shares into the Chilean Offer. Holders of ADSs may not tender into the Chilean Offer but may surrender their ADSs and obtain delivery of the underlying Common Shares registered in the name of that holder and tender such Common Shares into the Chilean Offer.
See “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer.”
Why is there a separate Chilean Offer?
The Company is a publicly traded special-banking corporation (sociedad anónima especial bancaria) organized under the laws of the Republic of Chile. The ADSs and the Common Shares underlying the ADSs are registered under the Exchange Act and the ADSs are listed on the New York Stock Exchange (the “NYSE”). The Common Shares are listed on the Santiago Stock Exchange (Bolsa de Comercio de Santiago) and the Chile Electronic Exchange (Bolsa Electrónica de Chile) (together, the “Chilean Stock Exchanges”). U.S. and Chilean law both require that tender offers comply with their respective rules and regulations. Because the U.S. and Chilean laws relating to tender offers are different, we are making two separate offers.
The U.S. Offer will be conducted in accordance with U.S. federal securities laws, including the applicable requirements of Regulation 14D and Regulation 14E promulgated under the Exchange Act. Purchaser is relying on the “Tier II” exemption under the Exchange Act in respect of the U.S. Offer. The “Tier II” exemption provides partial relief from the applicability of Exchange Act rules governing third party tender offers involving the securities of a foreign private issuer, such as the Company, if greater than 10% but no more than 40% of the subject class of securities are held by U.S. holders. In determining that the “Tier II” exemption applies to the U.S. Offer, Purchaser has determined the percentage of outstanding shares held by U.S. holders in accordance with Instruction 2 to Rules 14d-1(c) and (d) under the Exchange Act.
The Chilean Offer will be conducted in accordance with Law No. 18,045, the Chilean Securities Market Act (the “Chilean Securities Act”) and CMF regulations.
What is the difference between the U.S. Offer and the Chilean Offer?
The U.S. Offer and the Chilean Offer have substantially the same terms and conditions.
Although the terms and conditions of the U.S. Offer and the Chilean Offer are substantially the same, because of differences in law and market practice between the United States and Chile, the rights of tendering holders pursuant to the U.S. Offer and the Chilean Offer are not identical. Under Chilean law, the initial offering period of the Chilean Offer must be 30 calendar days. The Chilean Offer may then be extended one time for a period of between 5 to 15 calendar days. Thus, the maximum time period that the Chilean Offer can remain open is 45 calendar days. Under U.S. tender offer regulations, a tender offer must remain open for at least 20 business days, but there is no maximum time limit. Under some circumstances (such as a change in the price offered per share or other material change in the terms of the U.S. Offer), U.S. tender offer regulations may require an extension of the expiration date of the U.S. Offer to a date later than such 45th day. Chilean laws governing the withdrawal rights of tendering holders also are different from U.S. laws governing such rights. U.S. holders of Common Shares who participate in the Chilean Offer will receive payment for their tendered Common Shares in the form of Chilean pesos.
In addition, the Chilean Offer is subject to different disclosure requirements pursuant to applicable Chilean law. The Chilean Offer disclosure consists of (i) a notice of commencement of the Chilean Offer, published in Chile in at least two national newspapers one day prior to tender offer commencement, (ii) a prospectus that must be made available from the date of publication of the notice of commencement of the Chilean Offer and during the Chilean Offer period and (iii) on the third day following the expiration of the Chilean Offer period (including any extension thereof), Purchaser must publish the results of the Chilean Offer in the same newspapers in which the notice of commencement was originally published.
U.S. holders of Common Shares who participate in the Chilean Offer will not be afforded the same protections under the Exchange Act as holders that participate in the U.S. Offer.

v

See “Special Factors — Section 9. Risks of Tendering Common Shares in the Chilean Offer Instead of the U.S. Offer.”
How much are you offering to pay? What is the form of payment?
Purchaser is offering 8,500.00 Chilean pesos in cash per Common Share and 2,833.3333 Chilean pesos in cash per ADS, in each case validly tendered and not withdrawn, without interest and less (1) any applicable brokerage fees and commissions and (2) applicable withholding taxes, upon the terms and subject to the conditions set forth in this U.S. Offer to Purchase, the Common Share Acceptance Form, the ADS Letter of Transmittal, the ADS Notice of Guaranteed Delivery and other related materials.
The U.S. Offer Price paid to holders of Common Shares and ADSs accepted for payment pursuant to the U.S. Offer will be converted into U.S. dollars based on the Observed Exchange Rate, published by the Central Bank of Chile in the Official Gazette of Chile two Chilean business days immediately prior to the Settlement Date. All payments to tendering holders of Common Shares and ADSs pursuant to the U.S. Offer will be rounded to the nearest whole U.S. cent. See “The U.S. Offer — Section 2. Acceptance for Payment and Payment for Shares.”
The price offered for Common Shares in the Chilean Offer is the same on a per Common Share basis as the U.S. Offer Price, payable in Chilean pesos under the terms described in the prospectus relating to the Chilean Offer.
Will I have to pay any brokerage fees or commissions?
The ADSs have been issued under a facility created pursuant to the deposit agreement by and among the Company, The Bank of New York Mellon, acting as depositary (the “ADS Depositary”), and all holders from time to time of ADSs issued thereunder (such deposit agreement, as amended from time to time, the “Deposit Agreement”). If you are the record owner of ADSs on the books of the ADS Depositary and you tender your ADSs into the U.S. Offer, you will not have to pay brokerage fees or similar expenses. If you cancel your ADSs to tender Common Shares in the U.S. Offer or the Chilean Offer, you will have to pay cancellation fees to the ADS Depositary. See “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer.”
If you own your Common Shares or ADSs through a broker or other securities intermediary, and your broker or other securities intermediary tenders your Common Shares or ADSs on your behalf, your broker or other securities intermediary may charge you a fee for doing so. You should consult your broker or other securities intermediary to determine whether any charges will apply. See “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer.”
Do you have the financial resources to make payment?
Yes. We have sufficient resources available to make the payment for your Shares. The amount of funds required to purchase in the Offers all of the outstanding Shares (including Shares represented by ADSs) not already owned by IUH and/or its affiliates and to pay related fees and expenses is expected to be approximately USD 789 million. Purchaser has the necessary funds, through a combination of Purchaser’s own funds and/or capital contributions from IUH and Itaú Unibanco S.A., to pay the offer consideration and related fees and expenses in connection with the Offers.
For more information, see “The U.S. Offer — Section 9. Source and Amount of Funds.”
Is your financial condition material to my decision whether to tender in the U.S. Offer?
No. We do not believe that the financial condition of IUH or Purchaser is relevant to your decision whether to tender your Common Shares and/or your ADSs and accept the U.S. Offer because:
•
the form of payment that you will receive consists solely of cash and, if you tender into the U.S. Offer and receive payment for all your Common Shares and/or your ADSs, you will have no continuing equity interest in the Company;

•
as described above, we have sufficient resources available to purchase all Common Shares and ADSs validly tendered and not properly withdrawn in the U.S. Offer;

•
neither the U.S. Offer nor the Chilean Offer is subject to any financing condition; and

•
the Offers are being made for all of the outstanding Common Shares and ADSs not owned directly or indirectly by IUH and/or its affiliates.

For more information, see “The U.S. Offer — Section 9. Source and Amount of Funds” and “The U.S. Offer — Section 11. Conditions to the U.S. Offer.”
Are there any conditions to the Offers?
The U.S. Offer is subject to certain conditions set forth in “The U.S. Offer — Section 11. Conditions to the U.S. Offer” (the “U.S. Offer Conditions”). The U.S. Offer is not subject to any financing or minimum tender condition. The U.S. Offer is subject to the same conditions as the Chilean Offer.
Is there an agreement between Purchaser and the Company governing the U.S. Offer?
No. There is no agreement between Purchaser and the Company governing the U.S. Offer.
What does the Company’s board of directors think of the U.S. Offer?
The Company is a Chilean company and Chilean law governs the duties and obligations of the Company’s board of directors. Under Chilean law, each individual member of the Company’s board of directors is required to express in writing its reasoned opinion as to whether the Offers would be beneficial to the Company’s shareholders. Chilean law does not require each individual member of the Company’s board of directors to recommend that the Company’s shareholders accept or reject the Offers. In addition, Chilean law only contemplates the delivery by each member of the Company’s board of directors of the individual reasoned opinion referred to above and does not contemplate a recommendation of the board of directors, acting as such, that the shareholder accept or reject the Offers.
Under U.S. law, within ten business days after the commencement of the U.S. Offer, the Company is required to file with the SEC and distribute to its shareholders a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) stating whether it recommends in favor of the U.S. Offer, recommends against the U.S. Offer, expresses no position and remains neutral in connection with the U.S. Offer or expresses that it is unable to take a position regarding the U.S. Offer. In each case, the Company is required to explain the reasons for its position.
Neither the Dealer Manager, the Information Agent, The Bank of New York Mellon, which has been appointed by Purchaser to act as tender agent for the U.S. Offer (the “U.S. Tender Agent”), nor any of our or their respective affiliates has made any recommendation as to whether any holder of Shares should tender or refrain from tendering their Shares or as to the price or prices at which holders should tender their Shares.
See “Introduction,” “Special Factors — Section 1. Background of the Offers” and “Special Factors — Section 3. Fairness of the U.S. Offer.” A more complete description of the Company’s board of directors’ statement in relation to the U.S. Offer will be set forth in the Schedule 14D-9 to be filed by the Company with the SEC and furnished to shareholders of the Company in connection with the U.S. Offer.
What is Purchaser’s ownership in the Company?
As of the date of this U.S. Offer to Purchase, Purchaser owns directly 74,903,830 Common Shares, of which 23,052,632 Common Shares are held under the custody of Itaú Corredores de Bolsa Limitada. The following subsidiaries of Purchaser own directly the following Common Shares: (i) CGB II SpA holds 4,002,484 Common Shares, (ii) CGB III SpA holds 890,252 Common Shares, (iii) Saga II SpA, holds 3,462,094 Common Shares, and (iv) Saga III SpA holds 1,806,004 Common Shares.
Purchaser is controlled by IUH. As of the date of this U.S. Offer to Purchase, IUH owns directly 56,896,856 Common Shares, and directly and indirectly through Purchaser and its subsidiaries, owns

141,961,520 Common Shares in the aggregate, representing approximately 65.62% of the issued and outstanding Common Shares (including Common Shares represented by ADSs).
Is this the first step in a going-private transaction?
Under the SEC’s rules governing “going-private” transactions, including Rule 13e-3 under the Exchange Act, the Offers could be considered the first step in a going private transaction.
IUH and Purchaser have no current intention to initiate proceedings for the ADSs to be voluntarily de-listed from the NYSE or to deregister the Common Shares and ADSs under the Exchange Act. However, under the rules of the NYSE, if the Company fails to meet certain criteria, the ADSs could be involuntarily de-listed from the NYSE. Among such criteria are minimum thresholds for (a) the number of holders, (b) the number of ADSs publicly held and (c) the aggregate market value of the ADSs publicly held. Thus, if we purchase a sufficient number of ADSs in the U.S. Offer, the ADSs may no longer meet the NYSE’s listing requirements, regardless of our intention to maintain the listing of the ADSs on the NYSE. Registration under the Exchange Act may be terminated upon application to the SEC if the ADSs are not listed on a securities exchange in the United States and certain other conditions are met. If the ADSs are involuntarily de-listed from the NYSE, we would seek to (i) terminate the Company’s ADS facility, which may result in the ADSs ceasing to trade even in the over-the-counter market and quotations therefor may not be obtainable and (ii) terminate the registration of the Common Shares and ADSs under the Exchange Act and suspend the Company’s obligation to file reports under the Exchange Act until termination of registration thereunder, which would substantially reduce the information required to be furnished by the Company to holders of Common Shares and ADSs and to the SEC, and certain provisions of the Exchange Act would no longer apply to the Company.
We expect that the Common Shares would continue to be listed on the Chilean Stock Exchanges.
See “Special Factors — Section 4. Effects of the U.S. Offer” and “The U.S. Offer ― Section 12. Effects of Market for Common Shares and Registration of Common Shares in the Chilean Securities Registry; Effects on Market for ADSs; Registration of Common Shares and ADSs Under the Exchange Act; Margin Regulations.”
What is your position as to the fairness of the U.S. Offer?
We believe that the U.S. Offer is fair to all shareholders of the Company other than IUH, Purchaser and its subsidiaries, based upon the factors set forth under “Special Factors — Section 3. Fairness of the U.S. Offer.”
Do you have interests in the U.S. Offer that are different from my interests as a shareholder of the Company?
Yes. Our interests in the U.S. Offer are different from those of shareholders of the Company being asked to tender their Shares in the U.S. Offer. If you tender all of your Shares in the U.S. Offer, you would cease to have any interest in the Company and would not have the opportunity to participate in the future earnings or growth, if any, of the Company and would not bear the burden of a future decrease, if any, in the value of the Company. In contrast, we would benefit from any future increase in the value of the Company and would also bear the burden of any future decrease in the value of the Company. See “Special Factors — Section 2. Purpose of and Reasons for the U.S. Offer; Plans for the Company After the U.S. Offer.”
Do I need to do anything to retain my Shares?
No. If you want to retain your Shares, you do not need to take any action now. If you decide not to tender, you will continue to own your Common Shares or ADSs, as applicable. Pursuant to applicable Chilean banking regulations, a squeeze-out of minority shareholders is not permissible in the case of a Chilean banking corporation and, therefore, no squeeze-out of minority shareholders of the Company will occur in connection with the Offers.

See “Special Factors — Section 4. Effects of the U.S. Offer” and “The U.S. Offer — Section 12. Effects of Market for Common Shares and Registration of Common Shares in the Chilean Securities Registry; Effects on Market for ADSs; Registration of Common Shares and ADSs Under the Exchange Act; Margin Regulations.”
How long do I have to decide whether to tender into the U.S. Offer?
You will have until 5:30 p.m., New York City time, on the Expiration Date to tender your Shares. See “The U.S. Offer — Section 1. Terms of the U.S. Offer.” Please note that if your Shares are held through a broker, dealer, commercial bank, trust company or other securities intermediary, such securities intermediary is likely to establish a cut-off time and date that is earlier than 5:30 p.m., New York City time, on the Expiration Date for receipt of instructions to tender Shares. You should consult your securities intermediary to determine the cut-off time and date applicable to you.
Further, if you hold ADSs and cannot deliver everything that is required in order to make a valid tender by that time, you may be able to use a “guaranteed delivery” procedure, which is described in this U.S. Offer to Purchase. See “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer.”
Can the U.S. Offer be extended and under what circumstances?
Yes. We expressly reserve the right, in our sole discretion but subject to applicable law, to extend the period of time during which the U.S. Offer remains open, from time to time.
Under Chilean law, the initial offering period of the Chilean Offer must be 30 calendar days. The tender offer may then be extended one time for a period of between 5 to 15 calendar days. Thus, the maximum time period that the Chilean Offer can remain open is 45 calendar days. Under U.S. tender offer regulations, a tender offer must remain open for at least 20 business days, but there is no maximum time limit. Under some circumstances (such as a change in the price offered per share or other material change in the terms of the U.S. Offer), U.S. tender offer regulations may require an extension of the expiration date of the U.S. Offer to a date later than such 45th day. In the event that the Chilean Offer is extended for any reason, we intend to also extend the U.S. Offer so that the U.S. Offer tender period coincides with the tender offer period for the Chilean Offer.
See “The U.S. Offer — Section 1. Terms of the U.S. Offer.”
How will you notify holders if you extend the U.S. Offer?
If we extend the U.S. Offer, we will announce such extension by giving written notice to The Bank of New York Mellon, which is the U.S. Tender Agent, for the U.S. Offer, followed as promptly as practicable by a public announcement thereof (which, in any event, will be made no later than 9:00 a.m., New York City time, on the first business day after the scheduled Expiration Date). During any extension, all Shares previously validly tendered into and not properly withdrawn from the U.S. Offer will continue to be deemed tendered in the U.S. Offer, subject to the rights of a tendering holder to withdraw its Shares in accordance with the terms of this U.S. Offer to Purchase. Any notice regarding the extension of the Chilean Offer will be given in accordance with Chilean law and CMF regulations. For more information regarding extensions of the U.S. Offer, see “The U.S. Offer — Section 1. Terms of the U.S. Offer.”
Will there be a subsequent offering period?
No.
What happens if I hold ADSs and I want to participate in the U.S. Offer or the Chilean Offer by tendering Common Shares?
Holders of ADSs cannot tender ADSs in the Chilean Offer. If you hold ADSs and you wish to participate in the U.S. Offer or the Chilean Offer by tendering Common Shares, you should contact the ADS Depositary at The Bank of New York Mellon, Depositary Receipts Division, 240 Greenwich Street, 8th Floor, New York, New York 10286, email address: drsettlements@bnymellon.com to convert your ADSs into Common Shares, which may be then tendered directly in the U.S. Offer or the Chilean Offer. If you hold ADSs and you wish to participate in the U.S. Offer or the Chilean Offer by tendering Common Shares, you should allow sufficient time to complete all required steps to convert your ADSs into Common Shares prior to the Expiration Date. If you cancel your ADSs to tender Common Shares in the U.S. Offer or the Chilean Offer, you will have to pay cancellation fees to the ADS Depositary. See “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer.”
I hold ADRs representing ADSs. How do I participate in the U.S. Offer?
If you are a registered holder of ADRs evidencing ADSs and wish to tender these in the U.S. Offer, you should properly complete and duly execute the enclosed ADS Letter of Transmittal, which is also available from the Information Agent, and all other documents required by the ADS Letter of Transmittal, and you should timely submit these documents bearing your original signature, together with your ADRs evidencing the ADSs that you wish to tender, to the U.S. Tender Agent at the address set forth on the back cover of this U.S. Offer to Purchase such that the U.S. Tender Agent receives these documents before 5:30 p.m., New York City time, on the Expiration Date. Note that, in some circumstances, your signature on the ADS Letter of Transmittal or the signature of an endorser of the tendered ADRs must be guaranteed under the Securities Transfer Agents Medallion Program (STAMP), the NYSE Medallion Signature Program (SEMP) or the Stock Exchange Medallion Program (a signature guarantee of that kind, a “Medallion Guarantee”). See “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer.”
I hold uncertificated ADSs registered in my name. How do I participate in the U.S. Offer?
If you are a registered holder of uncertificated ADSs on the books of the ADS Depositary and wish to tender these in the U.S. Offer, you should properly complete and duly execute the enclosed ADS Letter of Transmittal, which is also available from the Information Agent, and deliver it bearing your original signature, together with all other documents required by the ADS Letter of Transmittal to the U.S. Tender Agent, at the address set forth on the back cover of this U.S. Offer to Purchase, such that the U.S. Tender Agent receives these documents before 5:30 p.m., New York City time, on the Expiration Date. Note that, in some circumstances, your signature on the ADS Letter of Transmittal must be guaranteed by a Medallion Guarantee. See “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer.”
I hold ADSs through a broker or other securities intermediary. How do I participate in the U.S. Offer?
If you hold ADSs through a broker, dealer, commercial bank, trust company or other securities intermediary and wish to tender these in the U.S. Offer, you should contact such securities intermediary and have such securities intermediary tender your ADSs on your behalf through The Depository Trust Company (“DTC”). In order for a book-entry transfer to constitute a valid tender of your ADSs in the U.S. Offer, the ADSs must be tendered by your securities intermediary before 5:30 p.m., New York City time, on the Expiration Date. Further, before 5:30 p.m., New York City time, on the Expiration Date, the U.S. Tender Agent must receive (a) a confirmation of such tender of the ADSs and (b) a message transmitted by DTC which forms part of a book-entry confirmation and states that DTC has received an express acknowledgment from the participant tendering the ADSs that are the subject of such book-entry confirmation stating that such participant has received, and agrees to be bound by, the terms of this U.S. Offer to Purchase and the ADS Letter of Transmittal, and that Purchaser may enforce such agreement against such participant. DTC, participants in DTC and other securities intermediaries are likely to establish cut-off times and dates that are earlier than 5:30 p.m., New York City time, on the Expiration Date for receipt of instructions to tender ADSs. Note that if your ADSs are held through a broker, dealer, commercial bank, trust company or other securities intermediary and your securities intermediary tenders your ADSs as instructed by you, your securities intermediary may charge you a transaction or service fee. You should consult your securities intermediary to determine the cut-off time and date applicable to you, and whether you will be charged any transaction or service fee.
I am a U.S. holder of Common Shares. How do I participate in the U.S. Offer?
If you or your securities intermediary holds Common Shares in book-entry form through the Depósito Central de Valores S.A., Depósito de Valores (“DCV”) and you wish to tender those Common Shares in the U.S. Offer, you must tender your Common Shares through a broker, dealer, commercial bank, trust company

x

or other securities intermediary to the U.S. Tender Agent, to be received by the U.S. Tender Agent by the Expiration Date, by instructing your broker, dealer, commercial bank, trust company or other securities intermediary to deliver those Common Shares to the U.S. Tender Agent’s Chilean custodian using the following information:
Banco Itaú Chile
DCV Sub account 71607100
Account Name: The Bank of New York Mellon ADRs
BIC ITAUCLRM
PSET DCVVCLRMXXX
Reference: Delivery for U.S. tender offer
By order of: [stating the name and U.S. address of the beneficial owner of the Common Shares]
In addition, you must complete and sign the enclosed Common Share Acceptance Form and return it together with all other required documentation to the U.S. Tender Agent. You must ensure that your broker, dealer, commercial bank, trust company or other securities intermediary receives your instructions and any required documentation sufficiently in advance of the Expiration Date so that it can effect such deposit and tender on your behalf prior to the Expiration Date and you must pay any fees or commissions charged by such broker, dealer, commercial bank, trust company or other securities intermediary to make such deposit or tender.
If you or your securities intermediary holds Common Shares in certificated form and you wish to tender those Common Shares in the U.S. Offer, you will first have to deposit those Common Shares with a broker, dealer, commercial bank, trust company or other securities intermediary in an account at the DCV and then follow the instructions set out in the paragraph above.
See “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer.”
Until what time may I withdraw previously tendered Shares?
You may withdraw tendered Shares at any time prior to 5:30 p.m., New York City time, on the Expiration Date and, if we have not accepted your Shares for payment by August 5, 2023 (which is the 60th day after the date of the commencement of the U.S. Offer), you may withdraw them at any time after that date until we accept Shares for payment. For information regarding how to withdraw previously tendered Shares, see “The U.S. Offer — Section 4. Withdrawal Rights.”
Are appraisal rights available with respect to the U.S. Offer?
No, there are no appraisal or similar rights available in connection with the U.S. Offer. See “The U.S. Offer — Section 12. Effects on Market for Common Shares and Registration of Common Shares in the Chilean Securities Registry; Effects on Market for ADSs; Registration of Common Shares and ADSs Under the Exchange Act; Margin Regulations.”
What are the material United States federal income and Chilean tax consequences of tendering Shares?
Generally, if you are a U.S. holder (as that term is defined for U.S. federal income tax purposes, see “The U.S. Offer — Section 5. Material U.S. and Chilean Income Tax Consequences”), you will be subject to U.S. federal income taxation when you receive cash from us in exchange for the Common Shares and/or ADSs you tender, and you may be subject to applicable state or local law. Holders of ADSs that are not U.S. holders may be subject to foreign taxation upon receipt of cash in exchange for ADSs pursuant to the U.S. Offer. See “The U.S. Offer — Section 5. Material U.S. and Chilean Income Tax Consequences.”
Holders of ADSs that are Non-Chilean Holders (as such term is defined in “The U.S. Offer — Section 5. Material U.S. and Chilean Income Tax Consequences”) would not be subject to taxes in Chile. Non-Chilean Holders of Common Shares will be subject to Chilean 35% capital gains taxes, a portion of which will be retained by Purchaser. However, holders of Common Shares that have elected to tender their shares into the Chilean Offer may be eligible for a reduced 10% capital gains tax or an exemption. This taxation may vary depending on the application of double tax conventions. On the other hand, Chilean Holders will be subject to Chilean income taxation.

See “The U.S. Offer — Section 5. Material U.S. and Chilean Income Tax Consequences.”
We urge holders of Shares to consult their own tax advisors about the tax consequences of the U.S. Offer in light of their particular circumstances.
What is the market value of my Common Shares and/or ADSs as of a recent date?
On March 2, 2023, the last trading day on the Santiago Stock Exchange and the NYSE before the first public announcement of the Offers, the last reported sale price of the Common Shares on the Santiago Stock Exchange was Ch$1.770 per Common Share (equivalent to Ch$7,965.00 after giving effect to the Reverse Stock Split (as defined below)). Converted to U.S. dollars, this price is equivalent to approximately U.S.$0.00217114 before giving effect to the Reverse Stock Split and approximately U.S.$9.77 after giving effect to the Reverse Stock Split, in each case based on the Observed Exchange Rate of Ch$815.24 per U.S$1.00, the exchange rate between Chilean pesos and U.S. dollars published by the Central Bank of Chile in the Official Gazette of Chile on March 2, 2023). On March 2, 2023, the last sale price of the ADSs reported on the New York Stock Exchange was U.S.$3.41 per ADS (or Ch$2,779.9684 per ADS, based on the Observed Exchange Rate published on March 2, 2023).
On June 5, 2023, the last full trading day before publication of this U.S. Offer to Purchase, the closing price of the Common Shares reported on the Santiago Stock Exchange was Ch$8,440.00 per Common Share (which is equivalent to approximately U.S.$10.49 based on the Observed Exchange Rate of Ch$804.60 per U.S$1.00, the exchange rate between Chilean pesos and U.S. dollars published by the Central Bank of Chile in the Official Gazette of Chile on June 2, 2023) and the closing price of the ADSs reported on the NYSE was U.S.$3.44 per ADS (or Ch$2,767.82 per ADS, based on the Observed Exchange Rate published on June 2, 2023).
To whom may I speak if I have questions about the U.S. Offer?
You may contact the Dealer Manager with questions regarding the terms of the U.S. Offer or the Information Agent with questions regarding how to tender or to request additional copies of this U.S. Offer to Purchase, the accompanying Common Share Acceptance Form, the ADS Letter of Transmittal, the ADS Notice of Guaranteed Delivery or other related materials, in each case at their respective addresses and telephone numbers set forth on the back cover of this U.S. Offer to Purchase. You may also contact your broker, dealer, commercial bank, trust company or other securities intermediary, or obtain copies of these materials for free on the website maintained by the SEC at www.sec.gov.

To the Holders of Common Shares who are U.S. Holders and to all Holders of ADSs:
INTRODUCTION
Collectively through the U.S. Offer and the Chilean Offer, Purchaser is offering to purchase any and all outstanding Shares, other than any Shares owned directly or indirectly by IUH and/or its affiliates. In the U.S. Offer, Purchaser is offering to purchase:
(1)
any and all outstanding Common Shares held by U.S. holders; and

(2)
any and all outstanding ADSs held by holders, wherever located,

in each case other than any Common Shares or ADSs owned directly or indirectly by IUH and/or its affiliates, for 8,500.00 Chilean pesos in cash per Common Share and 2,833.3333 Chilean pesos in cash per ADS, without interest and less (i) any applicable brokerage fees and commissions and (ii) applicable withholding taxes, upon the terms and subject to the conditions set forth in this U.S. Offer to Purchase and other related materials, including the Common Share Acceptance Form, the ADS Letter of Transmittal and the ADS Notice of Guaranteed Delivery.
The U.S. Offer is being made concurrently with an offer by Purchaser in Chile to purchase any and all outstanding Common Shares (but not ADSs). Non-U.S. holders will not be permitted to tender their Common Shares into the U.S. Offer. ADSs (whether held by U.S. holders or by non-U.S. holders) may only be tendered into the U.S. Offer. The price offered in the Chilean Offer is the same on a per Common Share basis as of the U.S. Offer Price, payable in Chilean pesos under the terms described in the prospectus relating to the Chilean Offer.
The U.S. Offer Price for Shares accepted for payment pursuant to the U.S. Offer will be paid to holders of Shares in U.S. dollars, less the amount of any fees or commissions, expenses and withholding taxes that may be applicable to such holders. The U.S. Offer Price paid to holders of Shares will be converted into U.S. dollars based on the Observed Exchange Rate (as defined below), published by the Central Bank of Chile (Banco Central de Chile) in the Official Gazette of Chile two Chilean business days immediately prior to the Settlement Date. All payments to holders of Shares tendered pursuant to the U.S. Offer will be rounded to the nearest whole U.S. cent.
The U.S. Offer will expire at 5:30 p.m., New York City time, on July 5, 2023, unless the U.S. Offer is extended as set forth in this U.S. Offer to Purchase.
The procedures for tendering Shares in the U.S. Offer differ depending on whether you hold Common Shares or ADSs and if you hold your ADSs directly or through an intermediary. You should follow the applicable instructions set forth under “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer.”
Holders tendering in the U.S. Offer will have withdrawal rights until the Expiration Date, unless withdrawal rights are required to be reinstated in accordance with applicable law. See “The U.S. Offer — Section 2. Acceptance for Payment and Payment for Shares” and “— Section 4. Withdrawal Rights.”
The obligation of Purchaser to accept for payment and pay for Common Shares held by U.S. holders and ADSs held by all holders, in each case validly tendered into and not properly withdrawn from the U.S. Offer is subject to the satisfaction or waiver of certain conditions. See “The U.S. Offer — Section 11. Conditions to the U.S. Offer” (the “U.S. Offer Conditions”). Purchaser expressly reserves the right to amend or waive any U.S. Offer Condition, in whole or in part or from time to time, in its sole discretion subject to applicable law. The Offers are subject to the same conditions. If a condition to the Chilean Offer is amended or waived, then the corresponding condition in the U.S. Offer will be similarly amended or waived. The Offers are not subject to any financing or minimum tender condition.
If you are the record owner of ADSs on the books of the ADS Depositary and you tender your ADSs in the U.S. Offer, you will not have to pay brokerage fees or similar expenses. If you own your Common Shares or ADSs through a broker, dealer, commercial bank, trust company or other securities intermediary, and your securities intermediary tenders your Common Shares or ADSs on your behalf, your securities intermediary may charge you a fee for doing so. You should consult your broker, dealer, commercial bank, trust company or other securities intermediary to determine whether any charges will apply. For more information, see “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer.”
If you are a holder of ADSs and you tender your ADSs in the U.S. Offer, you will not bear any cancellation fees payable to the ADS Depositary. If you cancel your ADSs to tender your Common Shares into the U.S. Offer or the Chilean Offer, you will have to pay cancellation fees to the ADS Depositary. For more information, “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer.”
The purpose of the Offers is for Purchaser to acquire up to all of the outstanding Common Shares (including Common Shares represented by ADSs) not owned directly or indirectly by IUH and/or its affiliates, which comprise 74,379,229 outstanding Common Shares (including Common Shares represented by ADSs), representing approximately 34.38% of the Company’s outstanding share capital.
Purchaser intends to conduct the U.S. Offer in compliance with the applicable regulatory requirements in the United States, including the applicable requirements of Regulations 14D and 14E under the Exchange Act. Purchaser is relying on the “Tier II” exemption under the Exchange Act in respect of the U.S. Offer. The “Tier II” exemption provides partial relief from the applicability of Exchange Act rules governing third party tender offers involving the securities of a foreign private issuer if greater than 10% but no more than 40% of the subject class of securities are held by U.S. holders. In determining that the “Tier II” exemption applies to the U.S. Offer, Purchaser has determined the percentage of outstanding shares held by U.S. holders in accordance with Instruction 2 to Rules 14d-1(c) and (d) under the Exchange Act.
Under U.S. tender offer regulations, within ten business days after the commencement date of the U.S. Offer, the Company is required to file with the Securities and Exchange Commission (the “SEC”) and distribute to its shareholders a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) stating whether it recommends in favor of the U.S. Offer, recommends against the U.S. Offer, expresses no position and remains neutral in connection with the U.S. Offer or expresses that it is unable to take a position regarding the U.S. Offer. In each case, the Company is required to explain the reasons for its position. A copy of the Schedule 14D-9 will be furnished to all holders of ADSs and U.S. holders of Common Shares by the Company. You are urged to read the Schedule 14D-9 carefully when this becomes available, and as this may be amended from time to time, before making any decision with respect to the U.S. Offer.
None of the Dealer Manager, the Information Agent, the U.S. Tender Agent or any of their respective affiliates makes, has made or has authorized any person to make any recommendation as to whether holders of Shares should tender or refrain from tendering their Shares or as to the price or prices at which holders should tender their Shares. Holders should carefully evaluate all the information in this U.S. Offer to Purchase and in related filings and consult their own investment and tax advisors, and holders must make their own independent decision as to whether to participate in the Offers and, if so, the number of Shares to tender.
This U.S. Offer to Purchase and the related Acceptance for Common Shares, ADS Letter of Transmittal, the ADS Notice of Guaranteed Delivery and the Schedule 14D-9 when this becomes available, contain important information, and you should carefully read each document in its entirety before deciding whether to tender your Shares into the U.S. Offer.
This U.S. Offer to Purchase does not constitute a solicitation of a proxy, consent or authorization for or with respect to any meeting of, or action by written consent by, the Company’s shareholders.
Cautionary Statement Regarding Forward-Looking Statements
This U.S. Offer to Purchase contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements made in this U.S. Offer to Purchase are subject to risks and uncertainties. Risks and uncertainties include, among other things: risks related to the U.S. Offer, including uncertainties as to how many of the Company’s securityholders will tender their shares in the U.S. Offer; general economic or industry conditions of areas where Purchaser, IUH or the Company have significant operations or investments (such as a worse economic environment, higher volatility in capital markets, inflation or deflation, changes in demographics, consumer spending, investment or saving habits and the effects of the COVID-19 pandemic on the global economy);

exposure to various market risks (particularly interest rate risk, foreign exchange rate risk, equity price risk and risks associated with the replacement of benchmark indices); potential losses from early repayments on loan and investment portfolios, declines in value of collateral securing loan portfolios, and counterparty risk; political stability in Chile, Colombia, Brazil, other Latin American countries and the United States; changes in legislation, regulations, taxes, including regulatory capital and liquidity requirements; increased regulation in response to financial crisis; the ongoing war between Russia and Ukraine; changes in access to liquidity and funding on acceptable terms, in particular if resulting from credit spread shifts or downgrades in credit ratings; and other risks and uncertainties discussed in (i) the Company’s filings with the SEC, including the “Item 3. Key Information — D. Risk Factors” and “Forward-Looking Statements” sections of the Company’s most recent annual report on Form 20-F and (ii) the filings with the SEC of IUH, including the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections of IUH’s most recent annual report on Form 20-F. You can obtain copies of the Company’s and IUH’s filings with the SEC for free at the SEC’s website (www.sec.gov). Other factors that may cause actual results to differ materially include those that will be set forth in this U.S. Offer to Purchase, the Tender Offer Statement on Schedule TO filed by Purchaser and IUH, the Transaction Statement on Schedule 13E-3 filed by Purchaser and IUH, the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by the Company, and other tender offer documents filed or to be filed by Purchaser, IUH and the Company. All forward-looking statements in this U.S. Offer to Purchase are qualified in their entirety by this cautionary statement.
Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “plans,” “anticipates,” “estimates,” “expects,” “intends,” “seeks” or similar expressions. In addition, any statements we may provide concerning future financial performance, ongoing business strategies or prospects, and possible future actions, including with respect to our strategy following completion of the Offers and our plans with respect to the Company, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about the Company, economic and market factors and the industry in which the Company does business, among other things. You should not place undue reliance on forward-looking statements, which are based on current expectations, since, while Purchaser believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove accurate. This cautionary statement is applicable to all forward-looking statements contained in this U.S. Offer to Purchase and the material accompanying this U.S. Offer to Purchase. These statements are not guarantees of future performance. All forward-looking statements included in this U.S. Offer to Purchase are made as of the date on the front cover of this U.S. Offer to Purchase and, unless otherwise required by applicable law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors.

SPECIAL FACTORS
1.   Background of the Offers.
The Company is a publicly traded special banking corporation (sociedad anónima especial bancaria) organized under the laws of Chile and licensed by the CMF to operate as a commercial bank. In addition to its presence in Chile, the Company also has operations in Colombia and Panama, a branch in New York City, United States and a representative office in Lima, Peru.
The Company is the resulting entity from the merger on April 1, 2016 of Corpbanca, one of the oldest private banks in Chile and the legal surviving entity, and Banco Itaú Chile, a wholly owned indirect subsidiary of IUH. Following the merger, IUH became and remains the Company’s controlling shareholder.
The Company provides a broad range of wholesale and retail banking services in Chile and Colombia. In addition, it provides financial advisory services, asset management, insurance brokerage and securities brokerage services through its subsidiaries, and banking services through its New York branch.
In October and November of 2021, the Company conducted three rights offerings as a result of which a total of 455,243,347,249 Common Shares (equivalent to approximately 101,165,188 Common Shares after giving effect to the Reverse Stock Split (as defined below)) (including 517,837,500 Common Shares in the form of ADSs) (equivalent to approximately 115,075 Common Shares after giving effect to the Reverse Stock Split) were subscribed and paid for, in the Chilean and international markets, representing 98.73% of all newly-issued common shares in the capital increase, with a total of 5,867,763,862 Common Shares (equivalent to approximately 1,303,948 Common Shares after giving effect to the Reverse Stock Split) remaining unsubscribed after the end of the rights offerings. In November 2021, through an auction on the Santiago Stock Exchange, the Company placed in full the remaining 5,867,763,862 Common Shares (equivalent to approximately 1,303,948 Common Shares after giving effect to the Reverse Stock Split).
IUH and its affiliates subscribed and paid for a total of 350,048,242,004 new Common Shares (equivalent to approximately 77,788,498 Common Shares after giving effect to the Reverse Stock Split), representing 76.89% of all newly issued Common Shares subscribed for in the capital increase. After the placement in full of the new Common Shares, IUH and its affiliates held 551,015,065,630 of the Common Shares (equivalent to approximately 122,447,792 Common Shares after giving effect to the Reverse Stock Split), representing 56.60% of the outstanding Common Shares (including Common Shares represented by ADSs) as of November 30, 2021.
On March 22, 2022, IUH sold Common Shares representing 0.64% of the Company’s share capital, decreasing its percentage of ownership in the outstanding Common Shares to 55.96%. Finally, on July 14, 2022, Purchaser acquired 94,077,808,763 Common Shares (equivalent to approximately 20,906,180 Common Shares after giving effect to the Reverse Stock Split) from Corp Group Banking S.A. As a result, IUH and its affiliates hold, as of the date of this U.S. Offer to Purchase, an aggregate of 141,961,520 Common Shares (after giving effect to the Reverse Stock Split), representing approximately 65.62% of the issued and outstanding Common Shares (including Common Shares represented by ADSs) of the Company.
As part of the regular review of IUH’s businesses, IUH’s management reviews its long-term strategic goals and potential ways to address strategic imperatives and industry developments. As part of this process, management regularly considers potential opportunities for business combinations, acquisitions, dispositions, joint ventures, strategic partnerships, internal restructurings and other strategic alternatives. In connection with IUH’s periodic review, at a meeting of IUH’s Strategy Committee in December, 2022, the members of IUH’s Strategy Committee discussed the potential acquisition of the remaining equity securities of the Company that IUH and/or its affiliates did not already own as this would be consistent with IUH’s aim to deploy more capital in Chile and to continue to increase the weight of markets with structural growth in IUH’s business portfolio, and decided to evaluate a potential acquisition further.
Following IUH’s Strategy Committee meeting, beginning on January 12, 2023, members of IUH’s management and legal department held preliminary discussions with representatives of Chilean law firm Claro & Cia. (“Claro”), Purchaser’s and IUH’s external Chilean legal counsel, with respect to the potential transaction structure, regulatory requirements, timeline and required documentation for the Chilean Offer.

On February 1, 2023, members of IUH’s legal department held preliminary discussions with representatives of U.S. law firm Shearman & Sterling LLP (“Shearman”), Purchaser’s and IUH’s external U.S. legal counsel, with respect to the potential transaction structure, timeline and required documentation for the U.S. Offer.
During the month of February, IUH’s management continued to evaluate internally the potential timing and structure of the potential acquisition, including the mapping of the effect that an eventual transaction could have in other jurisdictions in which the Company operates, and which regulatory authorizations would be necessary. Thereafter and throughout the remainder of February, IUH’s management finalized its internal analyses and submitted them to the board of directors of IUH (“IUH’s Board of Directors”) for its evaluation.
On March 2, 2023, IUH’s Board of Directors evaluated the potential transaction and approved the commencement of preparations for the Offers by the legal advisors and other advisors to be engaged. Following the meeting of IUH’s Board of Directors, IUH chief executive officer Milton Maluhy Filho contacted Company chief executive officer Gabriel Moura to inform Mr. Moura of IUH’s intention to commence the Offers. On the same day, IUH published a material fact announcement (fato relevante) informing the market of its intention to commence the Offers and filed this announcement on Schedule TO-C with the SEC in the United States.
Between March 3, 2023, and June 5, 2023, Purchaser, IUH and representatives of Claro, Shearman, the Dealer Manager, the Information Agent and/or the U.S. Tender Agent participated in a number of discussions on the U.S. Offer, including, among other details, a summary analysis of steps, and an estimated timeline related thereto, including the proposed offer periods, and the procedures for tendering into and settlement of the U.S. Offer.
On March 3, 2023, IUH submitted to the Brazilian Central Bank a request for approval of the increase of IUH’s direct and indirect ownership interest in the Company up to 100% of the capital stock of the Company to be carried out by means of the Offers, as well as a request for approval to increase IUH’s indirect ownership interest in the Company’s subsidiaries. The Brazilian Central Bank granted its approval on April 3, 2023.
On March 21, 2023, and as further complemented by presentations made on March 22, 2023, March 23, 2023, April 4, 2023, and April 27, 2023, Purchaser and IUH submitted to the CMF a request for approval of the increase of IUH’s direct and indirect ownership interest in the Company up to 100% of the capital stock of the Company pursuant to article 36 of Decree with Force of Law No. 3 of 1997, as amended from time to time (the “Chilean General Banking Act”). Article 36 of the Chilean General Banking Act states that as a matter of public policy, no person or company may acquire, directly or indirectly, shares that alone or jointly with the shares previously owned by it, represent more than 10% of the shares of a bank without the prior authorization of the CMF, which may not be unreasonably withheld. The prohibition also applies to beneficial owners of ADSs. In the absence of such authorization, any person or group of persons acting in concert would not be permitted to exercise voting rights with respect to the shares or ADSs acquired. In determining whether or not to issue such an authorization, the CMF considers a number of factors enumerated in the Chilean General Banking Act, including the financial stability of the purchasing party. The CMF approved the increase of IUH’s direct and indirect ownership interest in the Company up to 100% of the capital stock of the Company, through Oficio Ordinario N° 48244 dated May 25, 2023, notified to Purchaser on May 26, 2023.
On March 27, 2023, Purchaser and IUH engaged the Dealer Manager in relation to the U.S. Offer and, on June 6, 2023, a Dealer Manager Agreement was entered into between Purchaser, IUH and the Dealer Manager.
On April 26, 2023, IUH engaged Banchile Corredores de Bolsa S.A. to coordinate the implementation of the Chilean Offer, acting as agent of Purchaser.
IUH and Purchaser did not request, and were not provided with, an appraisal of the assets and liabilities of the Company or an opinion with regards to the fairness, from a financial point of view, of the consideration to be paid in the U.S. Offer, from any outside party.

On May 29, 2023, IUH published a material fact announcement (fato relevante) informing the market of the CMFs approval of the increase of IUH’s direct and indirect ownership interest in the Company and reiterating IUH’s intention to commence the Offers. On May 30, 2023, IUH filed this announcement on Schedule TO-C with the SEC in the United States.
On June 5, 2023, Purchaser and IUH entered into a U.S. Tender Agent Agreement with The Bank of New York Mellon, as the U.S. Tender Agent.
On June 6, 2023, Purchaser and IUH commenced the U.S. Offer and the Chilean Offer.
2.   Purpose of and Reasons for the U.S. Offer; Plans for the Company After the U.S. Offer.
Under the SEC’s rules governing “going-private” transactions, including Rule 13e-3 under the Exchange Act, IUH and Purchaser are “affiliates” of the Company and are required because of their affiliate status to disclose, among other things, their purpose for the transaction, their reasons for structuring the transaction as proposed and any alternative structure that they considered, and their reasons for pursuing the transaction at this time. IUH and Purchaser are making the statements included in this part of the U.S. Offer to Purchase solely for the purpose of complying with the requirements of Rule 13e-3 and other rules under the Exchange Act. IUH and Purchaser are not making any recommendation to any shareholder of the Company as to whether such shareholder should tender their Shares, and the views of IUH and Purchaser described in this part of the U.S. Offer to Purchase should not be construed as such a recommendation. None of the Dealer Manager, the Information Agent, the U.S. Tender Agent or any of their respective affiliates makes, has made or has authorized any person to make any recommendation as to whether holders of Shares should tender or refrain from tendering their Shares or as to the price or prices at which holders should tender their Shares. Holders should carefully evaluate all the information in this U.S. Offer to Purchase and in related filings and consult their own investment and tax advisors, and holders must make their own independent decision as to whether to participate in the Offers and, if so, the number of Shares to tender.
Purpose of the U.S. Offer
The purpose of the Offers is for Purchaser to acquire up to all of the outstanding Common Shares (including Common Shares represented by ADSs) not owned directly or indirectly by IUH and/or its affiliates, which comprise 74,379,229 outstanding Common Shares (including Common Shares represented by ADSs), representing approximately 34.38% of the Company’s outstanding share capital. IUH and Purchaser intend to increase their ownership of the outstanding Common Shares from their current holding of approximately 65.62% to 100% of the outstanding Common Shares (including Common Shares represented by ADSs), while allowing holders of Common Shares and ADSs an opportunity to receive the U.S. Offer Price by tendering their Shares pursuant to the U.S. Offer.
If you decide not to tender, you will continue to own your Common Shares or ADSs, as applicable. Depending on the extent to which holders of Common Shares and ADSs tender in the Offers, our purchase of Common Shares and ADSs pursuant to the U.S. Offer may reduce the number of Common Shares and ADSs that might otherwise trade publicly, which could adversely affect the liquidity and market value of the remaining Common Shares and ADSs held by the public. However, we cannot predict whether a reduction in the number of Common Shares or ADSs that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the Common Shares or ADSs, or whether the ADSs may fail to meet the criteria for continued listing on the NYSE.
IUH and Purchaser have no current intention to initiate proceedings for the ADSs to be voluntarily de-listed from the NYSE or to deregister the ADSs under the Exchange Act. However, under the rules of the NYSE, if the Company fails to meet certain criteria, the ADSs could be involuntarily de-listed from the NYSE. Among such criteria are minimum thresholds for (a) the number of holders, (b) the number of ADSs publicly held and (c) the aggregate market value of the ADSs publicly held. Thus, if we purchase a sufficient number of ADSs in the U.S. Offer, the ADSs may no longer meet the NYSE’s listing requirements, regardless of our intention to maintain the listing of the ADSs on the NYSE. Registration under the Exchange Act may be terminated upon application to the SEC if the ADSs are not listed on a securities exchange in the United States and certain other conditions are met. If the ADSs are involuntarily de-listed from the NYSE, we would seek to (i) terminate the Company’s ADS facility, which may result in the ADSs ceasing to trade even in the over-the-counter market and quotations therefor may not be obtainable and (ii) terminate the registration of the Common Shares and ADSs under the Exchange Act and suspend the Company’s obligation to file reports under the Exchange Act until termination of registration thereunder, which would substantially reduce the information required to be furnished by the Company to holders of Common Shares and ADSs and to the SEC, and certain provisions of the Exchange Act would no longer apply to the Company.
We expect that the Common Shares would continue to be listed on the Chilean Stock Exchanges.
See also “Special Factors — Section 4. Effects of the U.S. Offer,” and “Special Factors — Section 5. Appraisal Rights; Supermajority Shareholders’ Matters and Additional Banking Restrictions; Rule 13e-3” for further information.
Reasons for the U.S. Offer
IUH and Purchaser are making the Offers to acquire up to all of the outstanding Common Shares (including Common Shares represented by ADSs) not owned directly or indirectly by IUH and/or its affiliates, consistent with IUH’s aim to deploy more capital in Chile and to continue to increase the weight of markets with structural growth in IUH’s business portfolio.
In reaching its decision to approve the Offers, IUH’s Board of Directors consulted with IUH’s management and legal advisors and considered a variety of factors, including the fact that IUH and Purchaser will bear all or substantially all of the risk of the Company going forward, including the risk that improvements in the Company’s earnings will not materialize as a result of new conditions or developments affecting the Company and the continued severe volatility of general market and economic conditions, both in the U.S. and particularly in Chile. Accordingly, by extending the Offers at this time, IUH and Purchaser believe that they are offering shareholders a fair price considering the premium offered and the uncertainty for shareholders as to whether maintaining or increasing a current investment in the Company would prove to be an optimal investment strategy. IUH’s and Purchaser’s reasons for conducting the U.S. Offer and the other information presented in this section may be considered forward-looking statements and, therefore, should be read in light of the factors discussed under the “Cautionary Statement Regarding Forward-Looking Statements” section of this U.S. Offer to Purchase.
IUH and Purchaser determined that structuring the transaction as a cash tender offer at the U.S. Offer Price was efficient and appropriate because (i) it would allow the Company’s “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act (an “Unaffiliated Shareholder”) to monetize their investment in the Company without incurring brokerage and other costs typically associated with market sales, and (ii) the cash tender offer could be funded at no cost with available cash. Because the transaction structure is consistent with the objectives of IUH and Purchaser, Chilean legal requirements and with market practice, IUH and Purchaser did not consider any alternative transaction structure.
The foregoing discussion of the information and factors considered by IUH’s Board of Directors and Purchaser is not intended to be exhaustive and includes only the material factors considered by IUH and Purchaser. In view of the variety of factors considered in connection with their evaluation of the transaction, IUH and Purchaser did not find it practicable to, and did not quantify or otherwise assign relative weights to the specific factors considered in reaching their determination. In addition, individual directors may have given different weights to different factors. IUH and Purchaser did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support their ultimate determination. IUH and Purchaser based their determination on the totality of the information considered by them.
Plans for the Company After the U.S. Offer
Subject to certain matters described below, it is currently expected that, initially following the Offers, the business and operations of the Company will generally continue as they are currently being conducted. IUH and Purchaser currently intend to cause the Company’s operations to continue to be run and managed by the Company’s existing executive officers. Nevertheless, IUH and Purchaser will continue to evaluate all aspects of the business, operations, financial condition, prospects, capitalization, corporate structure, assets properties, policies, management and personnel of the Company, as well as conditions in securities markets generally, general economic and industry conditions and other factors after the consummation of the Offers, and will take, or cause to be taken, such further actions as it deems appropriate under the circumstances then existing. In particular, following the Offers, IUH and Purchaser may, or, subject to applicable law, may cause other parties to:
(a)
change the Company’s Board of Directors by electing new persons as directors of the Company as a consequence of IUH and its affiliates increasing their stake in the Company;

(b)
take other actions to achieve cost savings through potential scale efficiencies;

(c)
from time to time seek (or cause one of its affiliates to seek) to acquire additional outstanding Common Shares or ADSs not owned by IUH and/or its affiliates, including by means of one or more tender offers, open market purchases or negotiated transactions, each subject to Chilean legal requirements and U.S. legal requirements, if applicable; and

(d)
from time to time seek (or cause one of its affiliates to seek) to sell or otherwise dispose of some or all of the holdings of Common Shares or ADSs of IUH and/or its affiliates through open market sales or one or more negotiated transactions subject to Chilean legal requirements and U.S. legal requirements, if applicable.

IUH and Purchaser have no current intention to initiate proceedings for the ADSs to be voluntarily de-listed from the NYSE or to deregister the ADSs under the Exchange Act. However, under the rules of the NYSE, if the Company fails to meet certain criteria, the ADSs could be involuntarily de-listed from the NYSE. Among such criteria are minimum thresholds for (a) the number of holders, (b) the number of ADSs publicly held and (c) the aggregate market value of the ADSs publicly held. Registration under the Exchange Act may be terminated upon application to the SEC if the ADSs are not listed on a securities exchange in the United States and certain other conditions are met. If the ADSs are involuntarily de-listed from the NYSE, IUH and Purchaser would seek to (i) terminate the Company’s ADS facility, and (ii) terminate the registration of the Common Shares and ADSs under the Exchange Act and suspend the Company’s obligation to file reports under the Exchange Act until termination of registration thereunder.
IUH and Purchaser expressly reserve the right to make any changes that they deem necessary, appropriate or convenient in light of their review or in light of future developments. Such changes could include, among other things, changes in the Company’s business, corporate structure, certificate of incorporation, by-laws, capitalization (whether arising from refinancing or otherwise), management or dividend policy, including causing the Company to pay a special or extraordinary dividend to the extent permitted by applicable law.
Except as set forth above or elsewhere in this Offer to Purchase, IUH and Purchaser do not have any present plans or proposals or negotiations that relate to or would result in (a) any extraordinary transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries; (b) any purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries; (c) any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company; (d) any change in the present board of directors or management of the Company, including, but not limited to, any plans or proposals to change the number or the term of directors or to change any material term of the employment contract of any executive officer; (e) any other material change in the Company’s corporate structure or business; or (f) any changes in the Company’s charter, bylaws or other governing instruments or other actions that could impede the acquisition of control of the Company.
3.   Fairness of the U.S. Offer.
Under the SEC’s rules governing “going-private” transactions, including Rule 13e-3 under the Exchange Act, IUH and Purchaser are “affiliates” of the Company and accordingly, IUH and Purchaser are required to disclose their belief as to the fairness of the U.S. Offer to the Unaffiliated Shareholders. IUH and Purchaser are making the statements included in this part of the U.S. Offer to Purchase solely for the purpose of complying with the requirements of Rule 13e-3 and other rules under the Exchange Act. IUH and Purchaser are not making any recommendation to any Unaffiliated Shareholder as to whether such shareholder should tender its Shares, and IUH’s and Purchaser’s views as to the fairness of the transaction should not be construed as a recommendation to any Unaffiliated Shareholder of the Company as to whether such shareholder should tender its Shares. None of the Dealer Manager, the Information Agent, the U.S. Tender Agent or any of their respective affiliates makes, has made or has authorized any person to make any recommendation as to whether holders of Shares should tender or refrain from tendering their Shares or as to the price or prices at which holders should tender their Shares. Holders should carefully evaluate all the information in this U.S. Offer to Purchase and in related filings and consult their own investment and tax advisors, and holders must make their own independent decision as to whether to participate in the Offers and, if so, the number of Shares to tender.
None of IUH, Purchaser or their respective affiliates (other than the Company) undertook a formal evaluation of the fairness of the transaction to the Unaffiliated Shareholders. No outside party provided IUH, Purchaser or any of their affiliates (other than the Company) with any analysis or opinion with respect to the fairness of the U.S. Offer Price to the Unaffiliated Shareholders. None of IUH, Purchaser or their respective affiliates (other than the Company) received any report, opinion or appraisal from any outside party that is materially related to the transaction in connection with the U.S. Offer Price or the fairness of the U.S. Offer Price offered to the Unaffiliated Shareholders or the fairness of the U.S. Offer to the Company or to the Unaffiliated Shareholders, and thus did not consider any such reports, opinions or appraisals in determining the fairness of the U.S. Offer to the Unaffiliated Shareholders.
Based on the following factors, which are considered material and not listed in any relative order of importance, IUH and Purchaser believe that the U.S. Offer is fair to the Unaffiliated Shareholders:
•
The U.S. Offer Price compares favorably to current and historical market prices for Shares. The U.S. Offer Price represents:

•
a premium of approximately 15.44% over the closing price, adjusted per dividends, of Ch$7,363.52 per Common Share (after giving effect to the Reverse Stock Split) on the Santiago Stock Exchange on March 2, 2023 (the last trading day on the Santiago Stock Exchange prior to the first public announcement of the Offers);

•
a premium of approximately 9.99% over the closing price, adjusted per dividends considering the Observed Exchange Rate published on April 20, 2023, of U.S.$3.16 per ADS on the NYSE on March 2, 2023 (the last trading day on the NYSE prior to the first public announcement of the Offers).

•
As of the date of this U.S. Offer to Purchase, approximately 216,340,749 Common Shares (including Common Shares represented by ADSs) are outstanding. Of these Common Shares, IUH and/or its affiliates own directly or indirectly an aggregate of 141,961,520 Common Shares, representing approximately 65.62% of the outstanding Common Shares (including Common Shares represented by ADSs) of the Company. This means that 74,379,229 Common Shares (including Common Shares represented by ADSs), representing approximately 34.38% of the outstanding Common Shares (including Common Shares represented by ADSs) of the Company, are owned by holders other than IUH and/or its affiliates. The Offers will provide holders with immediate liquidity by enabling them to sell all or a portion of their Common Shares and/or ADSs for the U.S. Offer Price, without incurring brokerage costs and other costs typically associated with open market sales.

•
In deciding to make the Offers at this time, IUH’s Board of Directors and Purchaser considered, among other things, the general economic environment, that the consideration for the Offers would consist of cash which provides holders of Shares with certainty of value and the flexibility to reinvest the proceeds as they see fit, their belief in the Company’s business and the Company’s potential for long-term growth and their belief that the Offers are fair to the Unaffiliated Shareholders.

•
Negotiated and/or open market purchases of Common Shares and ADSs from holders would not have enabled all holders to participate in those purchases at the same price. Since the Offers are structured as an offer for any and all of the outstanding Common Shares and ADSs, all holders will be entitled to participate in the Offers with the same price per Common Share or ADS being offered to all holders.

•
The decision to tender into the U.S. Offer is voluntary and IUH and Purchaser do not have the intention to “squeeze out” holders that elect not to accept the U.S. Offer and to remain holders of

Common Shares and/or ADSs. Pursuant to applicable Chilean banking regulations, a squeeze-out of minority shareholders is not permissible in the case of a Chilean banking corporation and, therefore, no squeeze-out of minority shareholders of the Company will occur in connection with the Offers.
•
The Offers are not subject to any conditions relating to the number of Shares tendered or to any financing condition.

Based on the foregoing considerations, IUH and Purchaser believe that, although IUH and Purchaser will receive all or substantially all of the benefits of any actual improvements in the earnings of the Company in the future if the Offers are completed, IUH and Purchaser will also bear all or substantially all of the risk of the Company going forward, including the risk that improvements in the Company’s earnings will not materialize as a result of new conditions or developments affecting the Company and the continued volatility of general market and economic conditions. In particular, there has been significant uncertainty in financial markets generally and a substantial decline in the equity markets, both in the U.S. and in Chile. Accordingly, by extending the Offers at this time, IUH and Purchaser believe that IUH and Purchaser are offering Unaffiliated Shareholders a fair price considering the premiums being offered and the uncertainty for Unaffiliated Shareholders as to whether maintaining or increasing a current investment in the Company would prove in the future to be an optimal investment strategy.
Upon completion of the Offers, IUH and Purchaser will own a minimum of approximately 65.62% and a maximum of 100% of the outstanding Common Shares (including Common Shares represented by ADSs) of the Company. Former holders of Common Shares and ADSs that have been tendered and purchased pursuant to the Offers would not have the opportunity to participate in the future earnings, profits and growth of the Company and will not have the right to vote on the Company’s corporate matters. However, former holders will not face the risk of losses generated by the Company’s operations or a decline in the value of the Company after the completion of the Offers.
IUH and Purchaser are not aware of any offer for a merger, asset sale or acquisition of a controlling stake of the Company having been made during the past two years.
We did not consider the third-party sale value or liquidation value of the Company because we expect that the Company will continue to operate as a going concern for the foreseeable future and IUH and Purchaser have no current plans to dispose of their interest in the Company or to liquidate the Company. Accordingly, there is no meaningful expectation that any Unaffiliated Shareholders could achieve such purely hypothetical values for their Shares. We also did not consider the net book value of the Company’s business as reflected in the Company’s financial statements because we do not believe it is material or relevant to our determination whether the U.S. Offer Price is fair to Unaffiliated Shareholders. Specifically, we believe that such net book value is an accounting concept based on specific accounting methodologies that is historical in nature and therefore not forward-looking.
In addition, the U.S. Offer is not conditioned upon the approval by a majority of the Unaffiliated Shareholders as Chilean law does not require such approval and IUH and Purchaser do not believe it is necessary or customary to have this procedural safeguard given that the decision to tender into the U.S. Offer is voluntary. Moreover, pursuant to applicable Chilean banking regulations, a squeeze-out of minority shareholders is not permissible in the case of a Chilean banking corporation and, therefore, no squeeze-out of minority shareholders of the Company will occur in connection with the Offers.
As of the date of this U.S. Offer to Purchase, the Company has not taken a position with respect to the Offers. The Company is obligated to file with the SEC and distribute to its shareholders a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 within ten business days after the commencement of the U.S. Offer, stating whether it recommends in favor of the U.S. Offer, recommends against the U.S. Offer, expresses no position and remains neutral in connection with the U.S. Offer or expresses that it is unable to take a position regarding the U.S. Offer. In each case, the Company is required to explain the reasons for its position. The Schedule 14D-9 will contain important information and may include certain material non-public information that the Company believes is necessary for shareholders to make a decision with respect to the U.S. Offer. You are urged to read the Schedule 14D-9 carefully when this becomes available, and as this may be amended from time to time, before making any decision with respect to the U.S. Offer. The laws of the Republic of Chile do not require that the board of directors of the Company take a position with respect to the Offers, except that each individual member of the board of directors is required to deliver, within five Chilean business days from the publication of the notice of the commencement of the Chilean Offer, an opinion as to whether the Offers would be beneficial to the shareholders of the Company. Copies of such opinions will be sent to the CMF, the Chilean Stock Exchanges, Purchaser, and the manager of the Chilean Offer. The opinions will also be made available to the public.
The foregoing discussion of the information and factors considered by IUH and Purchaser in connection with the fairness of the U.S. Offer is not intended to be exhaustive, but IUH and Purchaser believe that it includes all material factors considered by them. IUH and Purchaser did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the U.S. Offer. Rather, the fairness determinations were made by IUH and Purchaser after considering all the factors as a whole. The sequence in which the factors described above are presented is not intended to reflect their relative importance. IUH and Purchaser believe that these factors provide a reasonable basis upon which to form their belief that the U.S. Offer is fair to the Unaffiliated Shareholders. This belief should not, however, be construed as a recommendation to any Unaffiliated Shareholder to tender their Shares in connection with the U.S. Offer. As noted above, neither of IUH nor Purchaser is making any recommendation to any Unaffiliated Shareholder as to whether such shareholder should tender its Shares in connection with the U.S. Offer. None of the Dealer Manager, the Information Agent, the U.S. Tender Agent or any of their respective affiliates makes, has made or has authorized any person to make any recommendation as to whether holders of Shares should tender or refrain from tendering their Shares or as to the price or prices at which holders should tender their Shares. Holders should carefully evaluate all the information in this U.S. Offer to Purchase and in related filings and consult their own investment and tax advisors, and holders must make their own independent decision as to whether to participate in the Offers and, if so, the number of Shares to tender.
4.   Effects of the U.S. Offer.
Participation in Future Growth
Upon consummation of the Offers, holders of Common Shares and ADSs that are purchased pursuant to the Offers will not have the opportunity to participate in the future earnings, profits and growth of the Company and will not have any right to vote on the Company’s corporate matters. To the extent that IUH’s and Purchaser’s percentage ownership of the Company is increased pursuant to the Offers, its interests in the net book value and net earnings of the Company will increase correspondingly (to 100% if all the outstanding Common Shares and ADSs are purchased pursuant to the Offers). As a result, IUH and Purchaser will have a greater benefit from any income generated by the Company’s operations and any increase in the value of the Company following the Offers. Similarly, IUH and Purchaser will bear a greater portion of the risk of any losses generated by the Company’s operations and any decrease in the value of the Company after completion of the Offers and holders of Common Shares and ADSs that are purchased pursuant to the Offers will not face the risk of losses that could be generated by the Company’s operations or the risk of a decline in the value of the Company after completion of the Offers.
Although IUH’s current economic interests in the net book value and net earnings of the Company is 65.62%, for accounting purposes, in accordance with International Financial Reporting Standards (“IFRS”), IUH consolidates the Company by the full integration method. Therefore, there will not be a significant effect on IUH’s books from a reporting perspective. However, to the extent that IUH’s and Purchaser’s economic interest in the Company could increase up to 100%, there will be a corresponding increase in IUH’s economic interest in the net book value of the Company from, approximately, U.S.$2,799,000,000 up to U.S.$4,252,000,000 (calculated in accordance with IFRS figures as of March 31, 2023, and using the Observed Exchange Rate published in the Official Gazette of Chile on June 2, 2023).
Effects on Market for Common Shares and Registration of Common Shares in the Chilean Securities Registry
The purchase of Shares pursuant to the Offers will reduce the number of Shares that might otherwise trade publicly and could reduce the number of holders of Shares which could adversely affect the liquidity and market value of the remaining Shares held by the public.

The Common Shares are currently registered with the Securities Registry kept by the CMF. They also are listed and traded on the Chilean Stock Exchanges. Pursuant to the Chilean Securities Act and Chilean banking regulations issued by the CMF, the shares of a banking corporation (such as the Company) must be registered in the Securities Registry of the CMF. Given the Chilean laws and regulations governing the Company, the alternative of converting the Company into a closely-held corporation or canceling the registration of its Common Shares in the Securities Registry of the CMF is not contemplated. IUH and Purchaser have no current intention to cause the Common Shares to be delisted from the Chilean Stock Exchanges. Any such delisting of the Common Shares would require the approval of all the shareholders of the Company.
No shareholder of the Company will have appraisal rights after the Offers as (i) Chilean law does not provide for appraisal rights (derecho a retiro) in the case of a tender offer, and (ii) pursuant to the Chilean General Banking Act, shareholders of a banking corporation do not have appraisal rights. Further, no shareholder of the Company will be squeezed out by Purchaser in connection with the Offers. Although Chilean law permits squeeze-outs of minority shareholders of Chilean public corporations in very limited cases and provided that certain conditions set forth under Chilean law are met, pursuant to applicable Chilean banking regulations, a squeeze-out of minority shareholders is not permissible in the case of a Chilean banking corporation and, therefore, no squeeze-out of minority shareholders of the Company will occur in connection with the Offers.
Following completion of the Offers, the number of Shares remaining in public circulation may decrease and the market for such securities may be reduced.
Effects on Market for ADSs
Our purchase of ADSs pursuant to the U.S. Offer may reduce the number of ADSs that might otherwise trade publicly, which could adversely affect the liquidity and market value of the remaining ADSs held by the public. However, we cannot predict whether a reduction in the number of ADSs that might otherwise trade publicly would have an adverse effect on the market price for, or marketability of, the ADSs.
The liquidity and market value of ADSs will depend upon factors such as, among others:
•
the number of holders of ADSs and the number of ADSs in public ownership;

•
the aggregate market value of the Common Shares and ADSs in public ownership;

•
the trading volume of the remaining ADSs on the NYSE;

•
whether securities firms remain interested in maintaining a market in ADSs or providing research on the Company;

•
possible de-listing from the NYSE;

•
possible suspension of the Company’s disclosure and reporting obligations under the Exchange Act;

•
possible termination of registration under the Exchange Act; and

•
possible termination of the Deposit Agreement.

NYSE Listing
We have no current intention to de-list the ADSs from the NYSE. However, under the rules of the NYSE, if the Company fails to meet certain criteria, the ADSs could be involuntarily de-listed from the NYSE. The NYSE will give consideration to the prompt initiation of suspension and delisting procedures with respect to a security when, among other things: (a) the number of total shareholders is less than 400 (includes beneficial owners holding through NYSE member brokers); (b) the number of total stockholders is less than 1,200 (includes beneficial owners holding through NYSE member brokers) and average monthly trading volume for the most recent 12 months is less than 100,000 shares; or (c) the number of publicly-held shares (excluding shares held by affiliates) is less than 600,000. Thus, if we purchase a sufficient number of ADSs in the U.S. Offer, the ADSs may no longer meet the NYSE’s listing requirements, regardless of our intention to maintain the listing of the ADSs on the NYSE.

Reporting Obligations and Registration Under the Exchange Act
If the ADSs no longer meet the NYSE’s listing requirements and the ADSs are involuntarily de-listed from the NYSE, we would seek to terminate the registration of the Common Shares and ADSs under the Exchange Act and suspend the Company’s obligation to file reports under the Exchange Act until termination of registration thereunder, which would substantially reduce the information required to be furnished by the Company to holders of Common Shares and ADSs and to the SEC, and certain provisions of the Exchange Act would no longer apply to the Company.
Termination of the Deposit Agreement
If the ADSs are de-listed from the NYSE and the Common Shares and ADSs are deregistered under the Exchange Act as described above, we may seek to terminate the Deposit Agreement with the ADS Depositary. When and if the Deposit Agreement is terminated, holders of ADSs will only have the right to receive Common Shares underlying ADSs upon surrender of ADSs and payment of applicable fees to the ADS Depositary. Any time after the termination date, the ADS Depositary may sell the remaining deposited Common Shares and hold the proceeds of such sale, after deduction of the fees of the ADS Depositary and applicable taxes (including any Chilean withholding tax as described in “The U.S. Offer — Section 5. Material U.S. and Chilean Income Tax Consequences” below), for the benefit of holders of ADSs that have not been surrendered. The absence of an active trading market in ADSs and an ADS facility would impede the transfer of your ADSs and reduce the liquidity and market value of both your ADSs and their underlying Common Shares.
Margin Securities
The ADSs are currently “margin securities” under the Regulations of the Board of Governors of the U.S. Federal Reserve System (the “Federal Reserve Board”), which has the effect, among other things, of allowing brokers to extend credit on the collateral of such securities. If registration of the ADSs under the Exchange Act is terminated and, consequently, there is no liquid market for the ADSs, the ADSs may no longer constitute margin securities under the regulations of the Federal Reserve Board. As such, the ADSs could no longer be used as collateral for loans made by brokers.
See also “The U.S. Offer — Section 12. Effects on Market for Common Shares and Registration of Common Shares in the Chilean Securities Registry; Effects on Market for ADSs; Registration of Common Shares and ADSs Under the Exchange Act; Margin Regulations.”
5.   Appraisal Rights; Supermajority Shareholders’ Matters and Additional Banking Requirements; Rule 13e-3.
Holders of Common Shares or ADSs will not have appraisal rights in connection with the U.S. Offer. Further, in accordance with the Chilean General Banking Act, the shareholders of a banking corporation, such as the Company, do not have appraisal rights.
If IUH owns directly or indirectly at least two-thirds of the total number of voting Common Shares (including Common Shares represented by ADSs), IUH would be able to approve the following actions: (a) the spin-off or merger of the Company; (b) the amendment to the term or duration of the Company or its early termination; (c) the change of the domicile of the Company; (d) the reduction of its equity capital; (e) the amendments to the rights of the shareholders meetings and to the limitations of the powers of the board of directors; (f) the reduction of the number of members of the board of directors of the Company; (g) the sale of 50% or more of the Company’s assets, whether or not such sale includes the Company’s liabilities, as well as the formulation or modification of any business plan that contemplates the sale of assets for an amount exceeding the above-mentioned percentage; (h) the creation of liens in an amount in excess of 50% of the Company’s assets guaranteeing third parties’ obligations other than liens of subsidiaries (in which case the decision by the board of directors will suffice); (i) the curing of technical defects in the constitutive documents of the Company or any amendment thereto that would otherwise render such documents voidable; (j) the approval of related party transactions under certain circumstances; and (k) other actions expressly provided for in the bylaws of the Company.

The possibility of approving the matters described above is notwithstanding the legal and regulatory requirements of obtaining the CMF’s approval in order to materialize such actions that correspond to by-laws amendments and the obligation of the Company to comply at all times with capital ratios, as applicable.
Because IUH and Purchaser are affiliates of the Company, the U.S. Offer constitutes a “going-private” transaction under Rule 13e-3 under the Exchange Act. Rule 13e-3 requires, among other things, that certain financial information concerning the Company and certain information relating to the fairness of the U.S. Offer and the consideration offered to Unaffiliated Shareholders be filed with the SEC and disclosed to such Unaffiliated Shareholders. IUH and Purchaser have provided such information in this U.S. Offer to Purchase and a combined Tender Offer Statement on Schedule TO and Transaction Statement on Schedule 13E-3 and the exhibits thereto filed with the SEC pursuant to Rules 14d-3 and 13e-3 under the Exchange Act.
6.   Interests of Certain Persons in the Offers.
The financial interests of IUH and Purchaser with regard to the U.S. Offer Price are generally adverse to the financial interests of the shareholders being asked to tender their Shares because IUH and Purchaser have an interest in acquiring the Shares as inexpensively as possible and the shareholders being asked to tender their Shares have an interest in selling their Shares for the highest possible price.
IUH directly owns 56,896,856 Common Shares. Purchaser directly owns 74,903,830 Common Shares. The following subsidiaries of Purchaser directly own the following amounts of Common Shares: (i) CGB II, SpA which holds 4,002,484 Common Shares, (ii) CGB III, SpA which holds 890,252 Common Shares, (iii) Saga II, SpA which holds 3,462,094 Common Shares, and (iv) Saga III, SpA which holds 1,806,004 Common Shares.
In considering the fairness of the consideration to be received in the U.S. Offer, shareholders should be aware that IUH and Purchaser have certain current actual or potential conflicts of interest in connection with the U.S. Offer. As a result of IUH’s and Purchaser’s current ownership of approximately 65.62% of the outstanding Common Shares (including Common Shares represented by ADSs), consisting of 141,961,520 Common Shares, as of the date of this U.S. Offer to Purchase, IUH directly, and indirectly through Purchaser, controls the Company.
Six of the seven current titular directors of the Company are affiliates of IUH. These six directors are: (1) Ricardo Villela Marino, (2) Milton Maluhy Filho, (3) Pedro Paulo Giubbina Lorenzini, (4) Matias Granata, (5) Diego Fresco Gutiérrez and (6) Pedro Samhan Escandar, all of whom were appointed at the annual meeting of the Company’s shareholders held on April 20, 2023. The sole alternate director of the Company is an affiliate of IUH. This alternate director is Rogerio Carvalho Braga, who was appointed at the annual meeting of the Company’s shareholders held on April 20, 2023. It is expected that such persons will retain their respective positions at the Company following completion of the Offers. In addition, according to information provided by the Company, no directors or officers of the Company own Common Shares or ADSs.
The Company does not have any employment agreements, severance agreements or other arrangements with any of its current executive officers that have any change of control provisions or similar provisions that would be in any way affected by the successful completion of the Offers.
Except as described elsewhere in this U.S. Offer to Purchase: (1) neither of IUH and Purchaser or, to the best of their knowledge, any of the persons listed on Schedule I to this U.S. Offer to Purchase or, to the best of their knowledge, any associate or majority-owned subsidiary of IUH and Purchaser or any of the persons listed on Schedule I beneficially own or have any right to acquire, directly or indirectly, any equity securities of the Company; and (2) none of IUH and Purchaser or, to the best of its knowledge, any of the persons listed in Schedule I to this U.S. Offer to Purchase or, to the best of its knowledge, any associate or majority-owned subsidiary of IUH and Purchaser or the Company has effected any transaction in such equity securities during the past 60 days.
Except as described elsewhere in this U.S. Offer to Purchase, during the past two years, there have been no negotiations, transactions or material contacts between IUH and Purchaser or any of their respective subsidiaries or, to the best knowledge of IUH and Purchaser, any of the persons listed in Schedule I to this U.S. Offer to Purchase, on the one hand, and the Company or any of its affiliates, on the other hand, concerning a merger, consolidation, acquisition, tender offer for or other acquisition of any class of securities of the Company, an election of directors of the Company or a sale or other transfer of a material amount of assets of the Company.
7.   Transactions and Arrangements Concerning the Common Shares and ADSs.
For a discussion of acquisitions of Common Shares and ADSs by IUH and Purchaser, see “Special Factors — Section 1. Background of the Offers” and “Special Factors — Section 2. Purpose of and Reasons for the U.S. Offer; Plans for the Company After the U.S. Offer.” IUH’s beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of the Common Shares outstanding as of the date of this U.S. Offer to Purchase is 141,961,520 Common Shares, representing approximately 65.62% of the Common Shares (including Common Shares represented by ADSs) outstanding.
Except as set forth in this U.S. Offer to Purchase, neither IUH and Purchaser or, to the best knowledge of IUH and Purchaser, any person listed in Schedule I hereto, is a party to any contract, agreement, arrangement, understanding or relationship with any other person with respect to any securities of the Company (including, without limitation, any contract, agreement, arrangement, understanding, or relationship concerning the transfer or the voting of any such securities, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss, divisions of profits or losses, or the giving or withholding of proxies, consents or authorizations).
Neither the Company nor IUH and Purchaser has made any underwritten public offering of the securities of the Company during the past three years.
8.   Related Party Transactions.
The information contained in “Item 7. Major Shareholders and Related Party Transactions — B. Related Party Transactions” of the Company’s Annual Report on Form 20-F, as filed with the SEC on April 27, 2023 (the “2022 Form 20-F”) is incorporated herein by reference.
From January 1, 2023, to the date of this U.S. Offer to Purchaser, there has been no material related party transactions between the Company and each of its directors and executive officers, on one hand, and IUH or Purchaser, on the other hand.
9.   Risks of Tendering Common Shares in the Chilean Offer Instead of the U.S. Offer.
U.S. Holders of Common Shares may elect to tender their Common Shares into the Chilean Offer instead of the U.S. Offer. ADSs may only be tendered into the U.S. Offer. Although the terms and conditions of the U.S. Offer and the Chilean Offer are substantially the same, because of differences in law and market practice between the United States and Chile, the rights of tendering holders pursuant to the U.S. Offer and the Chilean Offer are not identical.
While IUH and Purchaser intend to have the Offers expire at the same time, due to differing regulations under Chilean and U.S. regulatory schemes, it is possible that the Offers could expire at different times. Chilean laws governing the withdrawal rights of tendering holders also are different from U.S. laws governing such rights. Tenders of Common Shares and ADSs made pursuant to the U.S. Offer may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after August 5, 2023, unless theretofore accepted for payment as provided in this Offer to Purchase, or at such later time as may apply if the U.S. Offer is extended beyond that date. See the discussion in the section of entitled “The U.S. Offer — Section 4. Withdrawal Rights.” Under Chilean law, statutory withdrawal rights are granted throughout the term of the tender offer, including any extension, up to the expiration of the Chilean Offer, and thereafter such withdrawal rights terminate, except that the tenders of Common Shares made pursuant to the Chilean Offer may also be withdrawn if Purchaser fails to publish the notice of acceptance of the Chilean Offer on the third Chilean calendar day following the expiration of the Chilean Offer.

U.S. holders of Common Shares who participate in the Chilean Offer will receive payment for their tendered Common Shares in the form of Chilean pesos. U.S. holders who tender into the U.S. Offer will receive 8,500.00 Chilean pesos per Common Share, payable in U.S. dollars based on the Observed Exchange Rate, published by the Central Bank of Chile in the Official Gazette of Chile two Chilean business days immediately prior to the Settlement Date.
Press releases and announcements may be made in Chile but not made in the U.S. and may not be translated into English and filed with the SEC. Furthermore, the Chilean Offer is not subject to the Exchange Act, including the rules and regulations promulgated thereunder, and the protections thereunder will not be available to U.S. Holders tendering Common Shares into the Chilean Offer.
In addition, U.S. holders of Common Shares wishing to tender in the Chilean Offer should consult their tax advisor as there may be different tax consequences in the Chilean Offer not contemplated in this U.S. Offer to Purchase.

THE U.S. OFFER
1.   Terms of the U.S. Offer.
General
Upon the terms and subject to the conditions of the U.S. Offer, Purchaser is offering to purchase (i) any and all outstanding Common Shares held by U.S. holders and (ii) any and all outstanding ADSs held by holders, wherever located, in each case other than any Shares owned directly or indirectly by IUH and/or its affiliates.
In this U.S. Offer, Purchaser is offering to pay 8,500.00 Chilean pesos in cash per Common Share and 2,833.3333 Chilean pesos in cash per ADS, without interest and less (i) any applicable brokerage fees and commissions, and (ii) applicable withholding taxes, upon the terms and subject to the conditions set forth in this U.S. Offer to Purchase and other related materials, including the Common Share Acceptance Form, the ADS Letter of Transmittal and the ADS Notice of Guaranteed Delivery. The U.S. Offer Price for Shares accepted for payment pursuant to the U.S. Offer will be paid to holders of Shares in U.S. dollars, less the amount of any fees, expenses and withholding taxes that may be applicable to such holders. The U.S. Offer Price paid to holders of Shares will be converted into U.S. dollars based on the Observed Exchange Rate (as defined below), published by the Central Bank of Chile (Banco Central de Chile) in the Official Gazette of Chile two Chilean business days immediately prior to the Settlement Date. All U.S. dollar payments to tendering holders of ADSs pursuant to this U.S. Offer to Purchase will be rounded to the nearest whole cent. See “The U.S. Offer — Section 2. Acceptance for Payment and Payment for Shares.”
The U.S. Offer will expire at 5:30 p.m., New York City time, on July 5, 2023, unless the U.S. Offer is extended as set forth in this U.S. Offer to Purchase.
ADS holders may tender their ADSs through the U.S. Tender Agent in accordance with the instructions set forth below under “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer” and in the accompanying ADS Letter of Transmittal. The U.S. Tender Agent will pay the U.S. Offer Price to holders of ADSs whose ADSs have been accepted in the U.S. Offer as described in “The U.S. Offer — Section 2. Acceptance for Payment and Payment for Shares.” As an alternative to participating in the U.S. Offer through the U.S. Tender Agent, a holder of ADSs may also surrender its ADSs to the ADS Depositary, withdraw the Common Shares underlying the ADSs from the ADS program and tender Common Shares directly in the U.S. Offer (if such holder of Common Shares is a U.S. holder) or in the Chilean Offer, in which case holders need to allow sufficient time to complete all required steps described in this U.S. Offer to Purchase, the Common Share Acceptance Form and the ADS Letter of Transmittal before 5:30 p.m., New York City time, on the Expiration Date.
If you are a U.S. holder that holds Common Shares and if you wish to participate in the U.S. Offer, you should follow the instructions set forth below under “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer” and in the accompanying Common Share Acceptance Form.
Upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of such extension or amendment), we will accept for payment and pay for all Shares that are validly tendered and not properly withdrawn in accordance with “The U.S. Offer — Section 4. Withdrawal Rights” before 5:30 p.m., New York City time, on the Expiration Date.
If you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee, you should be aware that such securities intermediary is likely to establish its own cut-off time and date, which is likely to be earlier than the deadline set forth above, for receipt of instructions to tender (or to withdraw, as applicable). You should contact your broker, dealer, commercial bank, trust company or other nominee to determine the cut-off time and date that is applicable to you.
Extension
Subject to applicable law, the period during which the U.S. Offer remains open may be extended at any time and from time to time. Purchaser will also extend the U.S. Offer for any period or periods required by applicable law or applicable rules, regulations, interpretations or positions of the SEC or its staff or any of the rules and regulations, including listing standards, of NYSE. To the extent permitted by applicable Chilean and U.S. securities laws, the CMF, the SEC and the terms of the U.S. Offer, we reserve the right, at any time and from time to time, to (i) extend the period of time for which the U.S. Offer is open for any reason and thereby delay the purchase and payment of validly tendered and not properly withdrawn Shares, (ii) amend the terms of the U.S. Offer in any respect and (iii) terminate the U.S. Offer without purchasing any Shares.
All holders of Common Shares and/or ADSs that validly tender, and do not properly withdraw, their Shares into the U.S. Offer prior to the expiration of the U.S. Offer, will receive the same price per Common Share or ADS, as applicable, regardless of whether they tendered before or during any extension period of the U.S. Offer. In the event of an extension, all of the Common Shares and/or ADSs validly tendered into and not properly withdrawn from the U.S. Offer will remain subject to the U.S. Offer. Under such extension, each holder will continue to have the right to withdraw Common Shares and/or ADSs previously tendered.
Under Chilean law, the initial offering period of the Chilean Offer must be 30 calendar days. The Chilean Offer may then be extended one time for a period of between 5 to 15 calendar days. Thus, the maximum time period that the Chilean Offer can remain open is 45 calendar days. Under U.S. tender offer regulations, a tender offer must remain open for at least 20 business days, but there is no maximum time limit. We will extend the U.S. Offer to the extent Purchaser extends the Chilean Offer if such extension is required by Chilean tender offer regulations or for any other reason.
If we extend the U.S. Offer, we will notify the U.S. Tender Agent, and will make a public announcement of the extension by press release or other public announcement, no later than 9:00 a.m., New York City time, on the next business day after the Expiration Date. At the start of any extension period, we will file with the SEC an amendment to this U.S. Offer to Purchase, setting forth the new expiration date of the U.S. Offer.
In addition, if we make a material change in the terms of the U.S. Offer or the information concerning the U.S. Offer, or if we waive a material condition of the U.S. Offer, we will promptly disseminate such change or waiver to all shareholders of the Company (including ADS holders) in a manner reasonably designed to inform them of such change or waiver and extend the U.S. Offer to the extent required by Rules 14d-4, 14d-6 and 14e-1 under the Exchange Act. The minimum period during which the U.S. Offer must remain open following material changes in the terms of the U.S. Offer or information concerning the U.S. Offer, other than a change in price or a change in the percentage of the Shares sought, will depend upon the facts and circumstances then existing, including the relative materiality of the changed terms or information. We understand that in the SEC’s view, an offer should remain open for a minimum of five business days from the date the material change is first published, sent or given to shareholders, and with respect to a change in price or a change in the percentage of securities sought, a minimum period of ten business days is generally required to allow for adequate dissemination to shareholders and investor response. If, prior to the Expiration Date, Purchaser increases the consideration being paid for the Shares accepted for payment pursuant to the U.S. Offer, such increased consideration will be paid to all stockholders whose Shares are purchased pursuant to the U.S. Offer, whether or not such Shares were tendered prior to the announcement of the increase in consideration.
We expect to conduct the U.S. Offer and the Chilean Offer concurrently and intend for the U.S. Offer and the Chilean Offer to expire on the same day and at the same time. If the U.S. Offer is extended for any reason, we will extend the Chilean Offer for the same period, if permissible under applicable law. Similarly, if the Chilean Offer is extended for any reason, we will extend the U.S. Offer for the same period. Therefore, we expect that the U.S. Offer and the Chilean Offer will remain open, including any extensions, for the same period of time.
Conditions to the U.S. Offer
The U.S. Offer is conditioned upon the satisfaction or waiver of certain conditions discussed in “The U.S. Offer — Section 11. Conditions to the U.S. Offer.” If any of the U.S. Offer Conditions has not been satisfied or waived, as applicable (to the extent waivable), immediately prior to the expiration of the U.S. Offer (as extended), Purchaser may extend the U.S. Offer for one or more periods to permit such U.S. Offer Condition to be satisfied. In addition, Purchaser must extend the U.S. Offer for any minimum period required by applicable law or by any rule, regulation, interpretation or position of the SEC or its staff.

Purchaser expressly reserves the right, in its sole discretion, subject to applicable rules and regulations of the SEC, not to accept for payment any Shares if, at the expiration of the U.S. Offer, any of the conditions to the U.S. Offer have not been satisfied or upon the occurrence of any of the events set forth in “The U.S. Offer — Section 11. Conditions to the U.S. Offer.” However, Purchaser’s ability to delay the payment for Common Shares and ADSs that Purchaser has accepted for payment is limited by Rule 14e-1(c) under the Exchange Act, which requires that a bidder pay the consideration offered or return the securities deposited by or on behalf of stockholders promptly after the termination or withdrawal of such bidder’s offer. Under certain circumstances, we may terminate the U.S. Offer.
Mailing
This U.S. Offer to Purchase, the Common Share Acceptance Form, the ADS Letter of Transmittal, the ADS Notice of Guaranteed Delivery and other relevant materials will be mailed by Purchaser to (i) the record holders of ADSs whose names appear on the list of record holders of ADSs maintained by the ADS Depositary, and the security position listing of DTC, as the book-entry transfer facility for ADSs, and (ii) any U.S. holder of Common Shares whose names appear on the list of shareholders and any security position listing provided by the Company to Purchaser for the purpose of disseminating the U.S. Offer to U.S. holders of Common Shares, and will also be furnished, for subsequent transmittal to the beneficial owners of ADSs and the beneficial owners of Common Shares that are U.S. holders, to brokers or other securities intermediaries and similar persons whose names, or the names of whose nominees, appear on shareholder lists or, if applicable, who are listed as participants in the security position listing of DTC or any other available security position listing, as applicable. Purchaser will also mail this U.S. Offer to Purchase, the Common Share Acceptance Form, the ADS Letter of Transmittal, the ADS Notice of Guaranteed Delivery and other relevant materials to any registered or beneficial owners of ADSs, and any registered or beneficial owners of Common Shares that are U.S. holders, that request a copy of the U.S. Offer materials.
Definitions
For purposes of this U.S. Offer to Purchase and the related documents:
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“Chilean business day” or “trading day” means any day on which the Chilean Stock Exchanges are open for trading and Chilean banks are authorized to open for business pursuant to directions issued by the CMF, excluding Saturdays and Sundays; and

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“business day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York City, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

2.   Acceptance for Payment and Payment for Shares.
For purposes of the U.S. Offer, Purchaser will be deemed to have accepted for payment Shares validly tendered and not properly withdrawn prior to 5:30 p.m., New York City time, on the Expiration Date, when Purchaser gives written notice to the U.S. Tender Agent of acceptance for payment of the Shares (the “Acceptance Date”).
Payment
Purchase of tendered Shares pursuant to the U.S. Offer will be made only after timely receipt by the U.S. Tender Agent of the proper tender documents with respect to the holder’s Common Shares or ADSs, as applicable. See “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer.”
If any Common Shares or ADSs tendered in accordance with the instructions set forth in this U.S. Offer to Purchase or other related materials are not accepted for purchase pursuant to the terms and conditions of the U.S. Offer, we will cause such Shares to be returned promptly following the announcement of the lapse or withdrawal of the U.S. Offer, as the case may be.
The U.S. Offer Price for the Common Shares and the ADSs accepted for payment pursuant to the U.S. Offer will be paid to holders of Common Shares and ADSs in U.S. dollars and will be distributed, less the amount of any fees or commissions, expenses and withholding taxes that may be applicable to such holders. The U.S. Offer Price paid to holders of Common Shares and ADSs will be converted into U.S. dollars based on the Observed Exchange Rate published by the Central Bank of Chile (Banco Central de Chile) in the Official Gazette of Chile two Chilean business days immediately prior to the Settlement Date. All payments to tendering holders of Common Shares and ADSs pursuant to the U.S. Offer will be rounded to the nearest whole U.S. cent.
Payment for Shares directly registered by holders holding in certificated or uncertificated form will be made by check to the tendering ADS holder and, in the case of the Common Shares, to the tendering U.S. holder of Common Shares.
Payment for ADSs tendered by book-entry transfer will be made by crediting the account of the nominee holding the ADSs on your behalf with DTC. If you tender your ADSs for cash by means of DTC’s book-entry confirmation facilities, the U.S. Tender Agent will deliver the applicable amount of consideration in U.S. dollars to DTC, which will further allocate the applicable amount of consideration in U.S. dollars to the account of the DTC participant who tendered the ADSs on your behalf. If you tender your ADSs for cash to the U.S. Tender Agent by means of a physical certificate delivery with a completed and signed ADS Letter of Transmittal or by means of an ADS Letter of Transmittal for ADSs in uncertificated form held through Direct Registration or otherwise on the books of the ADS Depositary, the U.S. Tender Agent will issue a check for the applicable amount of consideration in U.S. dollars.
On the third Chilean calendar day after the expiration date for the Chilean Offer, Purchaser will publish an advertisement in two Chilean newspapers, El Líbero and El Mostrador, announcing the results of the Offers. All payments for Shares accepted for purchase pursuant to the Offers will be made within four Chilean business days following the announcement of the results of the Offers (the date of such payment, the “Settlement Date”).
Tendering shareholders should be aware that fluctuations in the Chilean peso to U.S. dollar exchange rate will cause the value of the cash consideration to be paid to them in respect of their tendered and accepted Common Shares and/or ADSs to change accordingly.
Payment of the U.S. Offer Price shall be made by the U.S. Tender Agent only to the person specified on the applicable Common Share Acceptance Form, ADS Letter of Transmittal or ADS Notice of Guaranteed Delivery as the seller of the tendered Common Shares and/or ADSs, and any of said persons shall be treated both by Purchaser and by the U.S. Tender Agent as the sole owner and seller of the tendered ADSs.
The U.S. Tender Agent will act as agent for tendering holders of Common Shares and/or ADSs, for the purpose of receiving payments from Purchaser and transmitting payments to such tendering holders of Common Shares and/or ADSs whose Shares have been accepted for payment.
General Provisions
If tendered Shares are not purchased for any reason, the documents of title relating to the Common Shares or ADRs evidencing ADSs and other documents of title, if any, will be returned, without expense to, but at the risk of, the tendering holder (or, in the case of ADSs delivered by book-entry transfer, by transfer of such ADSs to an account maintained at DTC), as promptly as practicable.
Purchaser seeks to acquire the Shares together with all economic and voting rights, including rights to dividends or any other distributions declared, made or paid after the Acceptance Date with respect to the Shares accepted for payment pursuant to the U.S. Offer.
Under no circumstances will interest be paid on the U.S. Offer Price for the tendered Shares whether or not the Expiration Date is extended. After the Acceptance Date, Purchaser’s obligation to make payments to tendering holders of Shares shall continue until the U.S. Offer Price is paid to tendering holders of Shares whose Shares has been accepted in the U.S. Offer. Upon the deposit of funds with the U.S. Tender Agent for the purpose of making payments to tendering holders whose Shares were accepted in the U.S. Offer, Purchaser’s obligation to make the payment shall be satisfied, and tendering holders whose Shares were accepted in the U.S. Offer must thereafter look solely to the U.S. Tender Agent for payment of amounts owed to them by reason of the acceptance for payment of Shares pursuant to the U.S. Offer.

3.   Procedures for Tendering into the U.S. Offer.
Only holders of Common Shares who are U.S. holders (within the meaning of Rule 14d-1(d) under the Exchange Act, which defines a U.S. holder as “any security holder resident in the United States”) and all holders of ADSs, wherever located, are eligible to participate in the U.S. Offer. ADSs (whether or not held by U.S. holders) may only be tendered in the U.S. Offer. All holders of Common Shares who are not U.S. holders, and holders of Common Shares who are U.S. holders but wish to participate in the Chilean Offer, must tender their Common Shares in the Chilean Offer. Before they decide to tender their Common Shares in the Chilean Offer, U.S. holders of Common Shares who wish to participate in the Chilean Offer should carefully consider that they will not be afforded the protections of the Exchange Act. In addition, U.S. holders of Common Shares should consider any tax consequences of their participation in the Offers.
Additional copies of this U.S. Offer to Purchase, the Common Share Acceptance Form, the ADS Letter of Transmittal, the ADS Notice of Guaranteed Delivery and other relevant material may be obtained from the Information Agent, at the address and telephone numbers set forth on the back cover of this U.S. Offer to Purchase, during normal business hours through 5:30 p.m., New York City time, on the Expiration Date.
Tender of Common Shares.   If you or your securities intermediary holds Common Shares in book-entry form through DCV and you wish to tender those Common Shares in the U.S. Offer, you must tender your Common Shares through a broker, dealer, commercial bank, trust company or other securities intermediary to the U.S. Tender Agent, to be received by the U.S. Tender Agent by the Expiration Date, by instructing your broker, dealer, commercial bank, trust company or other securities intermediary to deliver those Common Shares to the U.S. Tender Agent’s Chilean custodian using the following information:
Banco Itaú Chile
DCV Sub account 71607100
Account Name: The Bank of New York Mellon ADRs
BIC ITAUCLRM
PSET DCVVCLRMXXX
Reference: Delivery for U.S. tender offer
By order of: [stating the name and U.S. address of the beneficial owner of the Common Shares]
In addition, you must complete and sign the enclosed Common Share Acceptance Form and return it together with all other required documentation to the U.S. Tender Agent at the address set forth on the back cover of this U.S. Offer to Purchase and on the Common Share Acceptance Form. You must ensure that your broker, dealer, commercial bank, trust company or other securities intermediary receives your instructions and any required documentation sufficiently in advance of the Expiration Date so that it can effect such deposit and tender on your behalf prior to the Expiration Date and you must pay any fees or commissions charged by such broker, dealer, commercial bank, trust company or other securities intermediary to make such deposit or tender.
If you or your securities intermediary holds Common Shares in certificated form and you wish to tender those Common Shares in the U.S. Offer, you will first have to deposit those Common Shares with a broker, dealer, commercial bank, trust company or other securities intermediary in an account at the DCV and then follow the instructions set out in the paragraphs above.
When the U.S. Tender Agent receives a valid tender of Common Shares, it will instruct the ADS Depositary to register uncertificated ADSs representing those Common Shares in the name of the tendering holder and, provided that the tendered Common Shares are accepted for payment by Purchaser and the U.S. Offer Conditions are fulfilled, the U.S. Tender Agent will surrender the ADSs to the ADS Depositary and instruct the ADS Depositary to deliver the underlying Common Shares as instructed by Purchaser.
If you tender your Common Shares through the U.S. Tender Agent:
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You will not have to pay any fee to the U.S. Tender Agent’s Chilean custodian to tender your Common Shares;

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You will not have to pay any fee to the ADS Depositary for the issuance or cancellation of ADSs in connection with the tender of your Common Shares;

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You will not have to pay any fees to the DCV; but,

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You may have to pay a fee to your securities intermediary in Chile to tender Common Shares on your behalf or to deposit your Common Shares into the DCV (if applicable).

For more information on the Chilean and U.S. tax consequences of the various methods of tendering your ADSs or Common Shares, see “The U.S. Offer — Section 5. Material U.S. and Chilean Income Tax Consequences.”
The method of delivery of all required documents is at the option and risk of the tendering holder of Common Shares and the delivery will be deemed made only when actually received by the U.S. Tender Agent. In all cases, sufficient time should be allowed to ensure timely delivery.
Common Share Acceptance Form
Each holder of Common Shares by whom or on whose behalf a Common Share Acceptance Form is executed irrevocably undertakes, represents, warrants and agrees to and with Purchaser (so as to bind the holder and the holder’s personal representatives, heirs, successors and assigns) to the following effect:
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that the execution of a Common Share Acceptance Form shall constitute: (1) an acceptance of the U.S. Offer in respect of the number of Common Shares identified in Box 1 of the Common Share Acceptance Form; and (2) an undertaking to execute all further documents and give all further assurances which may be required to enable Purchaser to obtain the full benefit of this section and/or perfect any of the authorities expressed to be given hereunder, on and subject to the terms set out or referred to in this document and the Common Share Acceptance Form and that, subject only to the rights set out in “The U.S. Offer — Section 4. Withdrawal Rights,” each such acceptance shall be irrevocable;

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that the Common Shares in respect to which the U.S. Offer is accepted or deemed to be accepted are fully paid and non-assessable, sold free from all liens, equities, charges and encumbrances and together with all rights now or hereafter attaching thereto, including voting rights and the right to all dividends, other distributions and interest payments hereafter declared, made or paid;

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that the execution of the Common Share Acceptance Form constitutes, subject to the accepting holder not having properly withdrawn his or her acceptance, the irrevocable appointment of the U.S. Tender Agent acting on behalf of Purchaser, its directors and agents as such holder’s attorney and/or agent (the “Attorney”) and an irrevocable instruction to the Attorney: (i) to deposit the tendered Common Shares with the ADS Depositary and instruct to register uncertificated ADSs representing those Common Shares in the name of the tendering holder, as set forth in the applicable Common Share Acceptance Form and place a stop transfer order on the ADS register with respect to those ADSs and, if the tendered Common Shares are purchased by Purchaser, to surrender the ADSs created upon tenders of those Common Shares to the ADS Depositary and to instruct the ADS Depositary to deliver the Common Shares to the order of the Purchaser; (ii) to complete and execute all or any form(s) of transfer and/or other document(s) at the discretion of the Attorney in relation to the Common Shares in respect of which the accepting holder of Common Shares has not properly withdrawn acceptance in favor of Purchaser or such other person or persons as Purchaser may direct and to deliver such form(s) of transfer and/or other document(s) at the discretion of the Attorney; and (iii) to do all such other acts and things as may in the opinion of the Attorney be necessary or expedient for the purpose of, or in connection with, the acceptance of the U.S. Offer and to vest in Purchaser or its nominee(s) the Common Shares as aforesaid;

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that the execution of the Common Share Acceptance Form constitutes, subject to the accepting holder of Common Shares not having properly withdrawn its acceptance, an irrevocable authority and request (1) to the Company, its Gerente General (General Manager) or its agents to procure the registration of the transfer of the Common Shares pursuant to the U.S. Offer to Purchaser or as Purchaser may direct; and (2) to Purchaser or its agents to record and act upon any instructions with regard to notices and payments which have been recorded in the records of the Company in respect of such holder’s holding(s) of Common Shares;

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that this section shall be incorporated in and form part of the Common Share Acceptance Form, which shall be read and construed accordingly; and

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that the holder agrees to ratify each and every act or thing which may be done or effected by Purchaser or any of its directors or agents or the Company or its agents, as the case may be, in the proper exercise of any of its power and/or authorities thereunder.

Acceptance of U.S. Offer Through a Power of Attorney.   If a holder of Common Shares wishes to accept the U.S. Offer but is away from home or if the Common Share Acceptance Form is being signed under a power of attorney, the holder’s appointed attorney should send the Common Share Acceptance Form by the quickest means to the holder for execution or, if the holder has executed a power of attorney, have the Common Share Acceptance Form signed by the attorney. The completed Common Share Acceptance Form together with the required documents should be delivered to the U.S. Tender Agent at the address set forth on the back cover of this Offer to Purchase and accompanied by the power of attorney (or a duly certified copy thereof). No other signatures are acceptable.
Acceptance of U.S. Offer and Representations by Holder.   The tender of Common Shares pursuant to any one of the procedures described above will constitute the tendering holder’s acceptance of the U.S. Offer, as well as the tendering holder’s representation and warranty that (a) such holder owns the Common Shares being tendered, (b) such holder is a U.S. holder, and (c) such holder has the full power and authority to tender and assign the Common Shares tendered, as specified in the Common Share Acceptance Form. Purchaser’s acceptance for payment of Common Shares tendered pursuant to the U.S. Offer will constitute a binding agreement between the tendering holder and Purchaser containing the terms of the U.S. Offer.
Purchaser’s acceptance for payment of the Common Shares tendered pursuant to the U.S. Offer will constitute a binding agreement between each tendering holder of Common Shares and Purchaser upon the terms and subject to the conditions of the U.S. Offer. If you are in any doubt about the procedure for tendering your Common Shares into the U.S. Offer, please telephone the Information Agent at its telephone number set forth on the back cover of this Offer to Purchase.
Determination of Validity.   All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for purchase of any tender of Common Shares will be determined by us, in our sole discretion, which determination shall be final and binding to all parties. We reserve the absolute right to reject any or all tenders of Common Shares determined by us not to be in proper form or the acceptance for purchase for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in any tender of Common Shares of any particular holder, whether or not similar defect or irregularities are waived in the case of other holders. No tender of Common Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived. Neither we nor any of our affiliates or assigns nor any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Our interpretation of the terms of the U.S. Offer will be final and binding. None of the Dealer Manager, the Information Agent, the U.S. Tender Agent or any other person shall be under any duty to give notice of any defects, irregularities or waivers with respect to tenders, nor shall any of them incur any liability for failure to give such notice.
U.S. holders who hold Common Shares may, at their option, tender their Common Shares into the Chilean Offer instead of the U.S. Offer. However, there are important aspects to consider for a U.S. holder considering whether to tender into the Chilean Offer rather than into the U.S. Offer. See “Special Factors — Section 9. Risks of Tendering Common Shares in the Chilean Offer Instead of the U.S. Offer.”
Tender of ADSs
If you are a holder of ADSs, regardless of where you are located, and if you wish to tender all or any portion of your ADSs in the U.S. Offer, you should follow the procedures below, as applicable.
Registered Holders of ADRs evidencing ADSs.   If you are a registered holder of ADRs evidencing ADSs, you must properly complete and duly execute the accompanying ADS Letter of Transmittal, which is also available from the Information Agent, and all other documents required by the ADS Letter of

Transmittal, and you should timely submit these documents bearing your original signature, together with your ADRs evidencing the ADSs that you wish to tender, to the U.S. Tender Agent at the address set forth on the back cover of this U.S. Offer to Purchase, such that the U.S. Tender Agent receives these documents before 5:30 p.m., New York City time, on the Expiration Date. Note that, in some circumstances, your signature on the ADS Letter of Transmittal or the signature of an endorser of the tendered ADRs must be guaranteed under the Securities Transfer Agents Medallion Program (STAMP), the NYSE Medallion Signature Program (SEMP) or the Stock Exchange Medallion Program (a signature guarantee of that kind, a “Medallion Guarantee”).
Registered Holders of Uncertificated ADSs on the books of the ADS Depositary.   If you are a registered holder of uncertificated ADSs on the books of the ADS Depositary, which is The Bank of New York Mellon, you must properly complete and duly execute the accompanying ADS Letter of Transmittal, which is also available from the Information Agent, and deliver it bearing your original signature, together with all other documents required by the ADS Letter of Transmittal, to the U.S. Tender Agent at the address set forth on the back cover of this U.S. Offer to Purchase, such that the U.S. Tender Agent receives these documents before 5:30 p.m., New York City time, on the Expiration Date. Note that, in some circumstances, your signature on the ADS Letter of Transmittal must be guaranteed by a Medallion Guarantee.
ADSs Held through a Broker, Dealer, Commercial Bank, Trust Company or Other Securities Intermediary in the DTC System.   If you hold ADSs through a broker, dealer, commercial bank, trust company or other securities intermediary in the DTC system, you should promptly contact your broker, dealer, commercial bank, trust company or other securities intermediary and request that the securities intermediary tender your ADSs on your behalf through DTC. In order for a book-entry transfer to constitute a valid tender of your ADSs into the U.S. Offer, the ADSs must be tendered by your securities intermediary before 5:30 p.m., New York City time, on the Expiration Date. Further, before 5:30 p.m., New York City time, on the Expiration Date, the U.S. Tender Agent must receive (i) a confirmation of such tender of your ADSs and (ii) an Agent’s Message.
The term “Agent’s Message” means a message transmitted to the U.S. Tender Agent by DTC, received by the U.S. Tender Agent, and forming a part of a book-entry confirmation that states that DTC has received an express acknowledgment from the participant tendering the ADSs that are the subject of such book-entry confirmation stating that such participant has received and agrees to be bound by the terms of this U.S. Offer to Purchase and the ADS Letter of Transmittal and that Purchaser may enforce such agreement against such participant.
DTC, participants in DTC, and other securities intermediaries are likely to establish cut-off times and dates that are earlier than 5:30 p.m., New York City time, on the Expiration Date, to receive instructions to tender ADSs. Note that if your ADSs are held through a broker, dealer, commercial bank, trust company or other nominee and such securities intermediary tenders your ADSs as instructed by you, your securities intermediary may charge you a transaction or service fee. You should consult your securities intermediary to determine the cut-off time and date applicable to you, and whether you will be charged any transaction or service fee.
If you are unable to perform the procedures described above before 5:30 p.m., New York City time, on the Expiration Date, you may still be able to tender your ADSs into the U.S. Offer in accordance with the procedures for guaranteed delivery that we are making available (see the section titled “Guaranteed Delivery” below in this “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer.”).
The method of delivery of the ADS Letter of Transmittal and all other required documents, including delivery through DTC, is at the option and sole risk of the tendering shareholder, and delivery will be considered made only when the U.S. Tender Agent actually receives the ADS Letter of Transmittal and all other required documents. If delivery is by mail, registered mail with return receipt requested, properly insured, is encouraged and strongly recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.
Do NOT send any ADRs evidencing ADSs, the ADS Letter of Transmittal, the ADS Notice of Guaranteed Delivery or any related documents to Purchaser, the Dealer Manager, the Information Agent or the ADS Depositary.

DELIVERY OF THE ADRs EVIDENCING ADSs, THE ADS LETTER OF TRANSMITTAL, THE ADS NOTICE OF GUARANTEED DELIVERY OR ANY OTHER REQUIRED DOCUMENTS TO PURCHASER, THE DEALER MANAGE, THE ADS DEPOSITARY OR THE INFORMATION AGENT DOES NOT CONSTITUTE A VALID TENDER.
If you are in any doubt about the procedure for acceptance of ADSs, please call the Information Agent at its telephone numbers set forth on the back cover of this U.S. Offer to Purchase.
Surrendering ADSs for Common Shares in order to tender Common Shares into the U.S. Offer.   As an alternative to tendering ADSs into the U.S. Offer, an ADS holder may surrender its ADRs, withdraw the Common Shares from the ADS program in which they are deposited and participate directly in the U.S. Offer as a holder of Common Shares. The ADS holder should contact the ADS Depositary at The Bank of New York Mellon, Depositary Receipts Division, 240 Greenwich Street, 8th Floor, New York, New York, 10286, email address: drsettlements@bnymellon.com to surrender to the ADS Depositary the ADRs and underlying ADSs representing Common Shares that it wishes to tender into the U.S. Offer, pay a fee to the ADS Depositary of $5.00 or less per 100 ADS (or any portion thereof) for the surrender of those ADSs, and pay all taxes and governmental charges or other charges payable in connection with such surrender and withdrawal, and otherwise comply with the terms and conditions of the Deposit Agreement.
These procedures could take a significant amount of time to complete, and you should allow ample time for these procedures to be completed prior to the Expiration Date.
Signature Guarantees.   No signature guarantee is required on the ADS Letter of Transmittal if (i) the ADS Letter of Transmittal is signed by the registered holder (which term, for purposes of this Section 3, includes any participant in the DTC’s (as the book-entry transfer facility) systems whose name appears on a security position listing as the owner of the ADSs) of the ADSs tendered therewith, unless such holder has completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on the ADS Letter of Transmittal or (ii) ADSs are tendered for the account of a financial institution (including most commercial banks, savings and loans associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the NYSE Medallion Signature Program (SEMP) and the Stock Exchanges Medallion Program (each, an “Eligible Institution,” and collectively, “Eligible Institutions”). In all other cases, all signatures on an ADS Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 1 of the ADS Letter of Transmittal. If an ADS is registered in the name of a person other than the signatory of the ADS Letter of Transmittal, or if payment is to be made or delivered to a person other than the registered holder, then the ADRs must be endorsed or transferred by the registered holder or a proper separate instrument of transfer signed by the registered holder must be provided, and the signature on the endorsement or instrument of transfer must be guaranteed by a Medallion Guarantee.
Guaranteed Delivery.   If a holder desires to tender ADSs pursuant to the U.S. Offer and the ADR(s) evidencing such holder’s ADSs are not immediately available, or if such holder cannot deliver the ADR(s) and all other required documents to the U.S. Tender Agent prior to the Expiration Date, or if such holder cannot complete the procedure for delivery by book-entry transfer on a timely basis, such ADSs may nevertheless be tendered; provided that all of the following conditions are satisfied:
(a)
such tender is made by or through an Eligible Institution;

(b)
a properly completed and duly executed ADS Notice of Guaranteed Delivery, substantially in the form made available by Purchaser, is received prior to the Expiration Date by the U.S. Tender Agent as provided below; and

(c)
the ADR(s) (or a book-entry confirmation) evidencing all tendered ADSs, in proper form for transfer, in each case together with the ADS Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book- entry transfer, an Agent’s Message), and any other documents required by the ADS Letter of Transmittal, are received by the U.S. Tender Agent within two NYSE trading days after the date of such ADS Notice of Guaranteed Delivery.

The ADS Notice of Guaranteed Delivery may be transmitted by facsimile transmission or mailed to the U.S. Tender Agent and must include a guarantee by an Eligible Institution substantially in the form set forth in the form of Notice of Guaranteed Delivery made available by Purchaser.
In all cases, ADSs will not be deemed validly tendered unless a properly completed and duly executed ADS Letter of Transmittal (or a facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message in lieu of an ADS Letter of Transmittal is received by the U.S. Tender Agent.
There is no guaranteed delivery process available to tender Common Shares.
The method of delivery of the ADS Letter of Transmittal and all other required documents, including delivery through the DTC as the book-entry transfer facility, is at the option and risk of the tendering holder, and the delivery will be deemed made only when actually received by the U.S. Tender Agent (including, in the case of a book-entry transfer, receipt of a Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
ADS Letter of Transmittal.   If you or someone acting on your behalf executes an ADS Letter of Transmittal on your behalf, you will be deemed to represent, warrant and agree with us, subject to and effective upon our acceptance of your ADSs, that:
•
you sell, assign and transfer to, or upon the order of, Purchaser all right, title and interest in and to all the ADSs (and the Common Shares represented thereby) tendered (and any and all other securities issued or issuable in respect thereof) and all dividends, distributions and rights declared, paid or distributed in respect of such ADSs (and the Common Shares represented thereby) on or after the Acceptance Date;

•
you irrevocably appoint the U.S. Tender Agent as your true and lawful agent and attorney-in-fact, with full knowledge that the U.S. Tender Agent is also acting as the agent of Purchaser in connection with the U.S. Offer, with respect to such ADSs (and the Common Shares represented thereby), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest):

•
to have the ADRs delivered to the U.S. Tender Agent at DTC, together, in any such case, with all accompanying evidence of transfer and authenticity to the U.S. Tender Agent or upon the order of the U.S. Tender Agent, in each case acting upon the instructions of Purchaser; and

•
to receive all benefits and otherwise exercise all rights of beneficial ownership of such ADSs, the underlying Common Shares (and all such other securities), all in accordance with the terms and conditions of the U.S. Offer.

•
you shall have no further rights with respect to the tendered ADSs (including the underlying Common Shares), except that you shall have a right to receive from Purchaser the U.S. Offer Price in accordance with the terms and conditions of the U.S. Offer;

•
you have full power and authority to accept the U.S. Offer and to sell, assign and transfer the ADS (including the underlying Common Shares and any and all other securities or rights issued or issuable in respect of the ADSs) and that when the ADSs are accepted for purchase by Purchaser, Purchaser will acquire good title thereto, free from all liens, charges, equities, encumbrances, and other interests and together with all rights now or hereinafter attaching thereto, including, without limitation, voting rights and the right to receive all amounts payable to a holder thereof in respect of distributions, if any, declared, made or paid after the Acceptance Date with respect to the ADSs in respect of which the U.S. Offer is accepted or deemed to be accepted;

•
you will, upon request, execute and deliver any additional documents deemed by the U.S. Tender Agent or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the ADSs (including the underlying Common Shares) tendered, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof;

•
all authority conferred or agreed to be conferred by you shall survive your death or incapacity, and your obligations shall be binding upon your heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns;

•
you agree to be bound by the terms of the U.S. Offer, as described in this U.S. Offer to Purchase and the ADS Letter of Transmittal, and that Purchaser may enforce the ADS Letter of Transmittal against you;

•
you understand and agree that (i) acceptance of ADSs by Purchaser for payment will constitute a binding agreement between you and Purchaser on the terms and subject to the conditions of the U.S. Offer and (ii) no interest will be paid on the U.S. Offer Price for the tendered ADSs; and

•
you understand and agree that delivery of the ADS Letter of Transmittal, ADRs and any other required documents to the U.S. Tender Agent will be deemed (without any further action by the U.S. Tender Agent or tendering ADS holder) to constitute an acceptance of the U.S. Offer with respect to the Common Shares represented by the tendered ADSs.

Determination of Validity.   All questions as to the form of documents and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs will be determined by us in our sole discretion, which determination shall be final and binding on all parties. We reserve the absolute right to reject any and all tenders of ADSs determined by us not to be in proper form or the acceptance for purchase for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any ADSs of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. No tender of ADSs will be deemed to have been validly made until all defects and irregularities have been cured or waived. Neither we nor any of our affiliates or assigns nor any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Our interpretation of the terms of the U.S. Offer will be final and binding. None of the Dealer Manager, the Information Agent, the U.S. Tender Agent or any other person shall be under any duty to give notice of any defects, irregularities or waivers with respect to tenders, nor shall any of them incur any liability for failure to give such notice.
If you are in any doubt about the procedure for tendering ADSs into the U.S. Offer, please contact the Information Agent.
4.   Withdrawal Rights.
Except as otherwise provided in this Section 4, tenders of Common Shares and/or ADSs made pursuant to the U.S. Offer are irrevocable.
Common Shares and/or ADSs tendered pursuant to the U.S. Offer may be withdrawn at any time prior to 5:30 p.m., New York City time, on the Expiration Date and, unless theretofore accepted for payment by Purchaser pursuant to the U.S. Offer, may also be withdrawn at any time after August 5, 2023, which is the 60th day after the date of commencement of the U.S. Offer. If you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee, you should be aware that such securities intermediary is likely to establish a cut-off time and date for receipt of instructions to withdraw previously tendered Common Shares and/or ADSs that is earlier than 5:30 p.m., New York City time, on the Expiration Date. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine the specific cut-off times and dates that apply to you.
Holders of Common Shares
To be effective, a written or facsimile transmission notice of withdrawal must be timely received by the U.S. Tender Agent at its address set forth on the back cover of this U.S. Offer to Purchase and must specify the name of the person who tendered the Common Shares to be withdrawn and the number of Common Shares to be withdrawn and the name of the registered holder of Common Shares, if different from that of the person who tendered such Common Shares. If the Common Shares to be withdrawn have been delivered to the U.S. Tender Agent, a signed notice of withdrawal must be submitted prior to the release of such Common Shares. Such notice must also specify, the name and number of the account to be credited with the withdrawn Common Shares.

Holders of ADSs
To be effective, a written or facsimile transmission notice of withdrawal must be timely received by the U.S. Tender Agent at its address set forth on the back cover of this U.S. Offer to Purchase and must specify the name of the person who tendered the ADSs to be withdrawn and the number of ADSs to be withdrawn and the name of the registered holder of ADSs, if different from that of the person who tendered such ADSs. If the ADSs to be withdrawn have been delivered to the U.S. Tender Agent, a signed notice of withdrawal with signatures guaranteed by an Eligible Institution (except in the case of ADSs tendered by an Eligible Institution) must be submitted prior to the release of such ADSs. In addition, such notice must specify, in the case of ADSs tendered by delivery of certificates, the name of the registered holder (if different from that of the tendering holder) and the serial numbers shown on the particular certificates evidencing ADSs to be withdrawn or, in the case of ADSs tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn ADSs.
General
In accordance with Section 14(d)(5) of the Exchange Act, a holder that has tendered Shares may withdraw any or all of those Shares at any time before 5:30 p.m., New York City time, on the Expiration Date, by communicating its request to withdraw its Shares in the manner described above. A holder may also withdraw tendered Shares if we have not accepted such Shares for payment by August 5, 2023 (which is the 60th day after the date of the commencement of the U.S. Offer), by communicating its request to withdraw its Shares in the manner described above.
Withdrawals of tendered Shares may not be rescinded. Any Shares properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the U.S. Offer. However, holders of Shares that have properly withdrawn tendered Shares may re-tender those Shares at any time before 5:30 p.m., New York City time, on the Expiration Date. See “The U.S. Offer — Section 3. Procedures for Tendering into the U.S. Offer.”
All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by Purchaser, in its sole discretion, whose determination will be final and binding. None of Purchaser, the U.S. Tender Agent, the Information Agent, the Dealer Manager or any other person will be under duty to give notification of any defects or irregularities in any notice of withdrawal nor incur any liability for failure to give any such notification.
Purchaser expressly reserves the right, in its sole discretion, to delay acceptance for payment of, or payment for, Shares in order to comply in whole or in part with any applicable law. If Purchaser is delayed in its acceptance for payment of, or payment for, Shares or is unable to accept for payment or pay for Shares pursuant to the U.S. Offer for any reason, then, without prejudice to Purchaser’s rights under the U.S. Offer (including such rights as are discussed in “The U.S. Offer — Section 1. Terms of the U.S. Offer” and “The U.S. Offer — Section 11. Conditions to the U.S. Offer”) (but subject to compliance with Rule 14e-1(c) under the Exchange Act), the U.S. Tender Agent may, nevertheless, on behalf of Purchaser, retain tendered Shares, and such Shares may not be withdrawn except to the extent tendering shareholders are entitled to exercise, and duly exercise, withdrawal rights as described above.
5.   Material U.S. and Chilean Income Tax Consequences.
U.S. Federal Income Tax Consequences:
The following is a description of material U.S. federal income tax consequences of this U.S. Offer to Purchase. This description addresses only the U.S. federal income tax considerations applicable to U.S. Holders (described below) that hold Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, assets held for investment). This description does not address all of the tax consequences that may be relevant to you if you are a U.S. Holder in light of your particular circumstances, including alternative minimum tax consequences, the application of the “Medicare contribution tax” and differing tax consequences applicable to you if you are subject to special tax rules, such as:
(a)   one of certain financial institutions;

(b)   an insurance company;
(c)   a real estate investment trust or regulated investment company;
(d)   a dealer or electing trader in securities that is subject to a mark-to-market method of tax accounting for your securities positions;
(e)   a tax-exempt entity;
(f)   a person that holds Shares as part of a “straddle” or an integrated transaction;
(g)   certain taxpayers that file applicable financial statements and are required to recognize income when the associated revenue is reflected on such financial statements;
(h)   a person that owns or is deemed to own 10% or more of the outstanding shares of the Company, by vote or value; or
(i)   a person whose “functional currency” is not the U.S. dollar.
No ruling has been or will be sought from the Internal Revenue Service (the “IRS”) regarding any tax consequences relating to the matters discussed herein. Consequently, no assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to any of those summarized below.
This description is based on the Internal Revenue Code of 1986, as amended (the “Code”), final, proposed and temporary U.S. Treasury regulations and judicial and administrative interpretations thereof as of the date hereof, changes to any of which subsequent to the date of this U.S. Offer to Purchase may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal tax considerations other than income taxation. You should consult your tax adviser concerning the U.S. federal, state and local, and non-U.S. tax consequences of the sale of Shares pursuant to this U.S. Offer to Purchase in your particular circumstances.
For purposes of this description, you are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of Shares and:
(a)   a citizen or individual resident of the United States;
(b)   a corporation created or organized in or under the laws of the United States, any state therein, or the District of Columbia;
(c)   an estate, the income of which is subject to U.S. federal income tax without regard to its source; or
(d)   a trust that is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons, or that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.
The U.S. federal income tax treatment of a partner in a partnership (for U.S. federal income tax purposes) that holds Shares will depend on the status of the partner and the status and activities of the partnership. Partners in partnerships holding Shares should consult their tax advisers concerning the U.S. federal income tax consequences to them of the sale of Shares pursuant to this U.S. Offer to Purchase.
As indicated in the 2022 Form 20-F, the Company does not believe that it was a passive foreign investment company (“PFIC”) in its most recently ended taxable year or that it will be classified as a PFIC for U.S. federal income tax purposes with respect to the current taxable year. Except as described below, this discussion assumes that the Company has not been a PFIC for any prior taxable year and will not be a PFIC for the current taxable year.
In general, a U.S. Holder who owns ADSs will be treated as the owner of the underlying Common Shares represented by those ADSs for U.S. federal income tax purposes.

Tax Consequences to Tendering U.S. Holders
Treatment of Our Purchase of Shares
The receipt of cash in exchange for Shares will be a taxable transaction for U.S. federal income tax purposes. If you properly tender Shares and accept payment pursuant to this U.S. Offer to Purchase, you will generally recognize taxable gain or loss equal to the difference, if any, between the amount realized on the exchange and your adjusted tax basis in the tendered Shares. Your adjusted tax basis will generally be the amount you paid to acquire the Shares. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for the Shares is longer than one year at the time of the sale. If you are a non-corporate U.S. Holder, any long-term capital gain you recognize is generally eligible for a reduced rate of taxation. The deductibility of capital losses is subject to limitations under the Code.
If Chilean income tax is withheld on the tender of your Shares, the amount realized by you will include the gross amount of the proceeds of such tender before deduction of such Chilean income tax. Capital gain or loss, if any, realized by you on the tender of your Shares generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. Under U.S. regulations, Chilean withholding tax imposed on such U.S. source gain may not constitute a creditable tax. Moreover, in the case of a gain from the disposition of Shares that is subject to Chilean income tax (see “The U.S. Offer — Section 5. Material U.S. and Chilean Income Tax Consequences”), even if such income tax is a creditable tax, you may not be able to benefit from the foreign tax credit for such Chilean income tax (i.e., because the gain from the disposition would be U.S. source), unless you can apply the credit against U.S. federal income tax payable on other income from foreign sources in the relevant foreign tax credit basket. Alternatively, you may take a deduction for otherwise creditable Chilean income tax if you do not elect to claim a foreign tax credit for any foreign income taxes paid or accrued during the taxable year.
Your amount realized generally will be the U.S. dollar value of the payment received determined on (i) the date of receipt of payment in the case of a cash basis U.S. Holder and (ii) the date of disposition in the case of an accrual basis U.S. Holder. If the Shares are treated as traded on an “established securities market,” a cash method U.S. Holder, or, if it elects, an accrual method U.S. Holder, will determine the U.S. dollar value of the amount realized by translating the amount received at the spot rate of exchange on the settlement date of the disposition. If you tender your Shares in exchange for Chilean pesos, any gain or loss that results from currency exchange fluctuations during the period from the receipt of the Chilean pesos until the date that the currency is converted into U.S. dollars (or otherwise disposed of) generally will be treated as U.S. source ordinary income or loss. You should consult your tax advisors as to the U.S. federal income tax consequences of the receipt of Chilean pesos on the tender of your Shares.
Passive Foreign Investment Company Rules
In general, a non-U.S. corporation will be a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (1) at least 75% of its gross income is “passive income” or (2) at least 50% of the average quarterly value of its assets consists of assets that produce “passive income” or are held for the production of “passive income.” As indicated in the Company’s annual report on Forms 20-F for the year ending December 31, 2022, the Company does not believe that it was a PFIC for U.S. federal income tax purposes with respect to its most recently-ended taxable year or that it will be classified as a PFIC for U.S. federal income tax purposes with respect to the current taxable year. However, because PFIC status depends upon the composition of the Company’s income and assets and the market value of the Company’s assets (including, among others, goodwill and less than 25% owned equity investments) from time to time, there can be no assurance that the Company has not been, or will not be, a PFIC for any taxable year.
If the Company was a PFIC for any taxable year in which you held Shares, your Shares will be treated as PFIC stock, even if the Company thereafter ceased to meet the threshold requirements for PFIC status, and you will generally be subject to adverse tax consequences on the sale of your Shares pursuant to the U.S. Offer. In particular, if the Company were a PFIC for any taxable year during which you held Shares, gain recognized by you on the sale of the Shares would be allocated ratably over your holding period for the Shares. The amounts allocated to the taxable year of the sale and to any year before the Company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate on ordinary income in effect for individuals or corporations, as appropriate for that taxable year, and an interest charge would be imposed on the resulting tax liability. Certain elections, if made, may result in alternative treatments. You should consult your tax adviser about such elections.
You should consult your tax adviser concerning the Company’s PFIC status for any relevant taxable year and the tax considerations relevant to the sale of Shares pursuant to the U.S. Offer.
Information Reporting and Backup Withholding
Sales proceeds from a U.S. Holder’s sale of Shares within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and may be subject to backup withholding (currently at a 24% rate) unless (i) you are a corporation or other exempt recipient or (ii) in the case of backup withholding, you provide a correct taxpayer identification number and certifies that you are not subject to backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.
Chilean Tax Consequences.
Any gain recognized by an individual who is not domiciled or resident in Chile or any legal entity that is not organized under the laws of the Republic of Chile and does not have a permanent establishment in Chile (a “Non-Chilean Holder”) upon the sale of the ADSs pursuant to the U.S. Offer will not be subject to Chilean taxation.
Gains realized by a Non-Chilean Holder upon the sale of Common Shares pursuant to the U.S. Offer will be subject to Chilean withholding tax at a rate of 35%. Purchaser must make a withholding equivalent to (1) 35% of the gain realized by the Non-Chilean Holder; or (2) if the gain cannot be determined by Purchaser, 10% of the purchase price without any deduction. Purchaser has elected to withhold 10% of the purchase price. Note, however, that any difference between the withholding and the total tax due must be declared and paid by the Non-Chilean Holder. This taxation may vary depending on the application of double tax conventions.
Notwithstanding the foregoing, and according to Article 107 of the Decree Law No. 824 (the “Chilean Income Tax Law”), gains realized by Non-Chilean Holders upon the sale of Common Shares may be subject to a preferential 10% capital gains tax, if (1) such Common Shares are significantly traded on a Chilean stock exchange; (2) such Common Shares were acquired (a) on a Chilean stock exchange authorized by the CMF, or (b) under a tender offer process carried out pursuant to Title XXV of the Chilean Securities Act, (c) on the process of allocation of newly issued shares, whether issued because of a capital increase or at the incorporation of the corporation, (d) were acquired as a result of the exchange of publicly offered securities convertible in shares, or (d) as a consequence of the redemption of securities made in accordance with Article 109 of the Chilean Income Tax Law; and (3) the transfer is made (a) on a Chilean stock exchange authorized by the CMF, (b) under a tender offer process carried out according to Title XXV of the Chilean Securities Act, and (c) as a consequence of a contribution of securities made in accordance with Article 109 of the Chilean Income Tax Law. For purposes of this preferential regime, please note:
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Shares are significantly traded on a Chilean stock exchange when they (1) are registered in the Securities Registry kept by the CMF, (2) are registered in a Chilean stock exchange, and (3) comply with one of the following requirements: (a) they have an adjusted presence equal to or above 25%, or (b) they have a “Market Maker,” according to the CMF General Ruling No. 327, dated January 17, 2012. As of the date of this Offer to Purchase, the Common Shares are significantly traded in the Santiago Stock Exchange (Bolsa de Comercio de Santiago).

•
This regime would only be available for Non-Chilean Holders that have elected to tender their Common Shares into the Chilean Offer, as such Chilean Offer will be a tender offer process conducted according to Title XXV of the Chilean Securities Act and CMF regulations. The U.S. Offer will not comply with this requirement.

In the case of Non-Chilean Holders, the applicable tax under Article 107 of the Chilean Income Tax Law must be withheld by Purchaser or by the stockbroker or securities agent acting on behalf of Purchaser.

If it is impossible to determine the taxable capital gain at the time of sale, a 1% withholding will be imposed on the total amount to be remitted to the Non-Chilean Holder, without any deductions, as a provisional payment of the total tax due, the latter which must be declared, and any difference paid, by the Non-Chilean Holder.
Nonetheless, gains realized by Chilean or foreign “institutional investors” — as the term is defined in the Chilean Securities Act — on the disposition of Common Shares, provided all the requirements described in Article 107 are complied with, will not be subject to taxes in Chile.
Any gain recognized by any person other than a Non-Chilean Holder (a “Chilean Holder”) upon the sale of the ADSs pursuant to the U.S. Offer will be subject to Chilean income taxes by adding such gain to the taxable income of such Chilean Holder and applying to such income the tax rate which would otherwise be applicable on such Chilean Holder’s income under Chilean law.
No Chilean stamp, issue, registration or similar taxes or duties will apply to the sale of Common Shares or ADSs pursuant to the U.S. Offer.
Because individual circumstances may differ, you should consult your tax advisor regarding the applicability of the rules discussed above to you and the particular tax effects to you of the U.S. Offer.
6.   Price Range of Shares; Dividends.
Price Range of Common Shares.   The Shares are listed and traded on the Santiago Stock Exchange (Bolsa de Comercio de Santiago) and the Chilean Electronic Stock Exchange (Bolsa Electrónica de Chile) under the symbol “ITAUCL.” According to the 2022 Form 20-F, the Company’s capital stock as of April 27, 2023 consisted of 973,517,871,202 shares issued and outstanding (equivalent to 216,340,749 after giving effect to the Reverse Stock Split), represented by 973,517,871,202 Common Shares (equivalent to 216,340,749 after giving effect to the Reverse Stock Split), fully paid and each without par value.
The following table sets forth, for the periods indicated, the high and low closing prices of the Common Shares in Chilean pesos as reported by the Santiago Stock Exchange (Bolsa de Comercio de Santiago).
	Ch$ per Share
	Before Giving Effect to the Reverse Stock Split		After Giving Effect to the Reverse Stock Split
	High	Low	High	Low
Fiscal Year Ending December 31, 2023
First Quarter	1.96	1.74	8,820	7,830
May 25, 2023	1.959	1.81	8,815.50	8,145
Fiscal Year Ended December 31, 2022
First Quarter	1.85	1.55	8,325	6,975
Second Quarter	2.15	1.70	9,675	7,650
Third Quarter	2.22	1.734	9,990	7,803
Fourth Quarter	1.94	1.80	8,730	8,100
Fiscal Year Ended December 31, 2021
First Quarter	2.78	2.27	12,510	10,215
Second Quarter	2.978	1.917	13,401	8,626.50
Third Quarter	2.069	1.744	9,310.50	7,848
Fourth Quarter	2.04	1.611	9,180	7,249.50
Source:   Bloomberg L.P. Historic highs and lows are also publicly available on the Company’s website at https://ir.itau.cl/).
On March 2, 2023, the last full trading day on the Santiago Stock Exchange prior to the public announcement of the Offers, the reported closing sales price of the Common Shares on the Santiago Stock

Exchange was Ch$1.770 per Common Share (which is equivalent to approximately U.S.$0.00217114 based on an exchange rate of Ch$815.24 per U.S$1.00, the exchange rate between Chilean pesos and U.S. dollars published by the Central Bank of Chile in the Official Gazette of Chile on March 2, 2023).
On June 5, 2023, the last full trading day on the Santiago Stock Exchange prior to the date of this Offer to Purchase, the reported closing sales price of the Common Shares on the Santiago Stock Exchange was Ch$8,440.00 per Common Share (which is equivalent to approximately U.S.$10.49 based on an exchange rate of Ch$804.60 per U.S$1.00, the exchange rate between Chilean pesos and U.S. dollars published by the Central Bank of Chile in the Official Gazette of Chile on June 2, 2023). U.S. Holders of Common Shares are urged to obtain current market quotations for their Common Shares.
Price Range of ADSs.   The ADSs are traded on the NYSE under the symbol “ITCL.” Each ADS represents one-third of one Common Share. According to the Company, as of May 29, 2023, there were 6,388,779 ADSs outstanding (after giving effect to the Reverse Stock Split). IUH and its affiliates do not own any ADSs.
The following table sets forth, for the periods indicated, the high and low closing prices of the ADSs in U.S. dollars as reported by the NYSE.
	US$ per ADS
	High	Low
Fiscal Year Ending December 31, 2023
First Quarter	3.65	3.09
May 25, 2023	3.71	3.40
Fiscal Year Ended December 31, 2022
First Quarter	3.74	2.92
Second Quarter	3.94	2.84
Third Quarter	3.70	2.70
Fourth Quarter	3.46	2.84
Fiscal Year Ended December 31, 2021
First Quarter	6.032	5.0512
Second Quarter	6.1105	4.2469
Third Quarter	4.3646	3.6094
Fourth Quarter	3.79	2.89
Source:   Bloomberg L.P. Historic highs and lows are also publicly available on the Company’s website at https://ir.itau.cl/).
On March 2, 2023, the last full trading day on the NYSE prior to the public announcement of the Offers, the reported closing sales price of the ADSs on the NYSE was U.S.$3.41 per ADS (or Ch$2,779.9684 per ADS, based on the Observed Exchange Rate published on March 2, 2023).
On June 5, 2023, the last full trading day on the NYSE prior to the date of this Offer to Purchase, the reported closing sales price of the ADSs on the NYSE was U.S.$3.44 per ADS (or Ch$2,767.82 per ADS, based on the Observed Exchange Rate published on June 2, 2023). Holders of ADSs are urged to obtain current market quotations for the ADS.
Market Price.   The U.S. Offer Price offered per Common Share is above the “market price” as defined in Article 199 of the Chilean Securities Act (and also calculated pursuant to Article 132 of the corporation’s regulations), which corresponds to the weighted average market price of the Common Shares during the 60-trading-day period preceding the 30-trading-day period immediately prior to July 8, 2023, the date the acquisition would take place, and reflects a premium of approximately 1.07% over the same.
Dividends.   As required by Law No. 18,046 on corporations (the “Chilean Corporations Act”), unless otherwise decided by unanimous vote of the holders of all of the issued and outstanding shares, the Company must annually distribute a cash dividend in an amount equal to at least 30% of its net profits for that year, unless and except to the extent it has incurred losses. In the event of any deficit of capital or of the legal reserve, no dividends can be distributed so long as such deficit is not recovered. No dividends can be distributed if doing so would result in the Company breaching any of the capital adequacy requirements under Article 66 of the Chilean General Banking Act or in case of suspension of payment of principal or interest of bonds issued without a maturity date and which form part of its additional tier 1 (AT1) capital. In the event of a deficit in the conservation buffer and counter-cyclical buffer, dividend distribution will be limited to the relevant proportion set forth in Article 56 of the Chilean General Banking Act.
According to Article 78 of the Chilean Corporations Act, dividends can only be paid over the net profits made by a company within a calendar year or over accumulated profits reflected in balances approved by the shareholders. With respect to the Company, Article 79 of the Chilean Corporations Act establishes a dividend payout ratio of 30% of each year’s net profits as minimum mandatory annual dividend to be distributed to its shareholders, which can be lower only with the unanimous vote of the shares entitled to vote and higher with the affirmative vote of the majority of the shares entitled to vote, provided that no dividends above the legal minimum can be distributed if doing so would result in the Company exceeding its indebtedness ratio or its lending limits. As for the year end as of December 31, 2022, the Company reported net profits for approximately Ch$433,744,000,000 (equivalent to U.S.$504,641,016 based on based on an exchange rate of Ch$859.51 per U.S$1.00, the exchange rate between Chilean pesos and U.S. dollars published by the Central Bank of Chile in the Official Gazette of Chile on December 30, 2022) calculated under local regulatory and accounting principles applicable to banks. On April 20, 2023, the Company’s annual shareholder meeting approved a dividend payout ratio of 30% of 2022 net profits, equivalent to the total amount of Ch$130,123,237,338 (equivalent to U.S.$163,280,636 based on an exchange rate of Ch$756.93 per U.S.$1.00, the exchange rate between Chilean pesos and U.S. dollars published by the Central Bank of Chile in the Official Gazette of Chile on April 20, 2023), and corresponding to an annual dividend of Ch$0.1336629158920 per Common Share (equivalent to Ch$601.483122 per Common Share after giving effect to the Reverse Stock Split), at a dividend yield of 6.89%, and which was paid on April 25, 2023.
7.   Certain Information Concerning the Company.
General.   The information concerning the Company contained in this U.S. Offer to Purchase has been taken from, or based upon, publicly available documents and records on file with the SEC and other public sources.
The Company is a Chilean banking corporation that provides a broad range of commercial banking and related services throughout Chile, including factoring, collection, leasing, securities and insurance brokerage, asset management and investment banking.
The Company is a publicly traded banking corporation (sociedad anónima especial bancaria) organized under the laws of the Republic of Chile and has its principal executive offices located at 5537 Ave. Presidente Riesco, Las Condes, Santiago, Chile, and its telephone number at such address is +56226601751.
The outstanding capital stock of the Company as of May 26, 2023 is comprised of 216,340,749 Common Shares, each without par value, according to the Company.
Financial Information.   The audited consolidated financial statements of the Company for the years ended December 31, 2020, 2021 and 2022, set forth in Part III of the 2022 Form 20F filed with the SEC on April 27, 20203, are incorporated herein by reference. The 2022 Form 20-F may be inspected at, and copies thereof may be obtained from, the same places and in the same manner set forth under “Available Information” below.

SELECTED FINANCIAL INFORMATION OF THE COMPANY
The summary financial information with respect to the Company set forth below has been derived from, and are qualified in their entirety by reference to, the Company’s financial statements contained in the Company’s 2022 Form 20-F. The Company’s financial statements were prepared in accordance with the Compendium of Accounting Standards for Banks (Compendio de Normas Contables para Bancos) issued by CMF, which differs in certain significant respects from U.S. GAAP.
Consolidated Statements of Income.   The following table presents the Company’s consolidated statements of income as of and for the three-year period ended December 31, 2022.
	For the year ended December 31,
	2022	2022	2021	2020
	(in millions of US$)	(in millions of Ch$)
Interest income	3,696	3,177,133	1,687,502	1,549,674
Interest expense	(2,335)	(2,006,666)	(711,195)	(683,237)
Net interest income	1,362	1,170,467	976,307	866,437
Fee and commission income	306	263,140	226,809	204,378
Fee and commission expense	(105)	(90,141)	(73,267)	(63,379)
Net fee and commission income	201	172,999	153,542	140,999
Net income from financial operations	234	200,841	55,910	110,887
Net foreign exchange gain (loss)	(60)	(51,516)	149,165	(74,464)
Other operating income	40	34,229	29,278	65,578
Net operating profit before provision for loan losses	1,777	1,527,020	1,364,202	1,109,437
Provision for loan losses	(388)	(333,663)	(262,440)	(466,230)
NET OPERATING PROFIT	1,388	1,193,357	1,101,762	643,207
Personnel salaries and expenses	(397)	(341,498)	(306,720)	(292,191)
Administrative expenses	(347)	(298,112)	(257,970)	(257,753)
Depreciation and amortization	(112)	(96,187)	(101,583)	(126,444)
Impairment	0	(10)	(91)	(814,879)
Other operating expenses	(55)	(47,177)	(43,243)	(90,511)
Total operating expenses	(911)	(782,984)	(709,607)	(1,581,778)
TOTAL OPERATING INCOME (LOSS)	477	410,373	392,155	(938,571)
Income (loss) from investments in associates	3	2,429	(287)	(2,794)
Operating (loss) income before income taxes	480	412,802	391,868	(941,365)
Income taxes	36	30,558	(115,631)	115,210
Consolidated income (loss) from continuing operations	516	443,360	276,237	(826,155)
Income (loss) from discontinued operations	—	—	—	—
TOTAL CONSOLIDATED INCOME (LOSS) FOR THE YEAR	516	443,360	276,237	(826,155)
Attributable to:
Equity holders of the Bank	516	443,288	273,410	(808,784)
Non-controlling interest	0	72	2,827	(17,371)
Earnings (losses) per share attributable to equity holders of the Bank
(in Chilean pesos)
Basic earnings (loss) per share	0.0005	0.455	0.534	0.222
Diluted earnings (loss) per share	0.0005	0.455	0.534	0.222

Consolidated Balance Sheet.   The following table presents the Company’s consolidated balance sheet as of and for the two-year period ended December 31, 2022.
	As of December 31,
	2022	2021
	MCh$	MCh$
	(in millions)	(in millions)
ASSETS
Cash and deposits in banks	3,058,752	3,473,392
Cash items in process of collection	494,994	438,496
Financial instruments at fair value through profit or loss	472,283	332,724
Financial instruments at fair value through other comprehensive income	3,735,290	3,660,450
Interbank loans at amortized cost	46,122	80,554
Financial derivatives contracts held for hedge accounting	138,548	83,123
Loans and accounts receivable from customers at amortized cost	25,711,811	23,795,548
Financial instruments at amortized cost	1,013,943	187,455
Investments under resale agreements	162,774	606,178
Financial derivatives contracts held for trading	3,617,792	2,897,803
Investments in associates	11,584	9,152
Intangible assets	693,790	699,344
Property, plant, and equipment	60,196	71,933
Right of use assets under lease agreements	89,539	110,781
Current taxes	88,353	58,184
Deferred taxes	274,612	272,211
Other assets	629,683	810,521
Other non-current assets held for sale	20,700	12,394
TOTAL ASSETS	40,320,766	37,600,243
LIABILITIES
Deposits and other demand liabilities	5,555,185	7,576,095
Cash in process of being cleared	456,957	424,358
Obligations under repurchase agreements	354,088	466,006
Time deposits and other time liabilities	12,703,653	10,097,443
Financial derivatives contracts held for trading	3,426,141	2,757,342
Financial derivatives contracts held for hedge accounting	218,733	168,245
Interbank borrowings	4,728,323	4,918,423
Debt instruments issued	6,547,807	5,609,795
Financial instruments of regulatory capital issued	1,263,169	1,153,045
Other financial liabilities	359,573	42,435
Lease contracts liabilities	94,575	115,544
Current taxes	77	1,332
Deferred taxes	—	—
Provisions	287,134	235,347
Other liabilities	1,007,562	709,612
Liabilities directly associated with non-current assets held for sale	—	—
TOTAL LIABILITIES	37,002,977	34,275,022

	As of December 31,
	2022	2021
	MCh$	MCh$
	(in millions)	(in millions)
EQUITY
Attributable to equity holders of the Bank:
Capital	2,687,951	2,688,131
Reserves	227,839	467,279
Valuation accounts	(102,108)	(97,968)
Retained earnings (losses):	503,233	190,068
Retained earnings (accumulated losses) from prior years	190,068	—
Net income (loss) for the year	443,288	273,410
Less: Provision for mandatory dividends	(130,123)	(83,342)
Total equity attributable to equity holders of the Bank:	3,316,915	3,247,510
Non-controlling interest	874	77,711
TOTAL EQUITY	3,317,789	3,325,221
TOTAL LIABILITIES AND EQUITY	40,320,766	37,600,243
Exchange Rates.   The Federal Reserve Bank of New York does not report a noon buying rate for Chilean pesos. The following table sets forth the annual high, low, average and year-end Observed Exchange Rate for United States dollars for each year starting in 2020 as published by the Central Bank of Chile in the Official Gazette of Chile.
Observed Exchange Rates of Ch$ per US$1.00
Year	Low(1)	High(1)	Average(2)	Year-end
2023 (through June 2)	781.49	856.31	807.44	804.60
2022	777.10	1,042.97	873.36	859.51
2021	693.74	868.76	759.07	850.25
2020	710.26	867.83	792.17	711.24

Source:   Central Bank of Chile.
(1)
Exchange rates are the actual high and low, on a day-by-day basis, for each period.

(2)
The average of monthly average rates during the period.

The Observed Exchange Rate applicable on June 2, 2023 was Ch$804.60 = U.S.$1.00.
Available Information.   The Common Shares are registered under the Exchange Act. Accordingly, the Company is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports and other information with the SEC relating to its business, financial condition and other matters. Information as of particular dates concerning the Company’s directors and officers, the principal holders of the Company’s securities and any material interest of such persons in transactions with the Company is required to be disclosed in periodic reports and filed with the SEC. The Company’s filings are available to the public on the SEC’s website (http://www.sec.gov).
You may contact the Dealer Manager with questions regarding the terms of the U.S. Offer or the Information Agent with questions regarding how to tender or to request additional copies of this U.S. Offer to Purchase, the accompanying Common Share Acceptance Form, the ADS Letter of Transmittal, the ADS Notice of Guaranteed Delivery or other related materials, in each case at their respective addresses and telephone numbers set forth on the back cover of this U.S. Offer to Purchase. You may also contact your broker, dealer, commercial bank, trust company or other securities intermediary, or obtain copies of these materials for free on the website maintained by the SEC at http://www.sec.gov.

8.   Certain Information Concerning IUH and Purchaser.
Purchaser
Purchaser is a limited liability company organized under the laws of the Federative Republic of Brazil and an indirect wholly owned subsidiary of IUH. Purchaser was incorporated in 2004 and is a holding company. Purchaser directly owns 74,903,830 Common Shares, of which 23,052,632 Common Shares are held under the custody of Itaú Corredores de Bolsa Ltda. IUH, Purchaser and its subsidiaries collectively own an aggregate of 141,961,520 Common Shares. IUH is the controlling shareholder of the Company.
The business address of Purchaser is Alfredo Egydio De Souza Aranha Square, 100, 7th Floor, Sao Paulo, Sao Paulo, CEP 04344-902, Brazil. The telephone number of Purchaser at such offices is +55 11 2794 3547.
Corporate purpose, background and brief description of the business
The corporate purpose of Purchaser consists of (i) investing in legal entities in Brazil and abroad, and (ii) in general, coordinating the operational activities of such entities, through studies, analyses, and suggestions relating to the operational policy and expansion project of each of such entities.
IUH
IUH is a company organized under the laws of the Federative Republic of Brazil. IUH is a financial holding company operating mainly in Latin America. IUH’s common shares and preferred shares are listed for trading on the São Paulo Stock Exchange, and its preferred shares are listed for trading (in the form of ADSs) on the NYSE.
The business address of IUH is Alfredo Egydio De Souza Aranha, Square 100, Sao Paulo, Sao Paulo, CEP 04344-902, Brazil. The telephone number of IUH at such offices is +55 11 2794 3547.
IUH is controlled by IUPAR — Itaú Unibanco Participações S.A., a holding company organized under the laws of Brazil (“IUPAR”). IUPAR is jointly controlled by (i) Itaúsa — Investimentos Itaú S.A. (“Itaúsa”), a holding company organized under the laws of Brazil, and (ii) Companhia E. Johnston de Participações (“E. Johnston”), a holding company organized under the laws of Brazil. Each of IUPAR, Itaúsa and E. Johnston is in the business of investing in securities. The principal business address for each of IUPAR, Itaúsa and E. Johnston is: IUPAR — Praça Alfredo Egydio de Souza Aranha, 100, Olavo Setubal Tower, 04344-902, São Paulo, SP, Brazil; Itaúsa — Avenida Paulista, 1938, 5th floor, 01310-200, São Paulo, SP, Brazil; and E. Johnston — Rodovia Washington Luiz (SP 301), km 307, Matão, SP, Brazil.
During the last five years, none of IUH and Purchaser or, to the best of their knowledge, any of the persons listed in Schedule I hereto (a) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of such laws.
9.   Source and Amount of Funds.
The amount of funds required to purchase in the Offers all of the outstanding Shares (including Shares represented by ADSs) not already owned by IUH and/or its affiliates and to pay related fees and expenses is expected to be approximately USD 789 million. Purchaser has the necessary funds, through a combination of Purchaser’s own funds and/or capital contributions from IUH and Itaú Unibanco S.A., to pay the offer consideration and related fees and expenses in connection with the Offers.
Because the only consideration to be paid in the Offers is cash, the Offers are not subject to any financing condition and the Offers are being made for all of the outstanding Common Shares and ADSs not owned directly or indirectly by IUH and/or its affiliates, we believe the financial condition of Purchaser is not material to a decision by a holder of Common Shares and/or ADSs whether to sell, hold or tender their Common Shares and/or ADSs in the U.S. Offer.

10.   Reverse-Stock-Split.
By Resolution No. 2,215, dated March 28, 2023, of the CMF, the amendment of the Company’s bylaws agreed upon at the Extraordinary Shareholders’ Meeting of the Company held on January 19, 2023 was approved, by which, among other matters, it was agreed to decrease the number of shares into which the Company’s equity capital is divided from 973,517,871,202 to 216,347,305, without modifying the amount of the Company’s subscribed and paid-in capital (the “Reverse Stock Split”). The Reverse Stock Split was completed on May 26, 2023 and resulted in the Company’s subscribed and paid-in capital to be divided into 216,340,749 outstanding shares, thus decreasing from the former number of 973,517,871,202 shares.
11.   Conditions to the U.S. Offer.
Notwithstanding any other provision of the U.S. Offer, Purchaser will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act (relating to Purchaser’s obligation to pay for or return tendered Shares promptly after termination or withdrawal of the U.S. Offer), pay for, and (subject to any such rules or regulations) Purchaser may delay the acceptance for payment, or the payment for, any Shares validly tendered and not properly withdrawn pursuant to the U.S. Offer, if any one or more of the following conditions has occurred and/or exists prior to the expiration of the U.S. Offer (as extended), unless such condition has been waived (if permissible) by Purchaser:
(a)
if any of the regulatory authorizations necessary for Purchaser to acquire Shares were to lapse;

(b)
if by virtue of a law or act of a competent authority, the acquisition of the Shares that are the object of the Offers is prohibited or becomes illegal, either for Purchaser or for IUH;

(c)
if a legal action is filed with the purpose of restricting, preventing or prohibiting the consummation of the Offers or the acquisition of the Shares by Purchaser;

(d)
Material Adverse Effect.   As of the Expiration Date, there has occurred and is continuing an event that has resulted or could reasonably be expected to result in a material adverse effect. “Material adverse effect” means a material adverse effect on the financial condition, business or properties, shareholders’ equity or results of operations of the Company, which results or could reasonably be expected to result in a decrease of 30% in the earnings before tax of the Company or more for any 12-month period, as compared to the earnings before tax of the Company for the 12-month period ended on December 31, 2022;

(e)
Changes in Law.   As of the Expiration Date, there has been enacted or issued a law, regulation, statute, rule, judgment, ruling, determination or order, which is in effect, by any government authority, agency, or court of the Republic of Chile or the U.S. or the Republic of Brazil, which restricts, prohibits, criminalizes or suspends for more than five business days the consummation of the acquisition of the Shares by means of the Offers; or prohibits or restricts the ability of Purchaser to exercise full ownership rights over some or all of the Shares, including the right to vote such Shares;

(f)
Market Disruption Event.   As of the Expiration Date, any of the following events has occurred: (i) the markets for the Chilean peso are generally suspended or limited, (ii) a general banking moratorium has been declared by the Chilean government for a period of more than 24 hours, (iii) capital or foreign currency controls not in effect as of the date hereof have been implemented by any Chilean governmental authority which prohibit or substantially restrict transfers of funds or payments from or to Chile, (iv) there has been an outbreak or escalation of war (whether or not declared) or armed hostilities with direct effects in Chile, or (v) there has been a declaration in Chile of a state of constitutional exception (estado de excepción constitucional) due to an outbreak or escalation of protests and/or civil unrest; and

(g)
Material Adverse Changes.   As of the Expiration Date, the spread for the five-year credit default swap (CDS) of Chile, as reported by Bloomberg (ticker: Chile CDS USD SR 5Y D14 CORP), exceeds 175 bps.

The occurrence and/or existence of any of the foregoing conditions will be determined in our sole discretion. These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions or may be waived (to the extent legally permissible) by us in whole or in part at any time and from time to time at our sole discretion. Our failure at any time to exercise any of these rights shall not be deemed a waiver of any of these rights; the waiver of any of these rights with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each of these rights shall be deemed an ongoing right that may be asserted at any time and from time to time.
Any determination by us concerning the events described in this section will be final and binding on all parties.
12.   Effects on Market for Common Shares and Registration of Common Shares in the Chilean Securities Registry; Effects on Market for ADSs; Registration of Common Shares and ADSs Under the Exchange Act; Margin Regulations.
Effects on Market for Shares and Registration of Shares in the Chilean Securities Registry.   The purchase of Shares pursuant to the Offers will reduce the number of Shares that might otherwise trade publicly and could reduce the number of holders of Shares which could adversely affect the liquidity and market value of the remaining Shares held by the public.
The Common Shares are currently registered with the Securities Registry kept by the CMF. They also are listed and traded on the Chilean Stock Exchanges. Pursuant to the Chilean Securities Act and Chilean banking regulations issued by the CMF, the shares of a banking corporation (such as the Company) must be registered in the Securities Registry of the CMF. Given the Chilean laws and regulations governing the Company, the alternative of converting the Company into a closely held corporation or canceling the registration of its Common Shares in the Securities Registry of the CMF is not contemplated. IUH and Purchaser have no current intention to cause the Common Shares to be delisted from the Chilean Stock Exchanges. Any such delisting of the Common Shares would require the approval of all the shareholders of the Company.
No shareholder of the Company will have appraisal rights after the Offers as (i) Chilean law does not provide for appraisal rights (derecho a retiro) in the case of a tender offer and (ii) pursuant to the Chilean General Banking Act, shareholders of a banking corporation do not have appraisal rights. Further, no shareholder of the Company will be squeezed out by Purchaser in connection with the Offers. Although Chilean law permits squeeze-outs of minority shareholders of Chilean public corporations in very limited cases and provided that certain conditions set forth under Chilean law are met, pursuant to applicable Chilean banking regulations, a squeeze-out of minority shareholders is not permissible in the case of a Chilean banking corporation and, therefore, no squeeze-out of minority shareholders of the Company will occur in connection with the Offers.
Following completion of the Offers, the number of Shares remaining in public circulation may decrease, and the market for such securities may be reduced.
Effects on Market for ADSs.
Our purchase of ADSs pursuant to the U.S. Offer may reduce the number of ADSs that might otherwise trade publicly, which could adversely affect the liquidity and market value of the remaining ADSs held by the public. However, we cannot predict whether a reduction in the number of ADSs that might otherwise trade publicly would have an adverse effect on the market price for, or marketability of, the ADSs.
The liquidity and market value of ADSs will depend upon factors such as, among others:
•
the number of holders of ADSs and the number of ADSs in public ownership;

•
the aggregate market value of the Common Shares and ADSs in public ownership;

•
the trading volume of the remaining ADSs on the NYSE;

•
whether securities firms remain interested in maintaining a market in ADSs or providing research on the Company;

•
possible de-listing from the NYSE;

•
possible suspension of the Company’s disclosure and reporting obligations under the Exchange Act;

•
possible termination of registration under the Exchange Act; and

•
possible termination of the Deposit Agreement.

NYSE Listing
We have no current intention to de-list the ADSs from the NYSE. However, under the rules of the NYSE, if the Company fails to meet certain criteria, the ADSs could be involuntarily de-listed from the NYSE. The NYSE will give consideration to the prompt initiation of suspension and delisting procedures with respect to a security when, among other things: (a) the number of total shareholders is less than 400 (includes beneficial owners holding through NYSE member brokers); (b) the number of total stockholders is less than 1,200 (includes beneficial owners holding through NYSE member brokers) and average monthly trading volume for the most recent 12 months is less than 100,000 shares; or (c) the number of publicly-held shares (excluding shares held by affiliates) is less than 600,000. Thus, if we purchase a sufficient number of ADSs in the U.S. Offer, the ADSs may no longer meet the NYSE’s listing requirements, regardless of our intention to maintain the listing of the ADSs on the NYSE.
Reporting Obligations and Registration Under the Exchange Act
If the ADSs no longer meet the NYSE’s listing requirements and the ADSs are involuntarily de-listed from the NYSE, we would seek to terminate the registration of the Common Shares and ADSs under the Exchange Act and suspend the Company’s obligation to file reports under the Exchange Act until termination of registration thereunder, which would substantially reduce the information required to be furnished by the Company to holders of Common Shares and ADSs and to the SEC, and certain provisions of the Exchange Act would no longer apply to the Company.
Termination of the Deposit Agreement
If the ADSs are de-listed from the NYSE and the Common Shares and ADSs are deregistered under the Exchange Act as described above, we may seek to terminate the Deposit Agreement with the ADS Depositary. When and if the Deposit Agreement is terminated, holders of ADSs will only have the right to receive Common Shares underlying ADSs upon surrender of ADSs and payment of applicable fees to the ADS Depositary. Any time after the termination date, the ADS Depositary may sell the remaining deposited Common Shares and hold the proceeds of such sale, after deduction of the fees of the ADS Depositary and applicable taxes (including any Chilean withholding tax as described in “The U.S. Offer — Section 5. Material U.S. and Chilean Income Tax Consequences” below), for the benefit of holders of ADSs that have not been surrendered. The absence of an active trading market in ADSs and an ADS facility would impede the transfer of your ADSs and reduce the liquidity and market value of both your ADSs and their underlying Common Shares.
Margin Securities
The ADSs are currently “margin securities” under the Regulations of the Board of Governors of the U.S. Federal Reserve System (the “Federal Reserve Board”), which has the effect, among other things, of allowing brokers to extend credit on the collateral of such securities. If registration of the ADSs under the Exchange Act is terminated and, consequently, there is no liquid market for the ADSs, the ADSs may no longer constitute margin securities under the regulations of the Federal Reserve Board. As such, the ADSs could no longer be used as collateral for loans made by brokers.
13.   Certain Legal Matters; Regulatory Approvals.
General.   IUH and Purchaser are not aware of any pending legal proceeding relating to the U.S. Offer. Based on a review of publicly available filings by the Company with the SEC and other publicly available information concerning the Company, IUH and Purchaser are not aware of (i) any governmental license or regulatory permit that appears to be material to the business of the Company that might be adversely affected by the acquisition of Shares by Purchaser and/or IUH pursuant to the Offers, or (ii) any approval or other action by any government or governmental administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of Shares by Purchaser and/or IUH pursuant to the Offers, or any approval or other action by any government or governmental administrative or regulatory authority or agency, domestic or foreign, or any consent, waiver or other approval that would be required as a result of or in connection with the Offers, including but not limited to, any consents or other approvals under any licenses, concessions, permits and agreements to which the Company, IUH or Purchaser or any of their respective subsidiaries or affiliates is a party, except for the approval by Brazilian Central Bank and the CMF, both of which have been obtained prior to commencement of the U.S. Offer. Should any such approval or other action be required or desirable, Purchaser presently contemplates that such approval or other action will be sought. There can be no assurance that any such approval or other action, if required, will be obtained or, if obtained, that it will be obtained without substantial conditions.
In addition, Purchaser’s obligation under the Offers to accept for payment and pay for tendered Shares is subject to certain conditions described in “— Section 11. Conditions to the U.S. Offer.”
Provision for Unaffiliated Security Holders.   In connection with the Offers, IUH and Purchaser have not granted to Unaffiliated Shareholders access to their corporate files or arranged for counsel or appraisal services at the expense of IUH and Purchaser.
Chilean Law.   No shareholder of the Company will have appraisal rights in relation to the Offers as (i) Chilean law does not provide for appraisal rights (derecho a retiro) in the case of a tender offer, and (ii) pursuant to the Chilean General Banking Act shareholders of a banking corporation do not have appraisal rights. Further, no shareholder of the Company will be squeezed out by Purchaser in connection with the Offers. Although Chilean law permits squeeze-outs of minority shareholders of Chilean public corporations in very limited cases and provided that certain conditions set forth under Chilean law are met, pursuant to applicable Chilean banking regulations, a squeeze-out of minority shareholders is not permissible in the case of a Chilean banking corporation and, therefore, no squeeze-out of minority shareholders of the Company will occur in connection with the Offers.
Pursuant to Article 212 of the Chilean Securities Act, on the third Chilean calendar day following the expiration date of the Chilean Offer (including any extension thereof), Purchaser must publish the results of the Offers in the same newspapers in which the notice of commencement of the Chilean Offer was originally published. If the notice is not published on such third day, the shareholders are entitled to withdraw their acceptance until its publication; provided, that the notice cannot be published after 15 days following the expiration of the Chilean Offer period, and if not published within such 15-day period, it will be deemed that Purchaser has materially breached its obligations. At the same time, the result must be reported to the CMF and the Chilean Stock Exchanges. Also, in accordance with Article 12 of the Chilean Securities Act, the acquisition of shares made by Purchaser through the Offers must be disclosed by IUH to the CMF and the Chilean Stock Exchanges within the first business day following the date of the acquisition (i.e., in case of the Chilean Offer, the date of publication of the notice of acceptance of the Chilean Offer). In addition, the Company must give notice of the acquisition of a majority of the ownership interests of the Company within the first business day following the date on which the Company becomes aware of the acquisition. Purchaser intends to take, or cause to be taken, all steps necessary to comply with Articles 12 and 212 of the Chilean Securities Act.
14.   Fees and Expenses.
We have retained The Bank of New York Mellon as the U.S. Tender Agent, and Morrow Sodali International LLC as the Information Agent in connection with the U.S. Offer. Each of these entities will receive customary compensation and reimbursement for reasonable out-of-pocket expenses, as well as indemnification against certain liabilities in connection with the U.S. Offer.
The Information Agent may contact holders of Shares by personal interview, mail, electronic mail, telephone and other methods of electronic communication and may request brokers and other securities intermediaries to forward the U.S. Offer materials to beneficial holders of Shares to the extent permitted by applicable law.

We have retained the Dealer Manager in connection with the U.S. Offer. The Dealer Manager will receive reasonable and customary compensation in connection with the U.S. Offer. We have agreed to reimburse the Dealer Manager for certain reasonable out-of-pocket expenses incurred in connection with the U.S. Offer, including fees and expenses of counsel, and to indemnify the Dealer Manager against certain liabilities in connection with the U.S. Offer, including certain liabilities under the federal securities laws.
We have not retained and will not pay any fees or commissions to any broker or dealer (other than the Dealer Manager) or other person for soliciting tenders of Shares pursuant to the U.S. Offer. In addition, we have not retained and will not pay any fees or commissions to any broker or dealer or other person for recommending tenders of Shares pursuant to the U.S. Offer. No broker, dealer, commercial bank or trust company has been authorized to act as agent of the Dealer Manager for purposes of the U.S. Offer. The fees payable to the Dealer Manager as set forth in the table below are fixed and are not contingent upon, nor are they subject to any adjustment related to, the results of the U.S. Offer.
It is estimated that the expenses incurred by Purchaser and/or IUH in connection with the Offers will be approximately as set forth below:
Filing Fees	U.S.$	$11,000.00
Dealer Manager Fees – U.S.		$1,000,000.00
Dealer Manager Fees – Chile		$435,000.00
U.S. Tender Agent Fees		$75,000.00
Information Agent Fees		$150,000.00
Legal Fees – U.S. legal counsel		$1,635,000.00
Legal Fees – Chilean legal counsel		$430,000.00
Printing, Mailing and Miscellaneous Fees and Expenses		$200,000.00
Total	U.S.$	$3,936,000.00
The Company will not pay any of the fees and expenses to be incurred by us.
15.   Miscellaneous.
The U.S. Offer is being made solely by this U.S. Offer to Purchase, the Common Share Acceptance Form, the ADS Letter of Transmittal, and the ADS Notice of Guaranteed Delivery and related materials, and is intended solely for U.S. holders (within the meaning of Rule 14d-1(d) under the Exchange Act) of Common Shares and holders of ADSs representing Common Shares, wherever located. Holders of Common Shares that are not U.S. holders may not use this U.S. Offer to Purchase. Separate offer materials referred to as a notice of commencement of the Chilean Offer and a prospectus of the Chilean Offer in Spanish have been published in Chile, as required by Chilean law. We are not aware of any state where the making of the U.S. Offer or the election to tender Common Shares or ADSs in connection therewith would not be in compliance with the laws of that state. If we become aware of any state in which the making of the U.S. Offer or the election to tender Common Shares or ADSs in connection therewith would not be in compliance with applicable law, we will make a good faith effort to comply with any such law. If, after making such good faith effort, we cannot comply with any such law, the U.S. Offer will not be made to (nor will elections to tender Common Shares be accepted from or on behalf of) the holders of Common Shares or ADSs in that state. In any state where the securities, blue sky or other laws require the U.S. Offer to be made by a licensed broker or dealer, the U.S. Offer will be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.
We have retained the Dealer Manager in connection with the U.S. Offer. The obligations of the Dealer Manager to perform its functions are subject to various conditions. In its role as such, the Dealer Manager may contact brokers, dealers and similar entities and may provide information regarding the U.S. Offer to persons that it contacts or to persons that contact it. The Dealer Manager may also request brokers, dealers and other nominee holders to forward materials relating to the U.S. Offer to beneficial holders. Questions regarding the terms of the U.S. Offer may be directed to the Dealer Manager at its address and telephone numbers listed on the back cover of this Offer to Purchase.

The Dealer Manager is a broker-dealer and a wholly owned subsidiary of IUH and an affiliate of Purchaser and of the Company. The Dealer Manager has provided in the past, and may in the future from time to time provide, various investment banking and other services to us and to the Company for which it has received, or we expect it will receive, customary compensation from us or the Company. In the ordinary course of business, including in its trading and brokerage operations and in a fiduciary capacity, the Dealer Manager may from time to time hold positions, both long and short, for its own accounts and for those of its customers, in our securities or those of the Company. The Dealer Manager may from time to time hold Shares or ADSs in proprietary and customer accounts, and, to the extent it holds Shares in these accounts at the time of the U.S. Offer and Chilean Offer, the Dealer Manager may tender Shares from proprietary and customer accounts pursuant to the Chilean Offer and the U.S. Offer, as the case may be.
NO PERSON HAS BEEN AUTHORIZED BY ANY OF IUH, PURCHASER, THE DEALER MANAGER, THE INFORMATION AGENT OR THE U.S. TENDER AGENT TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS U.S. OFFER TO PURCHASE, IN THE COMMON SHARE ACCEPTANCE FORM, IN THE ADS LETTER OF TRANSMITTAL OR RELATED MATERIALS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ANY OF IUH, PURCHASER, THE DEALER MANAGER OR THE INFORMATION AGENT.
We have filed with the SEC a combined Tender Offer Statement on Schedule TO and Transaction Statement on Schedule 13E-3 pursuant to Rules 14d-3 and 13e-3 under the Exchange Act, together with all exhibits thereto, furnishing certain additional information with respect to the U.S. Offer, which includes the information required by Schedule 13E-3. A copy of this filing, and any amendments thereto, including exhibits, should be available for inspection, and copies should be obtainable in the same manner described in “The U.S. Offer — Section 7. Certain Information Concerning the Company.”
You should rely only on the information incorporated by reference or provided in this U.S. Offer to Purchase or any supplement to this U.S. Offer to Purchase. We have not authorized anyone to provide you with different information. The date of this U.S. Offer to Purchase is June 6, 2023. You should not assume that the information in this U.S. Offer to Purchase is accurate as of any date other than that date, regardless of the time this U.S. Offer to Purchase is made available to you.
ITB HOLDING BRASIL PARTICIPAÇÕES LTDA.
June 6, 2023

SCHEDULE I
INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF PURCHASER AND IUH AND EACH PERSON CONTROLLING PURCHASER AND IUH
1. ITB Holding Brasil Participações Ltda. (“Purchaser”).   The name, current principal occupation or employment, and material occupations, positions, offices or employment for the past five years of each executive officer of Purchaser are set forth below. Purchaser has no board of directors. The business address of each officer is care of ITB Holding Brasil Participações Ltda., Alfredo Egydio De Souza Aranha Square, 100, Sao Paulo, Sao Paulo, CEP 04344-902, Brazil. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to employment with Purchaser. None of the officers of Purchaser listed below has, during the past five years, (i) been convicted in a criminal proceeding or (ii) been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws. Unless otherwise indicated, all officers listed are citizens of the Federative Republic of Brazil.
Name of the Officer	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Alexsandro Broedel Lopes	Officer.
Mr. Broedel Lopes held the position of group executive finance director (2015 to 2020) and head of investor relations (2017 to 2020) at the Itaú Unibanco Group. Mr. Broedel Lopes has previously served as an Officer at the Comissão de Valores Mobiliários (CVM). He is a Tenured Professor at FEA-USP and Trustee of the IFRS Foundation.
Andre Balestrin Cestare	Officer. The material positions held by Mr. Cestare are described below under “— 2. Itaú Unibanco Holding S.A.”
André Carvalho Whyte Gailey	Officer.
Mr. Gailey has been the Regional CEO of Banco Itaú in Argentina, Paraguay, and Uruguay since January 2021, and CEO of Banco Itaú in Uruguay since March 2021. He has previously served as CEO of Banco Itaú in Paraguay (2019 to 2020), Managing Director — Head of Corporate Bank of Banco Itaú BBA SA (2017 to 2019), Managing Director — Head of Products and Planning of Banco Itaú BBA SA (2010 to 2017), and Superintendent (Chief Counsel) responsible for the Treasury and Wholesale Banking (2009 to 2010).
Carlos Henrique Donegá Aidar	Officer.
Mr. Henrique Donegá Aidar has been an officer of Itaú Unibanco Group since 2008. From September 2014 to the present date, he has been the Director responsible for the Financial Control Department. He also serves as an officer of Itauseg Participações S.A. (since September 2014), Redecard Instituição de Pagamento S.A. (since April 2015), Banco Itaú BBA S.A. (since April 2015). He has been a member of the Disclosure and Trading Committee of Itaú Unibanco Holding S.A. since January 2015.
Renato da Silva Carvalho	Officer.
Mr. Carvalho has been an Officer at the Itaú Unibanco Group since 2020. Mr. Carvalho has held several positions at the Itaú Unibanco Group, including finance superintendent, wholesale banking (2017 to 2020) and market and liquidity risk superintendent/manager (2010 to 2017).

2. Itaú Unibanco Holding S.A. (“IUH”).   The name, current principal occupation or employment, and material occupations, positions, offices or employment for the past five years of each director and executive officer of IUH are set forth below. The business address of each director and officer is care of Itaú Unibanco Holding S.A., Alfredo Egydio De Souza Aranha, Square 100, Sao Paulo, Sao Paulo, CEP 04344-902, Brazil. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to employment with IUH. None of the directors and officers of IUH listed below has, during the past five years, (i) been convicted in a criminal proceeding or (ii) been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws. Unless otherwise indicated, all directors and officers listed are citizens of the Federative Republic of Brazil.
Name of the Member of the Board of Directors	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Alfredo Egydio Setubal	Director (non-executive member).
Mr. Setubal has been a member of the board of directors of IUH since 2007. He has been a member of the nomination and corporate governance committee since 2009, a member of the personnel committee and the risk and capital management committee since 2015 and a member of the social responsibility committee since 2019. He has been the CEO and investor relations officer at Itaúsa S.A. (“Itaúsa”) since 2015, vice chairman of the board of directors since 2008, a member of the disclosure and trading committee since 2009, having been coordinator to this committee since 2015, and coordinator of the investment committee and a member of the finance, the personnel and ethics, and the sustainability and risks committees since 2017. Mr. Setubal has been a member of the board of directors and of the strategy committee at Alpargatas S.A. since 2017, a member of the board of Directors since 2015, co-chairman of the board since 2017 and a member of the personnel, governance and nomination committee since 2015 at Duratex S.A. He has been chairman of the board of trustees since 2008 at the Fundação Itaú para Educação, a member of the board of directors of the Museu de Arte Moderna de São Paulo (MAM) since 1992 and of the Instituto de Arte Contemporânea. He has been vice chairman of the board of directors at the Fundação Bienal de São Paulo since 2017 (and a member since 2009) and chairman of the decision-making council at the Museu de Arte de São Paulo (MASP) since 2018. He has been a member of the superior guidance, nomination and ethics committee since 2010 at the Instituto Brasileiro de Relações com Investidores — IBRI. Mr. Setubal also served as a Member of the Board of Directors at the Associação Brasileira das Companhias Abertas (ABRASCA) (1999 to 2017) and vice chairman of the board of directors at the Instituto Itaú Cultural (2005 to 2019), having worked as executive vice president (2005 to 2019).
Ana Lúcia de Mattos Barretto Villela	Director (non-executive member).
Ms. Villela has been a member of the board of directors of IUH since 2018. Ms. Villela has been an alternate member of the board of directors of IUPAR — Itaú Unibanco Participações S.A. since 2018,vice chairman of the board of directors (non-executive member) of Itaúsa since 2017, a member of the personnel committee at IUH since 2018, a member of the nomination and corporate governance at IUH since 2018, a member of the social responsibility committee at IUH since 2019, a member of the sustainability and risks committee at

Name of the Member of the Board of Directors	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Itaúsa since 2021, vice president of the board of trustees at the Fundação Itaú para Educação e Cultura since 2020, a member of the guiding board at the Itaú Social since 2017, a member of the advisory board at the Itaú Cultural since 1995, a member of the executive board at the Itaú Cultural since 2017, Co-Founder of AlanaLab (Maria Farinha Filmes and Flow) since 2014, founding president of Alana Foundation since 2012, CEO of Instituto Alana since 2002, a member of the advisory board at Instituto Brincante since 2001 and Fellow Ashoka since 2010. She has been a member of the innovation board of XPRIZE since 2018, having been the first representative from Latin America on the innovation board of XPRIZE. She was a member of the advisory board at Conectas (2003 to 2018), a member of the sustainability committee at Duratex S.A. (2015 to 2018) and an alternate member of the board of directors of Duratex S.A. (2018 to 2020).
Candido Botelho Bracher	Director (non-executive member).
Mr. Bracher has been a member of the board of directors of IUH since 2021. He has held several positions at the Itaú Unibanco Group, including CEO (2017 to 2021), and wholesale banking senior vice president (diretor geral) (2015 to 2017). Mr. Bracher has been a member of the board of directors of Mastercard Incorporated since 2021.
Cesar Nivaldo Gon
Director (independent member).
Mr. Gon has been a member of the board of directors since 2022 and member of the personnel committee (2021 to 2022) of IUH. He is the founder and has been the CEO at CI&T since 1995, acting as the figurehead for topics on leadership development and digital transformation. Mr. Gon has been a member of the board of directors of Sensedia since 2012, a tech advisor to the Boticário Group since 2020 and is a member of the board of directors of Fundo Patrimonial Lumina Unicamp. In 2021, he joined the boards of directors of Raia Drogasil and of Lean Enterprise Institute (LEI), headquartered in Boston.
In 2019, he was acknowledged as the Entrepreneur of the Year in Brazil by Ernst & Young (EY). Mr. Gon has co-authored the book “Faster, Faster: The Dawn of Lean Digital” (2020) and is an MIT Sloan Management Review columnist.

Fábio Colletti Barbosa	Director (independent member).
Mr. Barbosa has been a member of the board of directors of IUH since 2015. Mr. Barbosa has been a member of the board of directors of Natura Group since 2017, a member of the board of directors of Companhia Brasileira de Metalurgia e Mineração (CBMM) since 2015, and a member of the board of directors of Ambev since 2021.
Frederico Trajano Inácio Rodrigues
Director (independent member).
Mr. Rodrigues has been a member of the board of directors of IUH since 2020. He has been the chief executive officer (CEO) of Magazine Luiza S.A. since 2016. Mr. Rodrigues has been an effective member of the board of directors of Luizaseg Seguros S.A. since 2005.

Name of the Member of the Board of Directors	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
João Moreira Salles	Director (non-executive member).
Mr. Salles has been a member of the board of IUH since 2017. He has held several positions at the Itaú Unibanco Group, including officer at IUPAR — Itaú Unibanco Participações S.A. since 2018, and he was a member of the board of directors (2015 to 2018). He was a Member of the board of directors at XP Investimentos S.A. (2018 to 2019). Mr. Salles is currently an officer of Brasil Warrant Administração de Bens e Empresas S.A. (BWSA), where, since 2013, he has been overseeing the management of BW Gestão de Investimentos (BWGI) as a member of the investment, risk and operational committees of the firm, and has been responsible for the monitoring of other BWSA subsidiaries. He has been a partner and a member of the investment committee of Cambuhy Investimentos Ltda. since 2013 and was a member of the board of directors of investee Parnaíba Gás Natural (2014 to 2017). He has also been a member of the board of directors of Verallia, a glass packaging company listed on the Euronext Paris since 2019, as well as a member of the board of directors’ Finance Committee of Alpargatas. Before joining BWSA and Cambuhy, he had been an investment banker at J. P. Morgan Chase, New York, U.S.
Maria Helena dos Santos Fernandes de Santana	Director (independent member).
Ms. Santana has been a member of the board of directors of IUH since 2021. Ms. Santana was a member of the audit committee between 2014 and 2020. She has been a member of the board of directors and coordinator of the people, appointment and governance committee at Oi S.A. since 2018, a member of the board of directors and chairwoman of the audit committee at CI&T Inc., and a member of the board of directors at Fortbras S.A. She was a member of the board of directors (2018 to 2019) and the chairwoman of the audit committee at XP Inc. between 2019 and 2021, having previously served as the chairwoman of the audit committee at XP Investimentos S.A. (2018 to 2019). Ms. Santana served as a member of the board of directors at Bolsas y Mercados Españoles (BME) (2016 to 2020) and as a member of the board of trustees at the IFRS Foundation (2014 to 2019).
Pedro Luiz Bodin de Moraes	Director (independent member).
Mr. Moraes has been a member of the board of directors of IUH since 2003. He has been a partner at Cambuhy Investimentos Ltda. since 2011 and at Ventor Investimentos Ltda. since 2009.
Pedro Moreira Salles	Director (non-executive co-chairman).
Mr. Salles has been a co-chairman of the board of directors of IUH since 2017, and he was also the chairman of the board of directors (2009 to 2017). He has held several positions at the Itaú Unibanco Group. He serves as the chairman of the board of directors at Instituto Unibanco, board of directors at the Federação Brasileira de Bancos (FEBRABAN), board of directors at Companhia Brasileira de Metalurgia e Mineração (CBMM), and board of directors at Alpargatas S.A. He is also a member of the decision-making council, the INSPER’s board of associates, and the board of directors at Fundação Osesp.

Name of the Member of the Board of Directors	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Ricardo Villela Marino	Director (non-executive vice president).
Mr. Marino has been a vice president of the board of directors of IUH since 2020. He was also a member of the board of directors (2008 to 2020) and the chairman of the bank’s Latin America Strategic Council since 2018. He has held several positions at the Itaú Unibanco Group since 2002, including vice president (2010 to 2018). He has also been an alternate member of the board of directors of Itaúsa S.A. since 2011, a member of the strategy and new business committee since 2021, a member of the sustainability council since 2019, and he was an alternate member of the board of directors of Itautec S.A. (2009 to 2019) and an alternate member of the board of directors of Elekeiroz S.A. (2009 to 2018).
Roberto Egydio Setubal	Director (non-executive co-chairman).
Mr. Setubal has been a co-chairman of the board of directors of IUH since 2017.He was also the vice chairman of the board of directors (2003 to 2017) and CEO (1994 to 2017). He has served as vice chairman of the board of directors and as a member of the strategy and new business committee of Itaúsa since 2021 and was managing vice president (1994 to 2021). Since 1994, he has been a member of the board of the International Monetary Conference. He was president of the Advisory Board of the Federação Brasileira de Bancos (FEBRABAN) (2008 to 2017). In 2000, Mr. Setubal became a member of the Trilateral Commission and the International Board of the NYSE, and in 2002, he became a Member of the International Advisory Committee of the Federal Reserve Bank of New York. In 2010, he became a Member of the China Development Forum.
Name of the Officer	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Adriano Cabral Volpini	Officer.
Mr. Volpini has been corporate security officer and chief security officer (CSO) of IUH since 2012. He has held several positions at the Itaú Unibanco Group. He also holds management positions in several companies of the Itaú Unibanco Group.
Alexandre Grossmann Zancani	Officer.
Mr. Zancani has been a member of the executive committee of IUH since 2021, having held the position of executive officer of IUH (2019 to 2021). He was, among others, a digital business, data, new undertakings and innovation officer (2017 to 2019), and a Risk Officer — Individuals and Consumers (2015 to 2017) at Santander — Individuals and a member of the board of directors (2017 to 2018) at Banco PSA Finance Brasil S.A.
Alexsandro Broedel	Chief Financial Officer.
Mr. Broedel has been a member of the executive committee and CFO of IUH since 2021, having held the position of group executive finance director (2015 to 2020) and head of investor relations (2017 to 2020) of IUH. He joined the Itaú Unibanco Group in 2012 as the finance and control officer. Mr. Broedel has previously served as an officer at the Comissão de Valores Mobiliários (CVM). He is a Full Professor at FEA-USP and Trustee of the IFRS Foundation.

Name of the Officer	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Álvaro Felipe Rizzi Rodrigues	Officer.
Mr. Rodrigues has been an officer of IUH since 2014. He is currently responsible for the legal wholesale banking department (investment banking, treasury, wealth management services, banking products, allocated funds and on lending, international loans and foreign exchange), the tax department, the proprietary M&A legal matters department and the anti-trust, corporate and international legal matters departments. Mr. Rodrigues had been previously responsible for the legal retail banking department (responsible for legal issues related to products and services of the retail banking, insurance and pension plan business) and the institutional legal department (corporate and corporate governance, contracts, intellectual property and corporate paralegal matters).
Andre Balestrin Cestare	Officer.
Mr. Cestare has been an officer of IUH since 2017. He is currently responsible for the financial planning of the wholesale banking and technology and operations department. He has held several positions at the Itaú Unibanco Group, including financial planning officer — retail banking (2017 to 2019) and finance superintendent (2010 to 2017). Mr. Cestare was also a member of the board of directors at Financeira Itaú CBD and ConectCar from 2017 to 2019.
André Luís Teixeira Rodrigues	Officer.
Mr. Teixeira Rodrigues has been a member of the executive committee of IUH since 2021. He is currently responsible for the retail banking segment, which includes Itaú Branches, Uniclass, Personnalité, Companies departments, Government and Payroll segments, and is also responsible for the Insurance, Products and Strategic Planning — Individuals and Companies, CRM, Digital Channels and User Experience (UX) departments. He joined the Itaú Unibanco Group in 2000 and has been an officer since 2005. He was an executive officer from 2008 and 2020, having worked at Banco Itaú BBA from its creation in 2003 to 2018 and at the retail banking segment from 2019.
André Sapoznik	Officer.
Mr. Sapoznik has been a member of the executive committee of IUH since 2016, having held the position of vice president (2016 to 2021). He joined the Itaú Unibanco Group in 1998 and was elected officer in 2004.
Carlos Fernando Rossi Constantini	Officer.
Mr. Constantini has been a member of the executive committee of IUH since 2021. He is currently responsible for the wealth management and services division, which addresses client’s investment journeys, from offering and experience to fund distribution and management, having held the position of Executive Officer (2019 to 2021). In 2017, Mr. Constantini became the CEO at Itaú Unibanco in the United States and the head of international private banking in Miami (2017 to 2018). He has held several positions at the Itaú Unibanco Group, including Officer (2009 to 2017). He joined the Itaú Unibanco Group in 2007 as a deputy officer (2007 to 2009).

Name of the Officer	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Daniel Sposito Pastore	Officer.
Mr. Pastore has been an officer of IUH since 2020. He has held several positions at the Itaú Unibanco Group, including legal superintendent working at the labor, criminal, union relations, higher courts, labor advisory and WMS areas (2012 to 2020). He has been a member of the legal labor committee (since 2017) and a member of the union negotiation committee (since 2020) at the Federação Brasileira de Bancos (FEBRABAN).
Emerson Macedo Bortoloto	Officer.
Mr. Bortoloto has been an officer of IUH since 2011. He joined the Itaú Unibanco Group in 2003, taking over a number of positions in the Internal Audit department. He is currently the internal audit officer, responsible for managing the audit department, whose mission is to plan, carry out and report on audits in Itaú Unibanco Group retail processes and business, as well as in processes of the Information technology, information security and cybersecurity area. Mr. Bortoloto was responsible for evaluating processes related to market, credit and operational risks, in addition to project auditing and continuous auditing. Also, at the Itaú Unibanco Group, he was responsible for auditing in the information technology and retail credit analysis and granting processes. He has been a member of the audit committees of Itaú Unibanco’s controlled companies and affiliates, such as: Banco Itaú Paraguay, Banco Itaú Uruguay, CIP — Câmara Interbancária de Pagamentos and Tecban — Tecnologia Bancária.
Eric André Altafim	Officer.
Mr. Altafim has been an officer of IUH since 2017. He is currently responsible for the corporate client desks, foreign exchange products, funding, derivatives and digital assets. He has held several positions at Itaú Unibanco Group, including head of client desks and specialized sales, products and markets planning (2015 to 2017).
Flávio Augusto Aguiar de Souza	Officer.
Mr. Souza has been a member of the executive committee of IUH and CEO of Banco Itaú BBA since 2021, being responsible for the corporate and investment banking, commercial banking, distribution and research departments, as well as for the credit analysis, granting, recovery and restructuring activities of the wholesale banking division. He joined the Itaú Unibanco Group in 2009 and has held leading positions in several departments of the conglomerate, having served as executive commercial banking officer, global head of wealth management and services, global head of private banking, and CEO of Banco Itaú International in Miami, U.S. Mr. Souza was vice president of the Associação Brasileira das Entidades dos Mercados Financeiro e de Capitais (ANBIMA) (2015 to 2019), and chairman of the board of directors at the banks Itaú International (Miami, U.S.) and Itaú Suisse (Zurich, Switzerland) (2015 to 2018).
José Geraldo Franco Ortiz Junior	Officer. Mr. Ortiz has been an officer of IUH since 2021. He joined the Itaú Unibanco Group in 2003 as an intern, and has served in a number of positions, such as legal superintendent (2013 to 2020).

Name of the Officer	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
José Virgilio Vita Neto	Officer.
Mr. Vita Neto has been an officer of IUH since 2011, and is currently responsible for tax advisory, litigation and corporate legal departments, in addition to the Legal advisory of all business departments of the general retail banking office. He joined the Itaú Unibanco Group in 2000, being responsible for the wholesale banking legal consulting department, particularly structured operations, and real estate loans.
Lineu Carlos Ferraz de Andrade	Officer.
Mr. Andrade has been an officer of IUH since 2014. He is currently responsible for the consortium, vehicle, real estate, consigned, logistics, and credit card operations. He has held several positions in the Itaú Unibanco Group.
Luciana Nicola Scheneider	Officer.
Ms. Scheneider has been an officer of IUH since 2022. She has held several positions at the Itaú Unibanco Group, including superintendent of institutional relations, sustainability and new business (2018 to 2021) and superintendent of government and institutional relations (2009 to 2018).
Maira Blini de Carvalho	Officer.
Ms. Carvalho has been an officer of IUH since 2022. Currently she is responsible for retail banking advisory legal services, including secured business, insurance, payment means and new technologies, as well as contract legal, data, intellectual property, marketing, equity, third sector and public authorities. She has held various positions within the Itaú Unibanco Group, including superintendent of legal (2017 to 2022) and manager of legal (2014 to 2017).
Mário Newton Nazareth Miguel	Officer.
Mr. Miguel has been an officer of IUH since 2021. He is currently responsible for the receivables information system (SVR) and on the remittance to BACEN of information regarding amounts to be returned to natural and legal entities. He has held several positions in the Itaú Unibanco Group, including superintendent of digital products (2017 to 2020) and superintendent of digital business (2016 to 2017).
Marina Fagundes Bellini	Officer.
Ms. Bellini has been a member of the executive committee of IUH since 2023, leading the areas of operations and service, assets and asset purchasing. She served as global director of technology, digital and shared service center (2019 to 2022) and global CIO and director of digital transformation (2018) at BAT, a multinational company based in England and also served as CIO at Pepsico Latin America and CIO of the CMO of Pepsico Global, USA (2015 to 2018).
Matias Granata	Officer.
Mr. Granata has been a member of the executive committee of IUH responsible for the risks department (CRO) since 2021. He has held several positions at the Itaú Unibanco Group, including officer (2014 to 2021), responsible for AML, credit risk, modeling and market and liquidity risks.

Name of the Officer	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Milton Maluhy Filho	Chief Executive Officer.
Mr. Maluhy Filho has been the Chief Executive Officer of IUH since 2021, having also served as CFO and CRO. Mr. Maluhy Filho has held several positions at the Itaú Unibanco Group, including Vice President (2019 to 2020) and CEO of Itaú Corpbanca (Chile) (2016 to 2018), being responsible for the merger of two banks, Corpbanca and Banco Itaú Chile. He joined the Itaú Unibanco Group in 2002 and was elected Officer in 2007.
Paulo Sergio Miron	Officer.
Mr. Miron has been the officer responsible for internal audit (CAE — statutory audit committee) at IUH since 2015. He has been an officer at the Instituto Unibanco and the Fundação Itaú para Educação e Cultura, a member of the fiscal council at the Fundação Maria Cecilia Souto Vidigal, of the fiscal council at Instituto Lemann and of the FISCAL COUNCIL at the Fundação Nova Escola, and a coordinator of the audit committee at Zup Tecnologia. Mr. Miron has served as a financial specialist at the Audit Committee of Porto Seguro and XP. Mr. Miron also coordinated the PricewaterhouseCoopers (PwC) — Brazil department of training at financial institutions for over ten years and worked as a college professor teaching financial market-related courses. He is a speaker at many seminars on governance, auditing and financial market issues.
Pedro Paulo Giubbina Lorenzini	Officer.
Mr. Lorenzini has been a member of the executive committee of IUH since 2021. He is currently responsible for the treasury, client and product desks and macroeconomics departments and for the bank’s operations in South America (Argentina, Paraguay, Uruguay and Itaú Corpbanca), having held the position of Executive Officer (2021).He is a member of the board of directors and a member of the risk and financial committee at B3 S.A. — Brasil, Bolsa, Balcão (2021/2023 two-year period). He has also served as vice president of the Associação Brasileira das Entidades dos Mercados Financeiro e de Capitais (ANBIMA) (2010 to 2021).
Renato Barbosa do Nascimento	Officer.
Mr. Nascimento has been an officer of IUH since 2017, responsible for the internal audit function of the investment banking, WMS, financial crimes, M&A, treasury, risks, accounting, fiscal, finance departments and foreign units. He held several positions within PricewaterhouseCoopers Auditores Independentes (PwC) (São Paulo, Brazil), including audit partner from 2009 to 2017. He took part in a three-year professional exchange program at PwC in Mexico City, Mexico, as audit officer leading external audits in subsidiaries of international entities of the financial industry in Mexico (2014 to 2017).
Renato da Silva Carvalho	Officer.
Mr. Carvalho has been an officer of IUH since 2020. He is currently responsible for the wholesale banking’s financial planning department. Mr. Carvalho has held several positions at the Itaú Unibanco Group, including finance superintendent, wholesale banking (2017 to 2020) and market and liquidity risk superintendent/manager (2010 to 2017).

Name of the Officer	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Renato Lulia Jacob	Officer.
Mr. Jacob has been a member of the disclosure and trading committee of IUH since 2019, having served as its chairman since 2020. Mr. Jacob has been at the Itaú Unibanco Group for 19 years, having held several positions, including CEO and member of the board of directors at Itau BBA International plc, in the United Kingdom, and member of the boards of directors at Itau International, in the U.S., and Itau Suisse, in Switzerland (2016 to 2020). He has been an independent member of the Boards of the Royal Institution of Great Britain, Fight For Peace International, and the Brazilian Chamber of Commerce in the United Kingdom.
Ricardo Ribeiro Mandacaru Guerra	Officer.
Mr. Guerra has been a member of the executive committee of IUH since 2021, responsible for the technology department in the position of CIO since 2015. He has held several positions at the Itaú Unibanco Group, including executive officer (2014 to 2021). He joined the Itaú Unibanco Group in 1993 as a system analyst.
Rubens Folgli Neto	Officer.
Mr. Neto has been an officer of IUH since 2015. He has held various positions in the Itaú Unibanco Group, having been director of digital business cards and network (2017 to 2019), director of product cards (2015 to 2017) and superintendent of digital business (2012 to 2017). He also holds a position as member of the board of directors in several companies and companies of the Itaú Unibanco Group.
Sergio Guillinet Fajerman	Officer.
Mr. Fajerman has been a member of the executive committee of IUH since 2021. He is currently responsible for the Personnel department. He has held several positions at the Itaú Unibanco Group, including executive officer (2017 to 2021) and corporate personnel management officer and personnel officer at the general wholesale banking office (2010 to 2017). He is a representative of the Itaú Unibanco Group in the human resources committee (CHR) of FEBRABAN.
Tatiana Grecco	Officer.
Ms. Grecco has been an officer of IUH since April 28, 2017. Since 2017, Ms. Grecco has been responsible for the market and liquidity risk control of Itaú Unibanco, Itaú Asset Management and Itaú Corretora de Valores.
Teresa Cristina Athayde Marcondes Fontes	Officer.
Ms. Fontes has been an officer of IUH since 2020, and she is responsible for the civil litigation office. She has previously worked until 2017 at the legal advisory to institutional and business departments and, from 2017 to 2020, she was responsible for the conglomerate’s compliance, retail banking and labor segments, including as a liaison with a number of regulatory bodies.
3. Itaú Unibanco Participações S.A. (“IUPAR”).   The name, current principal occupation or employment, and material occupations, positions, offices or employment for the past five years of each director and executive officer of IUPAR are set forth below. The business address of each director and officer is care of Itaú Unibanco Participações S.A., Avenida Paulista, 1938, 5th floor, CEP 01310-200, Bela Vista, São Paulo, Brazil. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to employment with IUPAR. None of the directors and officers of IUPAR listed below has, during the past five years, (i) been convicted in a criminal proceeding or (ii) been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws. Unless otherwise indicated, all directors and officers listed are citizens of the Federative Republic of Brazil.
Name of the Member of the Board of Directors	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Ricardo Egydio Setubal	Director. The material positions held by Mr. Setubal are described below under “— 4. Itaúsa SA”
Alfredo Egydio Setubal	Alternate Director. The material positions held by Mr. Setubal are described above under “— 2. Itaú Unibanco Holding S.A.”
Alfredo Egydio Arruda Villela Filho	Director. The material positions held by Mr. Filho are described below under “— 4. Itaúsa SA”
Ana Lúcia de Mattos Barretto Villela	Alternate Director. The material positions held by Ms. Villela are described above under “— 2. Itaú Unibanco Holding S.A.”
Fernando Roberto Moreira Salles	Director.
Mr. Salles is the Chairman of the Board of Directors of Brazil Warrant Administração de Bens e Empresas S.A. and a board member of Companhia E. Johnston de Participações and of IUPAR — Itau Participações, co-controllers of Itaú Unibanco. He has previously worked as director and officer at several companies, including Companhia Brasileira de Metalurgia e Mineração, Unibanco — União de Bancos Brasileiros S.A., Itau Unibanco Holding S.A. and Editora Schwarcz S.A.
Demosthenes Madureira de Pinho Neto	Alternate Director.
Dr. Neto is the CEO of Brasil Warrant Administração de Bens e Empresas S.A, a board member of Comp. Brasileira de Metalurgia e Mineração, President of the Self-Regulation Board of Associação Brasileira das Entidades dos Mercados Financeiro e de Capitais — ANBIMA, and of the External Avaliation Comission of Insper. He has previously served in the public sector as General-Coordinator of Monetary and Financial Policy at the Ministry of Finance (1993), and Director of the Central Bank of Brazil (1997-1999). He has previously worked in the private sector as Executive Director at Unibanco (1991-97), CEO of Dresdner Asset Management (1999-2002); Executive Vice-President of Unibanco (responsible for Wholesale and Private banking), and CEO of Unibanco Asset Management (2004-2008). After the merger, Dr. Neto became CEO of Itau-Unibanco Asset Management (2008-2011). He was also Professor of Economics at Vargas Foundation SP (1991-1997), Catholic University RJ (1999) and Insper SP (2000-2004).

Name of the Member of the Board of Directors	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Pedro Moreira Salles	Director. The material positions held by Mr. Salles are described above under “— 2. Itaú Unibanco Holding S.A.”
João Moreira Salles	Alternate Director. The material positions held by Mr. Salles are described above under “— 2. Itaú Unibanco Holding S.A.”
Name of the Officer	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Marcia Maria Freitas de Aguiar	Officer.
Ms. Aguiar has been an Officer of Brasil Warrant Administração de Bens e Empresas S.A. since July 2013, responsible for the oversight of the legal matters of the company and its subsidiaries. She has previously worked for 22 years at Itaú Unibanco and for 5 years at the Brazilian subsidiary of HSBC, holding positions from lawyer to General Counsel. She was the Legal Director of the Brazilian Banking Association from 2011 to 2013.
Name of the Member of the Board of Directors	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
João Moreira Salles	Officer. The material positions held by Mr. Salles are described above under “— 2. Itaú Unibanco Holding S.A.”
Roberto Egydio Setubal	Officer. The material positions held by Mr. Setubal are described above under “— 2. Itaú Unibanco Holding S.A.”
Ricardo Villela Marino	Officer. The material positions held by Mr. Marino are described above under “— 2. Itaú Unibanco Holding S.A.”
4. Itaúsa SA (“Itaúsa”).   The name, current principal occupation or employment, and material occupations, positions, offices or employment for the past five years of each director and executive officer of Itaúsa are set forth below. The business address of each director and officer is care of Itaúsa SA, Avenida Paulista, 1938, 5th floor, CEP 01310-200, Bela Vista, São Paulo, Brazil. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to employment with Itaúsa. None of the directors and officers of Itaúsa listed below has, during the past five years, (i) been convicted in a criminal proceeding or (ii) been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws. Unless otherwise indicated, all directors and officers listed are citizens of the Federative Republic of Brazil.

Name of the Member of the Board of Directors	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Henri Penchas	Chairman.
At Itaúsa, Mr. Penchas has been Chairman of the Board of Directors (non-executive member) since April 2017 and Member of the Board of Directors since May 2015, Permanent Member of the Strategy and New Business, Governance and Personnel, and Sustainability and Risks committees since May 2021 and Member of the Audit Committee since August 2022. He was a Coordinator of the Finance Council and Member of the Investment, Personnel and Ethics, and Audit and Risks councils from April 2017 to May 2021, Member of the Capital Markets Council from April to May 2021, Member of the Corporate Governance Council from July 2020 to May 2021. He has been a Member of the Board of Directors of Nova Transportadora do Sudeste S.A — NTS since April 2017 and Chairman of the Audit Committee of Copa Energia Distribuidora de Gás S.A. since February 2021. He worked as Coordinator of the Finance Committee of Alpargatas S.A. from October 2017 to February 2023. He has been a member of the Decision-Making Council of Hospital Infantil Sabará since February 2003, Member of the Fiscal Council of the Alana Institute since April 2002, Member of the Advisory Board of HIG Brasil Ass. De Invest. Ltda. since April 2015 and Member of the Board of Directors of Fundação José Luiz Setubal from October 2005 to February 2023.
Ana Lúcia de Mattos Barretto Villela	Vice Chairwoman The material positions held by Ms. Villela are described above under “— 2. Itaú Unibanco Holding S.A.”
Roberto Egydio Setubal	Vice Chairman. The material positions held by Mr. Setubal are described above under “— 2. Itaú Unibanco Holding S.A.”
Alfredo Egydio Setubal	Director (effective member).
At Itaúsa, Mr. Setubal has been CEO and Investor Relations Officer S.A. since 2015 and Member of the Board of Directors since 2008 (executive member). He has been Chairman of the Board of Directors of Dexco S.A. since 2021 and a Member since April 2015 and Member of the Board of Directors of Itaú Unibanco since 2007, Alpargatas since 2017 and Copa Energia since 2020. He has been a Member of the Superior Committee for Guidance, Nomination and Ethics of the Brazilian Institute of Investor Relations (IBRI) since 2010. He is the Chairman of the Board of Trustees of Fundação Itaú para Educação e Cultura (Itaú Foundation for Education and Culture) — FIEC. He has been the Chairman of the Decision-Making Council of the São Paulo Art Museum (MASP) since 2015, Member of the Board of Directors of Fundação Bienal de São Paulo since 2009 and Member of the Board of Directors of the São Paulo Museum of Modern Art (MAM) and of the Contemporary Art Institute (IAC).
Rodolfo Villela Marino	Director (effective member).
At Itaúsa S.A., Mr. Marino has been a Member of the Board of Directors (executive member) since May 2011. He has also been Executive Director Vice President since May 2022 and was Director Vice President from May 2015 to April 2022. At Dexco S.A., he has

Name of the Member of the Board of Directors	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
been a Member of the Board of Directors since August 2009, Member of the Personnel, Governance and Nomination Committee since May 2020, Chairman of the Sustainability Committee since May 2019 and a Member since November 2009. He was a Member of the Audit and Risk Management Committee from November 2009 to March 2022 and has been a Member of the Finance Committee since December 2021. At Alpargatas S.A., he has been a Member of the Board of Directors since September 2017, Member of the Strategy and Personnel committees since October 2017 and Member of the Statutory Audit Committee since April 2018. Alternate Member of the Board of Directors of Copa Energia Distribuidora de Gás S.A. since May 2021, having worked as Effective Member from December 2020 to April 2021; Member of the Board of Directors of Aegea Saneamento e Participações S.A. since July 2021; Managing Director of Rudric Ith Participações Ltda. since April 2005. He has also been a Member of the Board of Trustees of Fundação Itaú para Educação e Cultura (Itaú Foundation for Education and Culture) since May 2019; Member of the Board of Directors of Unibanco Institute since April 2014; Member of the Advisory and Fiscal Council of the PDR Institute since February 2014; Chairman of the Advisory Board of Associação Pró-Dança (Pro Dance Association) since September 2019; Member of the Advisory Board of Sociedade de Cultura Artística (Artistic Culture Company) since June 2020; Member of the Sustainability Committee of the Brazilian Institute of Corporate Governance (IBGC) since August 2019; Member of the Board of Directors of the Institute for Studies of Industrial Development (IEDI) since August 2015; Member of the Governance Board of Todos pela Educação (All for Education) since April 2019; Member of the Fiscal Council of the Yandeh Institute since August 2017; Member of the Advisory Board of the Brazilian Tree Institute (IBÁ) since December 2017; Member of the Young Presidents Organization — YPO/WPO since December 2011; CEO of Associação Comunitária Despertar (Awake Community Association) since April 2020; Member of the Board of Directors of Todavia Livros since March 2018; Member of the Board of Directors of Tempo Livre PTE Ltd (“Cariuma”) since December 2017; Member of the Board and of the Impact Committee of Instituto Alicerce Educação (Education Foundation Institute) since 2021; and Member of the Board of Directors of Livraria Dois Pontos Comércio Eletrônico S.A. since March 2021.
Edson Carlos De Marchi	Director (independent effective member).
At Itaúsa, Mr. De Marchi has been a Member of the Board of Directors (non-executive member) since May 2021, having served as an Alternate Member of the Board of Directors from May 2019 to May 2021, Coordinator of the Related Parties Committee since August 2021 and of the Audit Committee since August 2002 and a Member of the Governance and Personnel, and Sustainability and Risks committees since May 2021. At Fundação Antonio e Helena Zerrenner Instituição Nacional de Beneficência, he has been a Member of the Board of Directors since May 2018, Executive Officer since July 2012, Coordinator of the Ethics Committee since May 2020 and Member since December 2016, Coordinator of the Governance in

Name of the Member of the Board of Directors	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Data Protection Committee since November 2020, and Coordinator of the Finance and Investments Committee since February 2019. At AMBEV S.A. he was Health and Benefits Vice President from July 2019 to March 2020, and Benefits Officer from January 2015 to June 2019.
Patrícia de Moraes	Director (independent effective member).
At Itaúsa S.A., Ms. de Moraes has been a Member of the Board of Directors (independent member), Coordinator of the Governance and Personnel Committee and Member of the Strategy and New Business Committee since May 2021, and a Member of the Related Parties Committee since August 2021 and of the Audit Committee since August 2022. She is a Founding Partner, Supervisor and Member of the Investment Committee of Unbox Capital, an investment company that supports the growth of companies by establishing partnerships with entrepreneurs and asset managers. She is the Officer of the Mulheres do Brasil (Women of Brazil) Group. She serves on the Council of the Program for Finance Studies of the Columbia Business School and on the Columbia University Council in Brazil.
Raul Calfat	Director (independent effective member).
Mr. Calfat has been Chairman of the Board of Directors of Aché Laboratórios Farmacêuticos since September 2018. In May 2015, he became an Independent Member of the Board of Directors of Duratex S.A. (current Dexco S.A.), and his term of office ended in April 2023. He has been an Independent Member of the Board of Directors of Embraer since April 2017 and he is currently its Vice Chairman. He has been an Independent Member of the Advisory Board of China Three Gorges Brasil since January 2021. He has been an Independent Member of the Board of Directors of Fleury S.A. since May 2021 and his term of office ended in April 2023. He is also a Senior Advisor at the following companies: RGE Pte Ltd in Singapore and Bracell SP Celulose Ltda. since March 2020 and Macquarie Serviços Agrícolas Participações Ltda. since January 2020. He was a Member of the Board of Hospital Sírio Libanês from 2015 to 2020. From January 2014 to April 2019, he was the Chairman of the Board of Directors of Votorantim S.A. and from December 2009 to December 2018, he was a Member of the Board of Directors of Fibria Celulose S.A.
Vicente Furlett Assis	Director (independent effective member).
At Itaúsa S.A., Mr. Assis has been a Member of the Board of Directors (independent member) since May 2021, Coordinator of the Strategy and New Business Committee since May 2021, Member of the Governance and Personnel Committee since May 2021 and Member of the Related Parties Committee since August 2021. Member of the Board of Directors of Copa Energia Distribuidora de Gás S.A. since May 2021. Member and Vice Chairman of the Board of Directors and Member of the Personnel and ESG committees of CCR S.A. since September 2022 and Member of the Board of Directors of Randon S.A. Implementos e Participações since April 2002. He was an Effective Member of the Board of Directors of Liquigás Distribuidora S.A. from May 2021 to December 2022. At

Name of the Member of the Board of Directors	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
McKinsey & Company Inc., he has been an Emeritus Senior Partner since February 2022 and was Senior Partner from 2008 to 2022 and a Leader responsible for the Practice of B2B Companies for Latin America from 2018 to 2021. He was also a Member of the Global Committee of Election of Partners from amongst External Candidates from 2017 to 2022, Member of the Global Committee of Risks Associated with Customer Service from 2016 to 2022, having worked as the partner responsible for the Brazilian Office from 2011 to 2018. Member of the Higher Board of Fundação José Luiz Egydio Setubal since February 2023; Member of the Advisory Board of Generation Brasil since 2020; Member of the Board of the São Paulo Art Museum (MASP) since 2015; Member of the Advisory Board of Brazil’s Wharton Alumni Club since 2016; Member of the Board of the Brazil-Portugal Chamber of Commerce between 2015 and 2022.
Name of the Officer	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Alfredo Egydio Setubal	CEO and Investor Relations Officer. The material positions held by Mr. Setubal are described above under “— 2. Itaú Unibanco Holding S.A.”
Alfredo Egydio Arruda Villela Filho	Executive Vice President.
At Itaúsa S.A., Mr. Filho has been Executive Director Vice President since May 2022, having been Director Vice President from February 2018 to April 2022. He was a Member of the Board of Directors from August 1995 to April 2017, having been Chairman from May 2015 to April 2017. He has been a Member of the Board of Directors of Dexco S.A. since 1996 and Vice Chairman of the Board of Directors since August 2008. He has been a Member of the IT and Digital Innovation Committee since May 2017 and a Member of the Personnel, Corporate Governance and Nomination Committee since November 2009. He has been an Officer at the Alana Institute since February 1998, at Alpe Intermediações de Negócios S.A. since August 2017 and at Yandeh S/A since December 2016.
Ricardo Egydio Setubal	Executive Vice President.
At Itaúsa S.A., Mr. Setubal has been an Alternate Member of the Board of Directors (executive member) since April 2009, Executive Director Vice President since May 2022 and was Director Vice President from May 2021 to April 2022. He has also been a Member of the Governance and Personnel Committee since May 2021 and of the Audit Committee since August 2022, Acting Co-Coordinator of the Sustainability and Risks Committee since August 2022 and Member since May 2021, Member of the Audit and Risks Council since April 2017, Member of the Capital Markets Council since May 2009 and of the Finance, Investments, and Personnel and Ethics councils since April 2017, Member of the Audit and Risks Council since April 2017 and of the Corporate Governance Council since July 2020, and Member of the Sustainability Council since June 2019. At Dexco S.A., he has been a Member of the Board of Directors since April 2008. He has also been a Member of the Sustainability Committee since April 2018, Member of the Disclosure and Trading Committee since May 2020, and he was a Member of the Personnel,

Name of the Officer	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Governance and Nomination Committee from November 2009 to May 2020 and a Member of the Audit and Risk Management Committee from November 2009 to March 2022. At Itautec S.A. — Itautec Group, he was Chairman of the Board of Directors from February 2010 to August 2019. He was also a Member of the Disclosure Committee from September 2010 to August 2019. At the Brazilian Institute of Corporate Governance (IBGC), he was a Member of the Board of Directors from March 2014 to March 2019, Vice Chairman from March 2016 to March 2018 and Chairman from March 2018 to March 2019.
Rodolfo Villela Marino	Executive Vice President. The material positions held by Mr. Setubal are described above under “— 4. Itaúsa SA.”
Frederico de Souza Queiroz Pascowitch	New Business Officer.
Mr. Pascowitch has a bachelor’s degree in Business Administration from Insper. He is Itaúsa’s New Business Managing Officer and a member of its Investments, Corporate Governance and Sustainability and Risk Committees.
Maria Fernanda Ribas Caramuru	Legal, Compliance and Corporate Risks Officer.
Ms. Caramuru has a bachelor’s degree in Law from the Pontifical Catholic University of São Paulo (PUC/SP), with a graduate specialization in Business Law from PUC/SP. She is also an LL.M. (Master of Laws) from Columbia University School of Law in New York (USA) and holds an MBA from Columbia University Business School in New York (USA). She is Itaúsa’s Legal, Compliance and Corporate Risks Managing Officer, and a member of the disclosure and Trading Committee and the Corporate Governance and Sustainability and Risk Committees. Ms. Caramuru has been an officer at Itautec since 2016.
Priscila Grecco Toledo	Management and Finance Officer.
Ms. Toledo has a bachelor’s degree in Accounting from PUC-SP, an MBA in Financial and Risk Management from FIPECAFI/USP, and a postgraduate degree in Business Economics from FGV (Brazil). She also has graduate specialization degrees for executives from Harvard Business School (Program for Leadership development) and the Executive Certificate in Management and Leadership from MIT Sloan School of Management (USA). Ms. Toledo is Management and Finance Managing Officer, and a member of the disclosure and Trading Committee and the Finance, Investment, Corporate Governance and Sustainability and Risk Committees of Itaúsa. She has been an Officer at Itautec since April 2017, where she was the Investor Relations Officer from April 2017 to August 2019, and a member of the disclosure and Trading Committee from April 2017 to August 2019.
5. Companhia E. Johnston de Participações S.A. (“E. Johnston”).   The name, current principal occupation or employment, and material occupations, positions, offices or employment for the past five years of each director and executive officer of E. Johnston are set forth below. The business address of each director and officer is care of Companhia E. Johnston de Participações S.A. Av. Brigadeiro Faria Lima, 4440, 16th floor, São Paulo, SP, Brazil. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to employment with E. Johnston. None of the directors and officers of E. Johnston listed below has, during the past five years, (i) been convicted in a criminal proceeding or (ii) been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws. Unless otherwise indicated, all directors and officers listed are citizens of the Federative Republic of Brazil.
Name of the Member of the Board of Directors	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Fernando Roberto Moreira Salles	Director. The material positions held by Mr. Salles are described above under “— 4. Itaú Unibanco Participações S.A.”
Pedro Moreira Salles	Director. The material positions held by Mr. Salles are described above under “— 2. Itaú Unibanco Holding S.A.”
Name of the Officer	Present Principal Occupation or Employment; Material Positions Held During the Past Five Years
Demosthenes Madureira de Pinho Neto	Officer. The material positions held by Dr. Neto are described above under “—4. Itaú Unibanco Participações S.A.”
Marcia Maria Freitas de Aguiar	Officer. The material positions held by Ms. Aguiar are described above under “— 4. Itaú Unibanco Participações S.A.”
Pedro Moreira Salles	Officer. The material positions held by Mr. Salles are described above under “— 2. Itaú Unibanco Holding S.A.”
João Moreira Salles	Officer. The material positions held by Mr. Salles are described above under “— 2. Itaú Unibanco Holding S.A.”

Copies of the Common Share Acceptance Form, the ADS Letter of Transmittal, and the ADS Notice of Guaranteed Delivery, properly completed and duly signed with original signatures will be accepted. Completed Common Share Acceptance Forms, ADS Letters of Transmittal, ADRs for the ADSs and any other required documents should be sent by each holder of the ADSs or his or her broker, dealer, commercial bank, trust company or other nominee to the U.S. Tender Agent at the addresses set forth below.
The U.S. Tender Agent for the Shares in the U.S. Offer is:
The Bank of New York Mellon
By Mail:	By Overnight Courier:
The Bank of New York Mellon Attn: Voluntary Corporate Actions, COY: ICBB P.O. Box 43011 Providence, RI 02940-3011	The Bank of New York Mellon Attn: Voluntary Corporate Actions, COY: ICBB 150 Royall Street, Suite V Canton, MA 02021
You may contact the Dealer Manager with questions regarding the terms of the U.S. Offer or the Information Agent with questions regarding how to tender or to request additional copies of this U.S. Offer to Purchase, the accompanying Common Share Acceptance Form, the ADS Letter of Transmittal, the ADS Notice of Guaranteed Delivery or other related materials, in each case at their respective addresses and telephone numbers set forth on the back cover of this U.S. Offer to Purchase. You may also contact your broker, dealer, commercial bank, trust company or other securities intermediary, or obtain copies of these materials for free on the website maintained by the SEC at http://www.sec.gov.
The Dealer Manager for the U.S. Offer is:
ITAU BBA USA SECURITIES, INC.
540 Madison Avenue, 23rd Floor
New York, New York 10022
United States
Attention: Adam Cherry
Phone Number: +1 (646) 421-3063
Attention: George Costa e Silva
Phone Number: +55 (11) 99542-2196
The Information Agent for the U.S. Offer is:
MORROW SODALI INTERNATIONAL LLC
509 Madison Avenue New York, NY 10022
Shareholders and All Others
Call: (800) 662-5200 (Toll-Free in North America)
+1 (203) 658-9400 (outside North America)
Email: itau.itcb@morrowsodali.com